Exhibit 10.36

NOTE PURCHASE AGREEMENT

dated as of July 21, 2006

by and between

EMAGIN CORPORATION

and

STILLWATER LLC

6% SENIOR SECURED CONVERTIBLE NOTES DUE 2007-2008

AND

COMMON STOCK PURCHASE WARRANTS

EMAGIN CORPORATION

NOTE PURCHASE AGREEMENT

6% SENIOR SECURED CONVERTIBLE NOTES DUE 2007-2008

AND

COMMON STOCK PURCHASE WARRANTS

	(e)	Non-contravention.	22
	(f)	Approvals, Filings, Etc.	22
	(g)	Information Provided.	23
	(h)	Investment Company.	23
	(i)	Absence of Brokers, Finders, Etc.	23
	(j)	No Solicitation.	24
	(k)	No Integrated Offering	24
	(l)	Dilutive Effect.	24
	(m)	Absence of Certain Changes.	24
	(n)	No Undisclosed Events, Liabilities, Developments or Circumstances.	25
	(o)	Conduct of Business; Regulatory Permits.	25
	(p)	Indebtedness and Other Contracts.	26
	(q)	Absence of Litigation.	26
	(r)	Insurance.	26
	(s)	Employee Relations	26
	(t)	Title.	27
	(u)	Intellectual Property.	27
	(v)	Environmental Law	28
	(w)	Subsidiary Rights.	28
	(x)	Tax Status.	28
	(y)	Internal Accounting Controls; Financial Statements.	29
	(z)	Sarbanes-Oxley Act.	29
	(aa)	S-3 Eligibility.	29
	(bb)	Concerning the Collateral.	29
	(cc)	Disclosures.	30
	(dd)	Absence of Rights Agreement.	30
5.	CERTAIN COVENANTS.		30
	(a)	Transfer Restrictions.	30
	(b)	Restrictive Legends.	31
	(c)	Reporting Status.	33
	(d)	Form D.	33
	(e)	State Securities Laws	33
	(f)	Limitation on Certain Actions.	34
	(g)	Use of Proceeds.	34
	(h)	Best Efforts.	34
	(i)	Debt Obligation.	35
	(j)	Right of the Buyer to Participate in Future Transactions.	35
	(k)	Press Releases.	37
	(l)	Form 8-K; Limitation on Information and Buyer Obligations.	38
	(m)	Limitation on Certain Transactions.	38
	(n)	Debt Obligation.	39
	(o)	Security Agreement; Financing Statements, Etc.	39
	(p)	Short Sales and Confidentiality After The Date Hereof.	39

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.		40
7.	CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE		41
8.	REGISTRATION RIGHTS.		42
	(a)	Mandatory Registration.	42
	(b)	Obligations of the Company.	44
	(c)	Obligations of the Buyer and other Investors.	49
	(d)	Rule 144.	50
9.	INDEMNIFICATION AND CONTRIBUTION.		50
	(a)	Indemnification.	50
	(b)	Contribution.	52
	(c)	Other Rights.	53
10.	MISCELLANEOUS.		53
	(a)	Governing Law.	53
	(b)	Headings.	53
	(c)	Severability.	53
	(d)	Notices	53
	(e)	Counterparts.	53
	(f)	Entire Agreement; Benefit.	54
	(g)	Waiver.	54
	(h)	Amendment.	54
	(i)	Further Assurances.	55
	(j)	Assignment of Certain Rights and Obligations.	55
	(k)	Expenses.	56
	(l)	Termination.	56
	(m)	Survival.	57
	(n)	Construction; Buyer Status.	57

Annex I	Form of 6% Senior Secured Convertible Note due 2007-2008
Annex II	Form of Common Stock Purchase Warrant to be issued on the Closing Date (Closing Date Warrant)
Annex III	Form of Patent and Trademark Security Agreement
Annex IV	Form of Pledge and Security Agreement
Annex V	Form of Lockbox Agreement
Annex VI	Form of Press Release
Annex VII	Form of Legal Opinion of Company Counsel
Annex VIII	Form of Legal Opinion of Intellectual Property Counsel
Annex IX	Form of Lock Up Agreement
Annex X	Form of Company Put Notice
Annex XI	Form of Common Stock Purchase Warrant to be issued on the closing date of the Other Note Purchase Agreement (July 2006 Warrant)

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT, dated as of July 21, 2006 (this “Agreement”), by and between eMagin Corporation, a Delaware corporation (the “Company”), with headquarters located at 10500 N.E. 8th Street, Suite 1400, Bellevue, Washington 98004, and Stillwater LLC (the “Buyer”)

W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions of this Agreement, the Buyer wishes to agree to purchase from the Company and the Company wishes to agree to sell to the Buyer, which except as set forth herein shall be on the same terms and conditions as the securities sold pursuant to the Other Note Purchase Agreements (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section 1), the Note of the Company to be issued by the Company in the principal amount set forth on the signature page of this Agreement, which Note will be convertible into shares of Common Stock, and in connection with the sale and issuance of the Note the Company shall issue to the Buyer (i) a warrant to purchase shares of Common Stock on the closing date of the Other Note Purchase Agreement (Annex XI) and (ii) a warrant to purchase shares of Common Stock on the Closing Date (Annex II).

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. DEFINITIONS

(a) As used in this Agreement, the terms “Agreement”, “Buyer” and “Company” shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

(b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“AMEX” means the American Stock Exchange, Inc.

“Blackout Period” means the period of up to twenty Trading Days (whether or not consecutive) during any period of 365 consecutive days after the date the Company notifies the Investors that they are required, pursuant to Section 8(c)(4), to suspend offers and sales of Registrable Securities as a result of an event or circumstance described in Section 8(b)(5)(A), during which period, by reason of Section 8(b)(5)(B), the Company is not required to amend a particular Registration Statement or supplement the related Prospectus.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

“Claims” means any losses, claims, damages, liabilities or expenses, including, without limitation, reasonable fees and expenses of legal counsel (joint or several), incurred by a Person.

“Closing Date” means the date ten (10) Business Days after the Company Put Notice or such other mutually agreed to time by the Company and the Buyer.

“Collateral” shall have the meaning to be provided or provided in each Security Agreement.

“Collateral Agent” shall have the meaning to be provided or provided in each Security Agreement.

“Common Stock” means the Common Stock, par value $.001 per share, of the Company.

“Common Stock Equivalent” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Company Put Notice” means the written notice required to be provided by the Company to the Buyer, in the form attached as Annex X, in accordance with the provisions of Section 2(a) of this Agreement to effectuate the purchase and sale of the Note and December Closing Date Warrant.

“Company Put Notice Date” means December 14, 2006.

“Conversion Price” shall have the meaning to be provided or provided in the Note.

“Conversion Shares” means the shares of Common Stock or other securities issuable upon conversion of the Note.

“December Closing Date Warrant” means the Common Stock Purchase Warrant in the form attached hereto as Annex II.

“Encumbrance” means any mortgage, deed of trust, claim, security interest, lien, pledge, lease, sublease, charge, escrow, option, proxy, right of occupancy, right of first refusal, preemptive right, covenant, conditional limitation, hypothecation, prior assignment, easement, title retention agreement, indenture, security agreement or any other encumbrance of any kind.

“Environmental Law” means any federal, state, local or foreign law relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and published interpretations thereof.

“Exempt Issuance” shall have the meaning set forth in Section 5(m) of this Agreement.

“Event of Default” shall have the meaning to be provided or provided in the Note.

“Generally Accepted Accounting Principles” means, for any Person, the United States generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

“Hazardous Material” means any chemical, pollutant, contaminant, or toxic or hazardous substance or waste.

“Indebtedness” shall have the meaning to be provided or provided in the Note.

“Indemnified Party” means the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any Person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act.

“Indemnified Person” means the Buyer and any Investor and their respective investment advisers and investment managers, the directors, officers, employees and agents of the Buyer, any such Investor and any such investment adviser or investment manager, each Person, if any, who controls the Buyer, any such Investor or any such investment adviser or investment manager within the meaning of the 1933 Act or the 1934 Act, any underwriter (as defined in the 1933 Act) acting on behalf of an Investor who participates in the offering of Registrable Securities of such Investor in accordance with the plan of distribution contained in the Prospectus, the directors, if any, of such underwriter and the officers, if any, of such underwriter, and each Person, if any, who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act.

“Inspector” means any attorney, accountant or other agent retained by an Investor for the purposes provided in Section 8(b)(9).

“Insolvent” means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur debts beyond its ability to pay as such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt) or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged for the current fiscal year as such business is now conducted and is proposed to be conducted.

“Intellectual Property” means all franchises, patents, trademarks, service marks, trade names (whether registered or unregistered), copyrights, corporate names, licenses, trade secrets, proprietary software or hardware, proprietary technology, technical information, discoveries, designs and other proprietary rights, whether or not patentable, and confidential information (including, without limitation, know-how, processes and technology) used in the conduct of the business of the Company or any Subsidiary.

“Investor” means the Buyer and any transferee or assignee who agrees to become bound by the provisions of Sections 5(a), 5(b), 8, 9, and 10 of this Agreement.

“July 2006 Warrant” means the Common Stock Purchase Warrant in the form attached hereto as Annex XI.

“Lockbox Agent” means the Person from time to time serving as Lockbox Agent under the Lockbox Agreement.

“Lockbox Agreement” means the Lockbox Agreement by and between the Company and the Lockbox Agent in the form attached as Annex V.

“Liens” shall have the meaning to be provided or provided in the Note.

“Margin Stock” shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221).

“Material Adverse Effect” means (i) a material adverse effect on (A) the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole; (B) the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents; (C) the existence, validity or priority of the Lien on and Security Interest in the Collateral granted pursuant to any Security Agreement; or (D) the rights and remedies of the Buyer under or in connection with the Transaction Documents or (ii) any event or circumstance that would cause any Registration Statement or Prospectus to contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not misleading except if such untrue statement of a material fact in such Registration Statement or Prospectus or omission to state a material fact required to be stated in such Registration Statement or Prospectus in order to make the statements therein not misleading, results from a misstatement or omission made by the Buyer in written information it furnished to the Company specifically for inclusion in such Registration Statement or such Prospectus or in any amendment or supplement thereto, unless the Company shall have failed timely to amend or supplement such Registration Statement or Prospectus after the Buyer shall have corrected such misstatement or omission.

“Nasdaq” means the Nasdaq Global Market.

“Nasdaq Capital Market” means the Nasdaq Capital Market.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“Note” means the 6% Senior Secured Convertible Note due 2007-2008 of the Company in the form attached as Annex I.

“Other Note Purchase Agreements” means the several Note Purchase Agreements, dated as of even date herewith, by and between the Company and the buyers of the Other Notes.

“Other Notes” means the Notes issued pursuant to the Other Note Purchase Agreements.

“Other Warrants” means the Common Stock Purchase Warrants issued pursuant to the Other Note Purchase Agreements.

“Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement from the Company to the Collateral Agent in the form attached as Annex III.

“Payment Event” means any of the following events:

(i) the Company fails to file with the SEC any Registration Statement meeting the requirements of this Agreement on or before the date by which the Company is required to file such Registration Statement pursuant to Section 8(a),

(ii) the SEC Effective Date of the Registration Statement required by Section 8(a)(1) covering Registrable Securities does not occur within 150 days following the Closing Date or the SEC Effective Date of any Registration Statement required by Section 8(a)(3) covering Registrable Securities does not occur within 90 days following the date the Company shall become obligated to commence preparation of such Registration Statement: provided, however, that if any such Registration Statement shall be reviewed by the SEC staff a Payment Event shall not occur until 180 days following (x) the Closing Date, in the case of the Registration Statement required by Section 8(a)(1), or (y) such date as the Company becomes obligated to commence preparation of such Registration Statement, in the case of any Registration Statement required by Section 8(a)(3),

(iii) The Company fails to file with the SEC a request for acceleration of effectiveness of a Registration Statement within three Trading Days after the date the Company learns that no review of such Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, or any such request for acceleration fails to request acceleration of such Registration Statement to a time and date not more than 48 hours after the submission of such request,

(iv) after the SEC Effective Date of any Registration Statement, sales cannot be made pursuant to such Registration Statement for any reason (including, without limitation, by reason of a stop order, any untrue statement of a material fact or omission of a material fact in such Registration Statement, or the Company’s failure to update such Registration Statement), except to the extent permitted pursuant to Section 8(b)(5),

(v) the Common Stock generally or the Registrable Securities specifically are not listed or included for quotation on a Trading Market, or

(vi) the Company fails, refuses or is otherwise unable timely to issue and deliver to or upon the order of the Person entitled thereto Conversion Shares upon conversion of the Note or shares of Common Stock issuable upon conversion of any Other Note, Warrant Shares upon exercise of the Warrants or shares of Common Stock issuable upon exercise of any Other Warrants in accordance with the terms of the Warrants or any Other Warrants, as the case may be, as and when required under the Transaction Documents, in any such case within five Trading Days after the due date thereof in accordance with the Note, Other Note, Warrants or Other Warrants or the Company fails, refuses or is otherwise unable timely to transfer any Shares as and when required by the Transaction Documents.

“Payment Period” means any period following the Closing Date during which any Payment Event occurs and is continuing.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

“Placement Agent” means Roth Capital Partners.

“Pledge and Security Agreement” means the Pledge and Security Agreement from the Company to the Collateral Agent in the form attached as Annex IV.

“Pro Rata Share” means with respect to each capital raising transaction to which Section 5(j) applies an amount equal to the product obtained by multiplying (x) an amount equal to one-half of the securities being issued in such capital raising transaction times (y) a fraction of which the numerator is the sum of (A) the total number of shares of Common Stock which would then be issuable upon conversion of the Note and upon exercise of the Warrants for cash plus (B) the number of outstanding Shares beneficially owned by the Buyer at the time the Pro Rata Share is being determined and the denominator is the sum of (C) the number of shares issuable upon conversion of the Note and the Other Notes at the time of original issuance thereof plus (D) the total number of shares of Common Stock issuable upon exercise of the Warrants and the Other Warrants for cash (in each case determined without regard to any limitation on conversion of exercise thereof), subject to adjustment of the amounts specified in the immediately preceding clauses (C) and (D) for stock splits, stock dividends and similar capital changes affecting the Common Stock that occur on or after the Closing Date and on or prior to the date Pro Rata Share is being determined.

“Prospectus” means the prospectus forming part of the Registration Statement at the time the Registration Statement is declared effective and any amendment or supplement thereto (including any information or documents incorporated therein by reference).

“PTO” means the United States Patent and Trademark Office.

“Purchase Price” means up to [$500,000.] [Prior to execution of this NPA, please reduce the $500,000 amount by the difference, if any, between the principal amount of the Other Notes in this round of financing and $6.5 million]. The Purchase Price will be adjusted downward in the event that (i) the Company obtains additional financing prior to the Closing Date, or (ii) all or a portion of any common stock purchase warrant of the Company owned by the Buyer is exercised prior to the Closing Date and the Company receives the exercise price of such warrants in cash. On the Closing Date, the Purchase Price will be the difference between [$500,000] [Prior to execution of this NPA, please reduce the $500,000 amount by the difference, if any, between the principal amount of the Other Notes in this round of financing and $6.5 million]and the sum of (i) the amount of additional financing raised by the Company prior to the Closing Date, and (ii) the aggregate exercise price paid by the Buyer to the Company upon exercise of all or a portion of any common stock purchase warrant owned by the Buyer prior to the Closing Date.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record” means all pertinent financial and other records, pertinent corporate documents and properties of the Company subject to inspection for the purposes provided in Section 8(b)(9).

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

“Registrable Securities” means (1) the Shares, (2) if the Common Stock is changed, converted or exchanged by the Company or its successor, as the case may be, into any other stock or other securities on or after the date hereof, such other stock or other securities which are issued or issuable in respect of or in lieu of the Shares and (3) if any other securities are issued to holders of Common Stock (or such other shares or other securities into which or for which the Common Stock is so changed, converted or exchanged as described in the immediately preceding clause (2)) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event, such other securities which are issued or issuable in respect of or in lieu of the Shares.

“Registration Period” means, with respect to each Registration Statement, the period from the SEC Effective Date for such Registration Statement, to the earlier of (A) the date which is five years after the Closing Date or such date after which each Investor may sell all of its Registrable Securities without registration under the 1933 Act pursuant to Rule 144, free of any limitation on the volume of such securities which may be sold in any period) and (B) the date on which the Investors no longer own any Registrable Securities.

“Registration Statement” means a registration statement on Form S-3 or such other form as may be available to the Company to be filed with the SEC under the 1933 Act relating to the Registrable Securities and which names any Investor as a selling stockholder.

“Regulation D” means Regulation D under the 1933 Act.

“Repurchase Event” shall have the meaning to be provided or provided in the Note.

“Restricted Ownership Percentage” shall have the meaning provided in Section 5(j)(2).

“Reverse Stock Split” means a reverse split of the Common Stock of not less than one for each ten shares of Common Stock outstanding prior thereto.

“Rule 144” means Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time provide a “safe harbor” exemption from registration under the 1933 Act so as to permit a holder to sell securities of the Company to the public without registration under the 1933 Act.

“Rule 144A” means Rule 144A under the 1933 Act or any successor rule thereto.

“SEC” means the Securities and Exchange Commission.

“SEC Effective Date” means, with respect to any Registration Statement, the date such Registration Statement is first declared effective by the SEC.

“SEC Filing Date” means the date the Registration Statement is first filed with the SEC pursuant to Section 8.

“SEC Reports” means the Company’s (1) Annual Report on Form 10-K for the year ended December 31, 2005, (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, and (3) all other periodic and other reports filed by the Company with the SEC pursuant to the 1934 Act subsequent to December 31, 2005, and prior to the date hereof, in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

“Securities” means, collectively, the Note, the Shares and the Warrants.

“Security Agreement” means either or both of the Pledge and Security Agreement and the Patent and Trademark Security Agreement.

“Security Interest” shall have the meaning to be provided or provided in each Security Agreement.

“Shares” means collectively the Conversion Shares and the Warrant Shares;

“Short Sales” shall have the meaning provided in Rule 200 of Regulation SHO under the 1934 Act as in effect on the date of this Agreement (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Stockholder Approval” shall have the meaning provided in Section 5(p).

“Stockholder Meeting” shall have the meaning provided in Section 5(p).

“Strategic Issuance” means the issuance by the Company for cash of Common Stock or Common Stock Equivalents in connection with a strategic alliance, collaboration, joint venture, partnership, manufacturing, marketing, distributing or similar arrangement of the Company with another Person which strategic alliance, collaboration, joint venture, partnership manufacturing, marketing, distributing or similar arrangement relates to the Company’s business as conducted immediately prior thereto and which Person is engaged in a business similar or related to the business of the Company.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

“Trading Day” means at any time a day on which any of a national securities exchange, Nasdaq, Nasdaq Capital Market or such other securities market as at such time constitutes the principal securities market for the Common Stock is open for general trading of securities.

“Trading Market” means the AMEX, the Nasdaq, the Nasdaq Capital Market or the New York Stock Exchange, Inc.

“Transaction Documents” means, collectively, this Agreement, the Security Agreement, the Securities, the Lockbox Agreement and the other agreements, instruments and documents contemplated hereby and thereby.

“Transaction Form 8-K” shall have the meaning provided in Section 5(l).

“Violation” means

(i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading,

(iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation under the 1933 Act, the 1934 Act or any state securities law, or

(iv) any breach or alleged breach by the Company of any representation, warranty, covenant, agreement or other term of any of the Transaction Documents.

“Warrants” means both the December Closing Date Warrant and the July 2006 Warrant.

“Warrant Shares” means the shares of Common Stock and any other securities issuable upon exercise of the Warrants.

2. PURCHASE AND SALE; PURCHASE PRICE.

(a) Purchase.
Upon the terms and subject to the conditions of this Agreement, the Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Buyer, on the Closing Date, the Note in the principal amount equal to the Purchase Price and having the terms and conditions as set forth in the form of the Note attached hereto as Annex I for the Purchase Price. The Company shall have the right to require the Buyer to purchase the Note by delivering to the Buyer a Company Put Notice on December 14, 2006 by electronic mail and facsimile by the Company Put Notice Date and the Buyer shall be obligated to purchase the Notes specified in such Company Put Notice if the conditions to closing set forth in Section 7 are satisfied. In connection with the purchase of the Note by the Buyer, the Company shall issue to the Buyer at the closing on the Closing Date the December Closing Date Warrant initially entitling the holder to purchase the number of shares of Common Stock equal to seventy percent (70%) of the number of shares issuable upon conversion of the Note on the Closing Date. The Company shall not be obligated to sell the Note or issue such December Closing Date Warrant to the Buyer until the Company shall, in its sole discretion, have given the Company Put Notice to the Buyer, whereupon the Company shall be obligated to sell the Note and issue such December Closing Date Warrant to the Buyer upon the terms and subject to the conditions of this Agreement. The Buyer acknowledges and agrees that it will be irrevocably bound to purchase the Note and December Closing Date Warrant on the Closing Date so long as (i) the Company Put Notice has been delivered to the Buyer, and (ii) the conditions to closing as set forth in Section 7 of this Agreement have been satisfied by the Company. In consideration of the Buyer agreeing to enter into this Agreement, the Company shall also issue to the Buyer on the closing date of the Other Note Purchase Agreement the July 2006 Warrant, attached hereto as Annex XI.

(b) Form of Payment.
Payment by the Buyer of the Purchase Price to the Company on the Closing Date shall be made by wire transfer of immediately available funds to:

[INTENTIONALLY OMITTED]
For credit to account No.
For credit to the account of
Reference:

(c) Closing.
The issuance and sale of the Note and the issuance of the December Closing Date Warrant shall occur on the Closing Date at Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112 or at such other location and time as the parties may agree. At the closing, upon the terms and subject to the conditions of this Agreement, (1) the Company shall issue and deliver to the Buyer the Note and the December Closing Date Warrant against payment by the Buyer to the Company of an amount equal to the Purchase Price, and (2) the Buyer shall pay to the Company an amount equal to the Purchase Price against delivery by the Company to the Buyer of the Note and the December Closing Date Warrant.

3. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE BUYER.

The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

(a) Circumstances of Purchase.
The Buyer is purchasing the Note and acquiring the Warrants for its own account and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act; and the Buyer will acquire any Shares issued to the Buyer prior to the SEC Effective Date of a Registration Statement covering the resale of such Shares by the Buyer for its own account and not with a view towards the public sale or distribution thereof within the meaning of the 1933 Act prior to such SEC Effective Date; and the Buyer has no intention of making any distribution, within the meaning of the 1933 Act, of the Shares except in compliance with the registration requirements of the 1933 Act or pursuant to an exemption therefrom. The Buyer is acquiring the Securities hereunder in the ordinary course of its business.

(b) Accredited Investor; Residence.
At the time the Buyer was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants for cash it will be, an “accredited investor” as that term is defined in Rule 501 of Regulation D under the 1933 Act by reason of Rule 501(a)(3) thereof. The office or offices of the Buyer in which its investment decision was made is located at the address or addresses of such Investor set forth on the signature page hereto.

(c) Reoffers and Resales.
The Buyer will not offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities unless registered under the 1933 Act, pursuant to an exemption from registration under the 1933 Act or in a transaction not requiring registration under the 1933 Act; provided, however, that the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities prohibited hereby, and in effecting any pledge of Securities the Buyer shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 3(c); provided, further, however, the Buyer acknowledges that in connection with any sale, transfer or assignment by the pledgee of such Securities, such pledgee may be required by applicable law to make such sale, transfer or assignment in accordance with, or pursuant to a registration statement or an exemption under, the 1933 Act.

(d) Company Reliance.
The Buyer understands that (1) the Note is being offered and sold and the Warrants are being issued to the Buyer, (2) upon conversion of the Note prior to two years after the Closing Date, the Conversion Shares will be issued to the Buyer upon such conversion and (3) upon exercise of the Warrants for cash, or upon cashless exercise of the Warrants prior to two years after the Closing Date, the Warrant Shares issued upon such exercise will be issued to the Buyer, in each such case in reliance on one or more exemptions from the registration requirements of the 1933 Act, including, without limitation, Regulation D, and exemptions from state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire or receive an offer to acquire the Securities.

(e) Information Provided.
The Buyer and its advisors, if any, have requested, received and considered all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and information relating to the offer and sale of the Note and the offer of the Warrants deemed relevant by them (assuming the accuracy and completeness of the SEC Reports and of the Company’s responses to the Buyer’s requests); the Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company concerning the terms of the offering of the Securities and the business, properties, operations, condition (financial or other), results of operations and prospects of the Company and the Subsidiaries; without limiting the generality of the foregoing, the Buyer has had the opportunity to obtain and to review the SEC Reports; in connection with its decision to purchase the Note and to acquire the Warrants, the Buyer has relied solely upon the SEC Reports, the representations, warranties, covenants and agreements of the Company set forth in this Agreement and to be contained in the other Transaction Documents, as well as any investigation of the Company completed by the Buyer or its advisors; the Buyer understands that its investment in the Securities involves a high degree of risk; and the Buyer understands that the offering of the Note is being made to the Buyer as part of an offering without any minimum amount of the offering but subject to a maximum amount of $7 million aggregate principal amount of the Note and the Other Notes (subject, however, to the right of the Company at any time prior to execution and delivery of this Agreement by the Company, in its sole discretion, to accept or reject an offer by the Buyer to purchase the Note and to acquire the Warrants).

(f) Absence of Approvals.
The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

(g) Note Purchase Agreement.
The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed by the Buyer in connection herewith and to consummate the transactions on the Buyer’s part contemplated hereby and thereby; Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; and this Agreement and the Transaction Documents to which the Buyer is a party have been duly and validly authorized, duly executed and delivered by the Buyer and, assuming due execution and delivery by the Company, constitute valid and legally binding obligations of the Buyer enforceable in accordance with their terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

(h) Buyer Status.
The Buyer is not a “broker” or “dealer” as those terms are defined in the 1934 Act, which is required to be registered with the SEC pursuant to Section 15 of the 1934 Act.

(i) Experience of the Buyer.
The Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Buyer is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. The Buyer has had the opportunity to ask questions of management of the Company.

(j)) General Solicitation.
The Buyer did not learn of the offering of the Securities through any public advertising or general solicitation (as these terms are used in Regulation D).

(k) Short Sales and Confidentiality Prior To The Date Hereof.
Other than the transaction contemplated hereunder, the Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Buyer, executed any disposition, including Short Sales (but not including the location and/or reservation of borrowable shares of Common Stock), in the securities of the Company during the period commencing from the time that the Buyer first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (the “Discussion Time”). Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement and its professional advisors, the Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

4. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY.

The Company represents and warrants to, and covenants and agrees with, the Buyer as follows:

(a) Organization and Authority.
The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (i) each of the Company and the Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (ii) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby; and the Company does not have any equity investment in any other Person other than (x) the Subsidiaries listed in the SEC Reports and (y) Subsidiaries which do not, individually or in the aggregate, have any material revenue, assets or liabilities.

(b) Qualifications.
 The Company and each of the Subsidiaries are duly qualified to do business as foreign corporations and are in good standing in all jurisdictions where such qualification is necessary and where failure so to qualify could have a Material Adverse Effect.

(c) Concerning the Shares and the Common Stock.
The Shares have been duly authorized and the Conversion Shares, when issued upon conversion of the Note, and the Warrant Shares, when issued upon exercise of the Warrants, in each such case will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no unwaived preemptive or similar rights of any stockholder of the Company or any other Person to acquire any of the Securities issued or to be issued to the Buyer. The Company has duly reserved [40,000,000] shares of Common Stock exclusively for issuance upon conversion of the Note and the Other Notes and exercise of the Warrants and the Other Warrants, and such shares shall remain so reserved, and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Note, the Other Notes and the Warrants, so long as the Note, the Other Notes or the Warrants are outstanding. The Common Stock is listed for trading on the AMEX and, except as described on Schedule 4(c), (1) the Company and the Common Stock meet the criteria for continued listing and trading on the AMEX; (2) the Company has not been notified since December 31, 2004 by the AMEX of any failure or potential failure to meet the criteria for continued listing and trading on the AMEX and (3) no suspension of trading in the Common Stock is in effect. Except as described on Schedule 4(c), the Company knows of no reason that the Shares will not be eligible for listing on the AMEX. The Company acknowledges that the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Buyer shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided, however, that in order to make any sale, transfer or assignment of Securities in connection with a foreclosure or realization on such pledge, the Buyer or its pledgee shall make such disposition in accordance with, or pursuant to a registration statement or an exemption under, the 1933 Act.

(d) Corporate Authorization.
This Agreement and the other Transaction Documents to which the Company is or will be a party have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Buyer, this Agreement is, and the Note, and the Warrants will be, when executed and delivered by the Company, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

(e) Non-contravention.
The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the issuance of the Securities as contemplated by this Agreement and consummation by the Company of the other transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any term or provision of the Certificate of Incorporation or Bylaws of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance (other than pursuant to the Security Agreement) upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected, in any such case which would be reasonably likely to have a Material Adverse Effect, (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets, in any such case which could have a Material Adverse Effect, or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

(f) Approvals, Filings, Etc.
No authorization, approval or consent of, or filing with, any United States or foreign court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary for (x) the execution, delivery and performance by the Company of the Transaction Documents, (y) the issuance and sale of the Securities as contemplated by this Agreement and the terms of the Note and the Warrants and (z) the performance by the Company of its obligations under the Transaction Documents, other than (1) registration of the resale of the Shares under the 1933 Act as contemplated by Section 8, (2) as may be required under applicable state securities or “blue sky” laws, (3) filing of one or more Forms D with respect to the Securities as required under Regulation D, (4) filing of financing statements as required under the Pledge and Security Agreement, (5) the filings with the PTO as required by the Patent and Trademark Security Agreement and (6) the filing of the Transaction Form 8-K.

(g) Information Provided.
The SEC Reports (together with the press release issued by the Company), the Transaction Documents and the instruments delivered by the Company to the Buyer in connection with the execution and delivery of this Agreement and in connection with the closing on the Closing Date do not and will not on the date of execution and delivery of this Agreement, the date of delivery thereof to the Buyer and on the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 4(g), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 4(g) to the extent that a statement in any document included in such information which was prepared and furnished to the Buyer on a later date (but on or before the date of this Agreement) or filed with the SEC on a later date (but on or before the date of this Agreement) modifies or replaces such statement, whether or not such later prepared or filed statement so states.

(h) Investment Company.
 Neither the Company nor any Subsidiary is an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(i) Absence of Brokers, Finders, Etc.
No broker, finder or similar Person is entitled to any commission, fee or other compensation by reason of action taken by or on behalf of the Company in connection with the transactions contemplated by this Agreement other than the Placement Agent (whose commissions, fees and compensation shall be payable solely by the Company in accordance with a written agreement between the Company and the Placement Agent), and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by any Person for any such commission, fee or other compensation.

(j) No Solicitation.
Neither the Company nor, to the best of its knowledge, any other Person acting on behalf of the Company, used any form of general solicitation or general advertising in respect of the Securities or in connection with the offer and sale of the Securities. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company has, either directly or indirectly, sold or offered for sale to any Person any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company, except as contemplated by this Agreement and the Other Note Purchase Agreements; and neither the Company nor any Person authorized to act on its behalf will sell or offer for sale any promissory notes, warrants, shares of Common Stock or other securities to, or solicit any offers to buy any such security from, any Person so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of Section 5 of the 1933 Act.

(k) No Integrated Offering.
None of the Company, any Subsidiary, any of their respective Affiliates, or any Person acting on behalf of any of them has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities, the Other Notes and the Other Warrants to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed, quoted or designated. None of the Company, any Subsidiary, their respective Affiliates or any Person acting on behalf of any of them will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(l) Dilutive Effect.
The Company understands and acknowledges that the number of Shares issuable upon conversion of the Note and the Other Notes and upon exercise of the Warrants and the Other Warrants will be substantial and may increase in certain circumstances. The Company further acknowledges that, subject to the terms and conditions of the Transaction Documents, its obligation to issue Shares upon conversion of the Note and upon exercise of the Warrants in accordance with this Agreement, the Note and the Warrants are, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(m) Absence of Certain Changes.
Except as disclosed in the SEC Reports, since December 31, 2005, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company and the Subsidiaries taken as a whole. Except as disclosed in the SEC Reports, since December 31, 2005, neither the Company nor any Subsidiary has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business, (iii) had capital expenditures outside of the ordinary course of business, (iv) engaged in any transaction with any Affiliate except as set forth in the SEC Reports or (v) engaged in any other transaction outside of the ordinary course of business. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company is not as of the date hereof, after giving effect to the transactions contemplated hereby to occur on the Closing Date and the transactions contemplated by the Other Note Purchase Agreements, Insolvent.

(n) No Undisclosed Events, Liabilities, Developments or Circumstances.
No event, liability, development, circumstance or transaction has occurred or exists, with respect to the Company or any Subsidiary or their respective business, properties, operations, condition (financial or other), results of operations or prospects, that would be required to be disclosed by the Company under applicable securities laws (including pursuant to the anti-fraud provisions thereof) on a registration statement on Form S-3 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

(o) Conduct of Business; Regulatory Permits.
Neither the Company nor any Subsidiary is in violation of any term of or in default under its Certificate of Incorporation, or its Bylaws. Neither the Company nor any Subsidiary is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any Subsidiary which violation could have a Material Adverse Effect, and neither the Company nor any Subsidiary will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the AMEX and has no knowledge of any facts or circumstances that would be likely to lead to delisting or suspension of the Common Stock by the AMEX in the future. Since December 31, 2005, (i) the Common Stock has been listed on the AMEX, (ii) trading in the Common Stock has not been suspended by the SEC or the AMEX and (iii) the Company has received no communication, written or oral, from the SEC or the AMEX regarding the suspension or delisting of the Common Stock from the AMEX. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(p) Indebtedness and Other Contracts.
Except as set forth on the SEC Reports, neither the Company nor any Subsidiary (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by any other party to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument, except where such violations and defaults could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. The Company has filed all material contracts required to be filed in accordance with the applicable requirements of the SEC Reports as exhibits to such reports.

(q) Absence of Litigation.
Except as set forth in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation, whether criminal, civil or otherwise, before or by the AMEX, any court, arbitrational body, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Subsidiaries or any of the Company's or any Subsidiary's officers or directors in their capacities as such. To the knowledge of the Company, none of the directors or officers of the Company has been a party to any securities related litigation during the past ten years, other than as disclosed in the SEC Reports.

(r) Insurance.
The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not have a Material Adverse Effect.

(s) Employee Relations.
Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. No executive officer of the Company (as defined in Rule 405 under the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any material liability with respect to any of the foregoing matters. The Company and the Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(t) Title.
The Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens except (i) immaterial Liens for taxes not yet delinquent, (ii) immaterial carriers’, warehousemen’s, mechanics', materialmen's, repairmen’s, landlord’s Liens (and other similar Liens), and immaterial Liens under operating and similar agreements, to the extent the same relate to expenses incurred in the ordinary course of business consistent with past practice and that are not yet due, (iii) that are routine governmental approvals, or (iv) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Neither the Company nor any Subsidiary owns any real property. Any real property and facilities held under lease by the Company or any Subsidiary are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

(u) Intellectual Property.
Except as provided in the Security Agreement, (1) the Company and each Subsidiary holds all Intellectual Property that it owns free and clear of all Encumbrances and restrictions on use or transfer, whether or not recorded, and has sole title to and ownership of or has the full, exclusive (subject to the rights of its licensees) right to use in its field of business such Intellectual Property; and the Company and each Subsidiary holds all Intellectual Property that it uses but does not own under valid licenses or sub-licenses from others; (2) the use of the Intellectual Property by the Company or any Subsidiary does not, to the knowledge of the Company, violate or infringe on the rights of any other Person; (3) neither the Company nor any Subsidiary has received any notice of any conflict between the asserted rights of others and the Company or any Subsidiary with respect to any Intellectual Property; (4) the Company and each Subsidiary has used its commercially reasonable best efforts to protect its rights in and to all Intellectual Property; (5) the Company and each Subsidiary are in compliance with all material terms and conditions of its agreements relating to the Intellectual Property; (6) neither the Company nor any Subsidiary is, or since December 31, 2005 has been, a defendant in any action, suit, investigation or proceeding relating to infringement or misappropriation by the Company or any Subsidiary of any Intellectual Property nor has the Company or any Subsidiary been notified of any alleged claim of infringement or misappropriation by the Company or any Subsidiary of any Intellectual Property; (7) to the knowledge of the Company, none of the products or services the Company and the Subsidiaries are researching, developing, propose to research and develop, make, have made, use, or sell, infringes or misappropriates any Intellectual Property right of any third party; (8) none of the trademarks and service marks used by the Company or any Subsidiary, to the knowledge of the Company, infringes the trademark or service mark rights of any third party; and (9) to the Company’s knowledge none of the material processes and formulae, research and development results and other know-how relating to the Company's or the Subsidiaries' respective businesses, the value of which to the Company or any Subsidiary is contingent upon maintenance of the confidentiality thereof, has been disclosed to any Person other than Persons bound by written confidentiality agreements.

(v) Environmental Laws.
To the Company’s knowledge, the Company and the Subsidiaries (i) are in compliance with all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in any such case in the foregoing clauses (i), (ii) or (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(w) Subsidiary Rights.
The Company or one of the Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by the applicable corporation or company law under which each Subsidiary is formed) to receive dividends and distributions on, all stock of the Subsidiaries that is owned by the Company or such other Subsidiary as owns such stock.

(x) Tax Status.
The Company and each Subsidiary (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which it has set aside on its books a provision in the amount of such taxes being contested in good faith and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(y) Internal Accounting Controls; Financial Statements.
The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. The consolidated financial statements, if any, included in each SEC Report present fairly and accurately in all material respects the consolidated financial position of the Company and the Subsidiaries as of the dates reported and the consolidated results of operations, changes in stockholders' equity and cash flows for the periods reported, all in conformity with Generally Accepted Accounting Principles applied on a consistent basis and in conformity with the rules and regulations of the SEC under the 1934 Act applicable to the Company, subject, in the case of unaudited financial statements, to (1) normal recurring year-end adjustments, all of which that are necessary for a fair presentation of such financial statements have been included, and (2) the absence of all required notes thereto. Except as set forth in the consolidated financial statements of the Company included in the SEC Reports, neither the Company nor any Subsidiary has any liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company and the Subsidiaries, taken as a whole.

(z) Sarbanes-Oxley Act.
The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(aa) S-3 Eligibility.
The Company meets the requirements of Form S-3 for the registration of the resale of the Registrable Securities.

(bb) Concerning the Collateral.
 Upon execution and delivery of the Security Agreement by the Company and the Collateral Agent and completion of the filings referred to in Schedule I to the Pledge and Security Agreement and Exhibit C to the Patent and Trademark Security Agreement, the Collateral Agent will have a first priority perfected security interest in the Collateral for the ratable benefit of the holders of the Other Notes and, when issued by the Company to the Buyer, this Note.

(cc) Disclosures.
For purposes of this Agreement and the transactions contemplated hereby, none of the representations or warranties made by the Company under any of the Transaction Documents and no written information furnished by the Company pursuant hereto, or in any other document, certificate or written statement furnished by the Company to the Buyer or any authorized representative of the Buyer, pursuant to the Transaction Documents or in connection therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

(dd) Absence of Rights Agreement.
The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change of control in the Company.

5. CERTAIN COVENANTS.

(a) Transfer Restrictions.
The Buyer acknowledges and agrees that (1) the Note and the Warrants have not been and are not being registered under the provisions of the 1933 Act or any state securities laws and, except as provided in Section 8, the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and that the Note and the Warrants may not be transferred unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Note or the Warrants to be transferred may be transferred without such registration; (2) no sale, conveyance assignment or other transfer of the Note or the Warrants or any interest therein may be made except in accordance with the terms hereof and thereof; (3) the Shares may not be resold by the Buyer unless the resale has been registered under the 1933 Act or is made pursuant to an applicable exemption from such registration and the Company shall have received the opinion of counsel provided for in the second to last sentence of this Section 5(a); (4) any sale of Shares under a Registration Statement shall be made only in compliance with the terms of this Section 5(a) and Section 8 (including, without limitation, Section 8(c)(4)); (5) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if the exemption provided by Rule 144 is not available, any resale of the Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (6) the Company is under no obligation to register the Securities (other than registration of the resale of the Registrable Securities in accordance with Section 8) under the 1933 Act or, except as provided in Section 5(d) and Section 8, to comply with the terms and conditions of any exemption thereunder. Prior to the time particular Shares are eligible for resale under Rule 144(k), the Buyer may not sell the Shares in a transaction which does not constitute a sale thereof pursuant to the applicable Registration Statement in accordance with the plan of distribution set forth therein or in any supplement to the related Prospectus unless the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that such Shares may be so sold without registration under the 1933 Act. Nothing in any of the Transaction Documents shall limit the right of a holder of the Securities to make a bona fide pledge thereof to an institutional lender and the Company agrees to cooperate with any Investor who seeks to effect any such pledge by providing such information and making such confirmations as reasonably requested. The Buyer agrees that any sale by the Buyer of Shares pursuant to a particular Registration Statement shall be sold in a manner described in the plan of distribution set forth in the related Prospectus and, if the prospectus delivery requirement cannot be satisfied by compliance with Rule 153 or 172 under the 1933 Act, (A) if such sale is made through a broker, the Buyer shall instruct its broker to deliver the Prospectus to the purchaser or purchasers (or the broker or brokers therefor) in connection with such sale, shall supply copies of the Prospectus to its broker or brokers and shall instruct its broker or brokers to deliver such Prospectus to the purchaser in such sale or such purchaser’s broker, (B) if such sale is made in a transaction directly with a purchaser and not through the facilities of any securities exchange or market, the Buyer shall deliver, or cause to be delivered, the Prospectus to such purchaser; and (C) if such sale is made by any means other than those described in the immediately preceding clauses (A) and (B), the Buyer shall otherwise use its best efforts to comply with the prospectus delivery requirements of the 1933 Act applicable to such sale.

(b) Restrictive Legends.
(1) The Buyer acknowledges and agrees that the Note shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Note):

NEITHER THE ISSUANCE OF THIS NOTE NOR THE ISSUANCE OF THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE, NOR MAY ANY INTEREST THEREIN BE, OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY, SUBJECT TO CERTAIN EXCEPTIONS, A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(2) The Buyer further acknowledges and agrees that the Warrants shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Warrants):

NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORS OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE, NOR MAY ANY INTEREST THEREIN BE, OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY, SUBJECT TO CERTAIN EXCEPTIONS, A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(3) The Buyer further acknowledges and agrees that until such time as the Shares have been registered for resale under the 1933 Act as contemplated by Section 8 or are eligible for resale under Rule 144(k) under the 1933 Act, the certificates for the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “1933 Act”). The securities have been acquired for investment and may not be resold, transferred or assigned in the absence of an effective registration statement for the securities under the 1933 Act or an opinion of counsel that registration is not required under the 1933 Act.

(4) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 5(b)(3) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such Security is effective under the 1933 Act, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the 1933Act (including judicial interpretations and pronouncements issued by the SEC). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the SEC Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Securities are converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Shares, or if such Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the 1933 Act (including judicial interpretations thereof) then such Shares shall be issued free of all legends. The Company agrees that following the SEC Effective Date or at such time as such legend is no longer required under this Section 5(b)(4), it will, no later than five Trading Days following the delivery by a Buyer to the Company or the Company’s transfer agent of a certificate representing Shares, as applicable, deliver or cause to be delivered to such Buyer a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Buyers by crediting the account of the Buyer’s prime broker with the Depository Trust Company System.

(c) Reporting Status.
  During the Registration Period, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

(d) Form D.
The Company agrees to file with the SEC on a timely basis one or more Forms D with respect to the Securities as required under Regulation D to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Buyer within five Business Days after Buyer requests in writing a copy of such filing.

(e) State Securities Laws.
On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the offer and sale of the Securities to the Buyer as contemplated by the Transaction Documents under such of the securities laws of jurisdictions in the United States as shall be applicable thereto. Notwithstanding the foregoing obligations of the Company in this Section 5(e), the Company shall not be required (1) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(e), (2) to subject itself to general taxation in any such jurisdiction, (3) to file a general consent to service of process in any such jurisdiction, (4) to provide any undertakings that cause more than nominal expense or burden to the Company or (5) to make any change in its certificate or articles of incorporation or by-laws which the Company determines to be contrary to the best interests of the Company and its stockholders. The Company shall furnish the Buyer with copies of all filings, applications, orders and grants or confirmations of exemptions relating to such securities laws on or before the Closing Date.

(f) Limitation on Certain Actions.
From the date of execution and delivery of this Agreement by the parties hereto to the date of issuance of the Note, the Company (1) shall comply with Article III of the Note as if the Note were outstanding, (2) shall not take any action which, if the Note were outstanding, (A) would constitute an Event of Default or, with the giving of notice or the passage of time or both, would constitute an Event of Default or (B) would constitute a Repurchase Event or, with the giving of notice or the passage of time or both, would constitute a Repurchase Event.

(g) Use of Proceeds.
The Company represents and warrants to the Buyer, and covenants and agrees with the Buyer, that: (1) it does not own or have any present intention of acquiring any Margin Stock; (2) the proceeds of sale of the Note and the Warrant Shares will be used for general working capital purposes and in the operation of the Company’s business; provided, however, that up to $100,000 of the proceeds of this Note and the Other Notes may be used in connection with the search for an additional member of senior management described in Section 3.17(b) of the Note; (3) none of such proceeds will be used, directly or indirectly (A) to pay any existing debt obligations (other than normal payables), (B) to make any loan to or investment in any other Person or (C) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose which might constitute the transactions contemplated by this Agreement a “purpose credit” within the meaning of such Regulation U of the Board of Governors of the Federal Reserve System; and (4) neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the transactions contemplated hereby to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

(h) Best Efforts.
Each of the Company, on the one hand, and the Buyer, on the other hand, agree to use their best efforts timely to satisfy each of the conditions to the other’s obligations to sell and purchase the Note set forth in Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

(i) Debt Obligation.
 So long as any portion of the Note is outstanding, the Company shall cause its books and records to reflect the Note as a debt of the Company in its unpaid principal amount, shall cause its financial statements to reflect the Note as a debt of the Company in such amount as shall be the greatest amount permitted in accordance with Generally Accepted Accounting Principles and, whenever appropriate, as a valid senior debt obligation of the Company for money borrowed.

(j) Right of the Buyer to Participate in Future Transactions.

(1) Right to Participate. The Buyer will have a right to participate, on the terms and conditions set forth in this Section 5(j), in all sales by the Company of any of the Company’s equity securities or other securities that are convertible into or exchangeable for any of the Company’s equity securities in each capital raising transaction, if any, that occurs at any time when the Note, or any instrument issued upon transfer or split up thereof, remains outstanding (in whole or in part), other than any such sale that is a public offering underwritten on a firm commitment basis and registered with the SEC under the 1933 Act and other than a Strategic Issuance; provided, however, that if under legal requirements applicable to a particular transaction the only Persons eligible to purchase securities in such transaction are “accredited investors,” as defined in Regulation D, then the Buyer must be an accredited investor in order to purchase securities in such transaction. For any such transaction during such period, the Company shall give at least four Business Days advance written notice to the Buyer prior to any offer or sale of any of the Company's securities in such transaction by providing to the Buyer a term sheet which (A) contains all significant business terms of such proposed transaction, (B) is sufficiently detailed so as to reasonably permit the Buyer the opportunity to determine whether or not to exercise its rights under this Section 5(j) and (C) is at least as detailed as the term sheet or summary of such transaction as the Company shall furnish to any offeree or broker in such transaction. The Buyer shall have the right to participate in such proposed transaction and to purchase its Pro Rata Share of such securities which are the subject of such proposed transaction for the same consideration and on the same terms and conditions as contemplated for sales to third parties in such transaction (or such lesser portion thereof as specified by the Buyer). If the Buyer elects to exercise its rights hereunder for a particular transaction, it shall deliver written notice to the Company within four Business Days following receipt from the Company of the notice and term sheet meeting the requirements of this Section 5(j), which notice from the Buyer shall be conditional upon (A) the Buyer’s receipt of satisfactory definitive documents for such transaction from the Company if the Company has not furnished final, definitive documents for such transaction to the Buyer at or before the time the Company gives such notice of such transaction to the Buyer, and (B) the satisfaction of the other conditions precedent to the obligations of buyers generally in such transaction to complete such transaction. If, subsequent to the Company giving notice to the Buyer hereunder but prior to any of (i) the Buyer exercising its right to participate, (ii) the expiration of the four Business Day period without response from the Buyer or (iii) the rejection of such offer for such financing by the Buyer, the terms and conditions of the proposed sale to third parties in such transaction are changed from those disclosed in the term sheet provided to the Buyer, the Company shall be required to provide a new notice and term sheet meeting the requirements of this Section 5(j), reflecting such revised terms, to the Buyer hereunder and the Buyer shall have the right, which must be exercised within four Business Days of the date the Buyer receives such new notice and such revised term sheet, to exercise its rights to purchase the securities on such changed terms and conditions and otherwise as provided hereunder. If the Buyer does not exercise its rights hereunder with respect to a proposed transaction within the period or periods provided, or affirmatively declines to engage in such proposed transaction with the Company, then the Company may proceed with such proposed transaction on the same terms and conditions as noticed to the Buyer (assuming the Buyer has consented to the transaction, if required, pursuant to Section 5(n) and such transaction does not violate any other term or provision of the Transaction Documents), provided that if such proposed transaction is not consummated within 75 days following the Company’s notice hereunder, then the rights hereunder shall again be afforded to the Buyer for such proposed transaction. The rights and obligations of this Section 5(j) shall in no way limit or restrict the other rights of the Buyer pursuant to this Section 5. Notwithstanding anything herein to the contrary, failure of the Buyer to affirmatively elect in writing to participate in any proposed transaction within the required time frames shall be deemed to be the equivalent of Buyer’s decision not to participate in such proposed transaction. Notwithstanding the foregoing, this Section 5(j)(1) shall not apply in respect of an Exempt Issuance.

(2) Limitation on Right of Participation. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired directly or through acquisition of Common Stock Equivalents by the Buyer pursuant to any transaction to which this Section 5(j) applies shall not at any one time exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Buyer (other than by virtue of the ownership of securities or rights to acquire securities (including the Note and the Warrants) that have limitations on the Buyer’s right to convert, exercise or purchase similar to the limitation set forth herein (the “Excluded Shares”)), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of ownership of Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership of the Buyer for purposes of determining whether a group exists or for purposes of determining the Buyer’s beneficial ownership, in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder, would result in beneficial ownership by the Buyer or such group of more than 9.9% of the shares of the Company's Common Stock (the “Restricted Ownership Percentage”), computed in accordance with Regulation 13D-G. The Buyer shall have the right (x) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 10% and (y) at any time and from time to time, to increase its Restricted Ownership Percentage unless the Buyer shall have, by written instrument delivered to the Company, irrevocably waived its rights to so increase its Restricted Ownership Percentage. If the Buyer would otherwise be unable by reason of the Restricted Ownership Percentage to acquire the full amount of securities which the Buyer would otherwise be entitled to acquire in a particular transaction pursuant to this Section 5(j) then (A) the Company shall include in the terms of the securities which the Buyer is entitled to purchase in such transaction under this Section 5(j) a provision comparable to Section 6.7 of the Note and (B) if, notwithstanding the inclusion of the provision required by the immediately preceding clause (1), the Buyer remains unable to acquire the full amount of securities which the Buyer would otherwise be entitled to acquire under this Section 5(j), the Buyer’s right to acquire such securities shall be deferred and if thereafter, at any time or from time to time the Buyer could acquire all or any part of such securities without exceeding its Restricted Ownership Percentage, then the Buyer shall be entitled to acquire such securities at such time or form time to time. The Buyer will provide notice to the Company when it becomes able to purchase all or any part of such securities and the closing of each such purchase shall occur on the date that is five Business Days after the Buyer gives such notice.

(3) Right Applicable to Successive Transactions. The rights of the Buyer under this Section 5(j) shall apply to all capital raising transactions described in Section 5(j)(1) that occur during the period specified in Section 5(j)(1).

(k) Press Releases.
Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Buyer for comment at least one Business Day prior to issuance, unless the release is required to be issued within a shorter period of time pursuant to this Agreement or by law or pursuant to the rules of the securities exchange or market which at the time constitutes the principal market for the Common Stock.  The Company shall, contemporaneously with the Closing on the Closing Date or as promptly as possible thereafter on the Closing Date, issue a press release, in the form of Annex VI hereto, concerning the transactions contemplated hereby. The Company's other press releases and other public information, to the extent concerning the Transaction Documents, shall contain such information as reasonably requested by the Buyer and be reasonably approved by the Buyer prior to issuance.

(l) Form 8-K; Limitation on Information and Buyer Obligations.
(1) Within two Business Days after the Closing Date, the Company will publicly report the issue and sale of the Note and Warrants and the securities issued pursuant to the Other Purchase Agreements entered into on or before the Closing Date by filing with the SEC a Current Report on Form 8-K under the 1934 Act, which report shall describe the material terms of the transactions contemplated hereby and thereby and include copies of the forms of the Transaction Documents as exhibits to such report (the “Transaction Form 8-K”). The Company acknowledges and agrees that, upon the filing of the Transaction Form 8-K with the SEC, the Buyer shall not be in possession of any material nonpublic information received from the Company, any Subsidiary or any of their respective officers, directors, employees or agents.

(2) The Company shall not provide, and shall cause each Subsidiary and the respective officers, directors, employees and agents of the Company and the Subsidiaries not to provide, the Buyer any material nonpublic information regarding the Company or any Subsidiary from and after the date the Company files, or is required by this Agreement to file, the Transaction Form 8-K with the SEC without the prior express written consent of the Buyer.

(m) Limitation on Certain Transactions.
From the date of this Agreement until after the SEC Effective Date of the Registration Statement contemplated by Section 8(a)(1), without the prior written consent of the Buyer (which consent may be withheld in the Buyer’s sole discretion), the Company shall not issue or sell or agree to issue or sell any securities (aside from the Other Notes and the Other Warrants and the shares of Common Stock issuable upon conversion or exercise thereof) in a capital raising transaction, unless such securities will not be, and are not, registered for sale or resale under the 1933 Act until on or after such SEC Effective Date; provided, however, that the limitation of this Section 5(m) shall not apply to (a) shares of Common Stock or options to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities (collectively, an “Exempt Issuance”). The Company agrees that, except for the amounts of securities to be purchased and the name of the buyer and the Restricted Ownership Percentage, the terms and provisions of the Other Notes and the Other Warrants shall be identical to the Note and the Warrants.

(n) Debt Obligation.
 So long as any portion of the Note is outstanding, the Company shall cause its books and records to reflect the Note as a debt of the Company in its unpaid principal amount, shall cause its financial statements to reflect the Note as a debt of the Company in accordance with Generally Accepted Accounting Principles and as a valid senior debt obligation of the Company for money borrowed that is secured by the Collateral (unless all Collateral shall have been released pursuant to the Security Agreement and the security interest thereunder shall have terminated).

(o) Security Agreement; Financing Statements, Etc.
The Company agrees to execute and deliver to the Collateral Agent at or before the Closing the Patent and Trademark Security Agreement in the form attached hereto as Annex III and the Pledge and Security Agreement in the form attached hereto as Annex IV. The Company shall prepare and at or before the Closing Date file with the appropriate officials, Uniform Commercial Code financing statements on Form UCC-1 relating to the Collateral in which the Company is granting a security interest to the Collateral Agent for the benefit of the holders of the Note and the Other Notes pursuant to the Pledge and Security Agreement; and prepare and file with the PTO appropriate documents relating to the Collateral in which the Company is granting a security interest to the Collateral Agent for the benefit of the holders of the Note and the Other Notes pursuant to the Patent and Trademark Security Agreement. Prior to the Closing, the Company shall provide to the Buyer evidence of such filings and customary, current search reports of the relevant Uniform Commercial Code filing offices and the PTO.

(p) Short Sales and Confidentiality After The Date Hereof.
The Buyer covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing from the time that the Buyer first received a term sheet from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder and ending on the earlier of (i) the date that the transactions contemplated by this Agreement are first publicly announced subsequent to the Closing Date as described in Section 5(k) and (ii) the date, if applicable, that this Agreement is terminated pursuant to Section 10(l). The Buyer covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 5(k) or the earlier termination of this Agreement, the Buyer will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Buyer understands and acknowledges that the SEC currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the effective date of the Registration Statement with the Securities is a violation of Section 5 of the 1933 Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, the Buyer does not make any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the earlier of (i) the date that the transactions contemplated by this Agreement are first publicly announced subsequent to the Closing Date as described in Section 5(k) and (ii) the date, if applicable, that this Agreement is terminated pursuant to Section 10(l). Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer's assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The Buyer understands that the Company’s obligation to sell the Note and issue the December Closing Date Warrant to the Buyer pursuant to this Agreement is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

(a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement; and

(b) The representations and warranties of the Buyer contained in this Agreement shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date and on or before the Closing Date the Buyer shall have performed all covenants and agreements of the Buyer contained in this Agreement and required to be performed by the Buyer on or before the Closing Date.

7. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

The Company understands that the Buyer’s obligation to purchase the Note and acquire the December Closing Date Warrant is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

(a) No legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

(b) The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date), and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date;

(c) No event which, if the Note were outstanding, (1) would constitute an Event of Default or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing or (2) would constitute a Repurchase Event or which, with the giving of notice or the passage of time, or both, would constitute a Repurchase Event shall have occurred and be continuing;

(d) The Company shall have delivered to the Buyer a certificate, dated the Closing Date, duly executed by its Chief Executive Officer or Chief Financial Officer, to the effect set forth in subparagraphs (a), (b) and (c) of this Section 7;

(e) The Company shall have delivered to the Buyer an appropriate certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date, and (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby;

(f) The closings under the Other Note Purchase Agreements shall have occurred;

(g) The Conversion Shares and the Warrant Shares shall have been approved for listing, subject only to official notice of issuance, by the AMEX and the Buyer shall have received written evidence of such approval by the AMEX;

(h) On the Closing Date, the Buyer shall have received an opinion of Sichenzia Ross Friedman Ference LLP, counsel for the Company, dated the Closing Date, addressed to the Buyer, in the form substantially similar to the attached as Annex VII and an opinion of Epstein Drangel Bazerman & James, LLP, intellectual property counsel for the Company, dated the Closing Date, addressed to the Buyer, in the form substantially similar to the attached as Annex VIII; and

(i) On the Closing Date, (i) trading in securities on the New York Stock Exchange, Inc., the AMEX, Nasdaq or the Nasdaq Capital Market shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of New York shall not have been declared by either federal or state authorities.

(j) All filings of financing statements necessary or appropriate under the Uniform Commercial Code in connection with the Pledge and Security Agreement shall have been made, and the Buyer shall have received satisfactory evidence of such filings; and

(k) None of the Other Notes shall have been redeemed by the Company;

8. REGISTRATION RIGHTS.

(a) Mandatory Registration.
(1) The Company shall prepare and, as expeditiously as possible, but in no event later than the date which is 90 days after the Closing Date, file with the SEC a Registration Statement which covers the resale by the Buyer of a number of shares of Common Stock equal to the sum of (A) the number of Conversion Shares issuable upon conversion of the Note plus (B) the number of Warrant Shares issuable upon exercise of the Warrants, as Registrable Securities, and which Registration Statement shall state that, in accordance with Rule 416 under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Note or exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. Such Registration Statement may also cover the resale by other holders of shares of Common Stock issued or issuable by the Company pursuant to any equity or convertible debt financing completed by the Company prior to the SEC Filing Date.

(2) Prior to the earlier of the (i) SEC Effective Date, or (ii) two (2) years from the date hereof, the Company shall not file any other registration statement or any amendment thereto with the SEC under the 1933 Act or request the acceleration of the effectiveness of any other registration statement previously filed with the SEC, other than (A) any registration statement on Form S-8 and (B) any registration statement or amendment which the Company is required to file, or as to which the Company is required to request acceleration, pursuant to any obligation in effect on the date of execution and delivery of this Agreement.

(3) If at any time or from time to time after the Closing Date any Investor shall hold or be the beneficial owner of any Registrable Securities, other than those Registrable Securities included in the Registration Statement that the Company is required to file under Section 8(a)(1), which Registrable Securities are not covered by a Registration Statement, then promptly following the written demand of any Investor following the issuance of such additional Registrable Securities or the issuance of any securities convertible into, exchangeable for, or otherwise entitling an Investor to acquire, such additional Registrable Securities, and in any event within 30 days following such demand, the Company shall prepare and file with the SEC a new Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of such additional Registrable Securities) covering the resale by such Investor of such additional Registrable Securities. Such Registration Statement also shall cover, to the extent permitted by the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional securities resulting from stock splits, stock dividends or similar transactions with respect to such additional Registrable Securities. Nothing herein shall limit the Company’s obligations or any Investor’s rights under Section 6.4 of the Note or Section 9 of the Warrants.

(4) If a Payment Event occurs, then the Company will make payments to the Buyer, in immediately available funds in lawful money of the United States, as partial liquidated damages for the minimum amount of damages to the Buyer by reason thereof, and not as a penalty, which payments shall accrue at the rate of 1.0% per month of the principal amount of the Note at the time outstanding during each Payment Period. Each such payment shall be due and payable within five Business Days after the end of each calendar month during which any Payment Period occurs until the termination of such Payment Period and within five Business Days after such termination. Such payments shall be in partial compensation to the Buyer, and shall not constitute the Buyer’s exclusive remedy for any Payment Event. A particular Payment Period shall terminate upon (u) the filing of the applicable Registration Statement, in the case of clause (i) of the definition of “Payment Event”; (v) the applicable SEC Effective Date for the particular Registration Statement, in the case of clause (ii) or (iii) of the definition of “Payment Event”; (w) the ability of the Buyer to effect sales pursuant to the applicable Registration Statement, in the case of clause (iv) of the definition of “Payment Event”; (x) the listing or inclusion and/or trading of the Common Stock on a Trading Market, as the case may be, in the case of clause (v) of the definition of “Payment Event”; (y) the issuance and delivery of the shares, in the case of clause (vi) of the definition of “Payment Event”; and (z) in the case of the events described in clauses (ii), (iii) and (iv) of the definition of “Payment Event”, the earlier termination of the Registration Period, and in each such case in the preceding clauses (u) thorough (z), any Payment Period that commenced by reason of the occurrence of any Payment Event shall terminate if at the time (1) no other Payment Event is continuing or (2) subject to the rights of any transferee under Section 10(j), the Buyer no longer holds any portion of the Note or any Registrable Securities. Notwithstanding any other provision of this Section 8(a)(4) to the contrary, the Company shall not be obligated to make any payments hereunder for Payment Periods in excess of an aggregate of 548 days. If the Company fails to pay any liquidated damages pursuant to this Section in full within three days after the date payable, the Company will pay interest thereon at a rate of 16% per annum (or such lesser rate as is the highest rate permitted by applicable law) to the Buyer, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

            (5) Notwithstanding the foregoing, the registration rights set forth in this Section 8 apply to the Note and December Closing Date Warrant. The July 2006 Warrant shall have the same registration rights mutatis mutandis as, and be registered with, the Other Warrants pursuant to the registration rights set forth in the Other Note Purchase Agreement.

(b) Obligations of the Company.
In connection with the registration of the Registrable Securities, the Company shall:

(1) use its best efforts to cause each Registration Statement to become effective as promptly as possible after the filing thereof and to keep such Registration Statement effective at all times during the Registration Period. The Company shall submit to the SEC, within three Business Days after the Company learns that no review of such Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company represents and warrants to the Investors that (a) each Registration Statement (including any amendment or supplement thereto and prospectus contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) each Prospectus, at the time the related Registration Statement is declared effective by the SEC and at all times that such Prospectus is required by this Agreement to be available for use by any Investor and, in accordance with Section 8(c)(4), any Investor is entitled to sell Registrable Securities pursuant to such Prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(2) subject to Section 8(b)(5), prepare and file with the SEC such amendments (including post-effective amendments) and supplements to each Registration Statement and Prospectus as may be necessary to keep such Registration Statement effective, and such Prospectus current, at all times during the Registration Period, and, during the Registration Period (other than during any Blackout Period during which the provisions of Section 8(b)(5)(B) are applicable), comply with the provisions of the 1933 Act applicable to the Company in order to permit the disposition by the Investors of all Registrable Securities covered by such Registration Statement;

(3) furnish to Investors whose Registrable Securities are included in a particular Registration Statement and such Investors’ respective legal counsel, promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, (1) one conformed copy of such Registration Statement and any amendment thereto and the related Prospectus and each amendment or supplement thereto and (2) such number of copies of such Prospectus and all amendments and supplements thereto and such other documents, as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor; and notify the Investor and its legal counsel within one Business Day after the same is filed with the SEC, or received by the Company, of the filing or receipt of each letter written by or on behalf on the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and permit counsel designed by the Investor to review letters and items of correspondence upon the request of such counsel;

(4) subject to Section 8(b)(5), use its best efforts (i) to register and qualify the Registrable Securities covered by each Registration Statement under the securities or blue sky laws of such jurisdictions as any Investor who owns or holds any Registrable Securities reasonably requests, (ii) to prepare and to file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period and (iii) to take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale by the Investors in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (I) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8(b)(4), (II) to subject itself to general taxation in any such jurisdiction, (III) to file a general consent to service of process in any such jurisdiction, (IV) to provide any undertakings that cause more than nominal expense or burden to the Company or (V) to make any change in its certificate or article of incorporation or by-laws which the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

(5) (A) as promptly as practicable after becoming aware of such event or circumstance, notify each Investor of the occurrence of any event or circumstance of which the Company has knowledge (x) as a result of which any Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (y) which requires the Company to amend or supplement any Registration Statement due to the receipt from an Investor or any other selling stockholder named in the Prospectus of new or additional information about such Investor or selling stockholder or its intended plan of distribution of its Registrable Securities or other securities covered by such Registration Statement, or (z) which requires the Company to amend or supplement any Registration Statement pursuant to the Company’s undertakings as set forth in the Registration Statement and in Item 512 of Regulation S-K under the 1933 Act, and use its best efforts promptly to prepare a supplement or amendment to such Registration Statement and Prospectus to correct such untrue statement or omission or to add any new or additional information, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

(B) notwithstanding Section 8(b)(5)(A) above, if at any time the Company notifies the Investors as contemplated by Section 8(b)(5)(A) with respect to a particular Registration Statement or Prospectus the Company also notifies the Investors that the event giving rise to such notice relates to a development involving the Company which occurred subsequent to the later of (x) the SEC Effective Date of the applicable Registration Statement and (y) the latest date prior to such notice on which the Company has amended or supplemented such Registration Statement, then the Company shall not be required to use best efforts to make such amendment during a Blackout Period; provided, however, that in any period of 365 consecutive days the Company shall not be entitled to avail itself of its rights under this Section 8(b)(5)(B) with respect to more than two Blackout Periods; and provided further, however, that no Blackout Period may commence sooner than 90 days after the end of an earlier Blackout Period;

(6) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being offered or sold pursuant to a particular Registration Statement of the issuance by the SEC of any stop order or other suspension of effectiveness of such Registration Statement at the earliest possible time;

(7) permit the Investors who hold Registrable Securities being included in a particular Registration Statement (or their designee) and their counsel to review and have a reasonable opportunity to comment on such Registration Statement and any related Prospectus and all amendments and supplements thereto at least two Business Days prior to their filing with the SEC;

(8) make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company’s fiscal quarter next following the SEC Effective Date of each Registration Statement;

(9) make available for inspection by any Investor and any Inspector retained by such Investor, at such Investor’s sole expense, all Records as shall be reasonably necessary or appropriate to enable such Investor to exercise due diligence for purposes of the 1933 Act and the 1934 Act as it relates to the Registration Statement and cause the Company’s and the Subsidiaries officers, directors and employees to supply all information which such Investor or Inspector may reasonably request for purposes of such due diligence; provided, however, that such Investor shall hold in confidence and shall not make any disclosure of any Record or other information which the Company determines in good faith to be confidential, and of which determination such Investor is so notified, unless (i) the disclosure of such Record is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus and a reasonable time prior to such disclosure the Investor shall have notified the Company of the need to so correct such misstatement or omission and the Company shall have failed to correct such misstatement or omission, (ii) the release of such Record is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iii) the information in such Record has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement with the Company with respect thereto, substantially in the form of this Section 8(b)(9), which agreement shall permit such Inspector to disclose Records to the Investor who has retained such Inspector. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (i) the disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in a Registration Statement or the related Prospectus, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at such Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

(10) use its best efforts to cause all the Registrable Securities covered by a particular Registration Statement as of the SEC Effective Date of such Registration Statement to be listed, quoted or traded on the principal securities market on which securities of the same class or series issued by the Company are then listed, quoted or traded;

(11) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times;

(12) cooperate with the Investors who hold Registrable Securities being offered pursuant to a particular Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request; and, not later than the SEC Effective Date of such Registration Statement, the Company shall cause legal counsel selected by the Company to deliver to the Investors whose Registrable Securities are included in the Registration Statement opinions of counsel in form and substance as is customarily given to underwriters in an underwritten public offering;

(13) advise the Investors in writing on the date that the Registration Statement is declared effective by the SEC that the form of Prospectus contained in the Registration Statement at the time of effectiveness meets the requirements of Section 10(a) of the 1933 Act or that it intends to file a Prospectus pursuant to Rule 424(b) that meets the requirements of Section 10(a) of the 1933 Act;

(14) during the Registration Period, the Company shall not bid for or purchase any Common Stock or any right to purchase Common Stock or attempt to induce any Person to purchase any such security or right if such bid, purchase or attempt would in any way limit the right of the Investors to sell Registrable Securities by reason of the limitations set forth in Regulation M under the 1934 Act; and

(15) take all other reasonable actions necessary to expedite and facilitate disposition by the Investors of the Registrable Securities pursuant to the Registration Statement relating thereto.

(c) Obligations of the Buyer and other Investors.
In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

(1) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company completed Selling Securityholder Questionnaire in the form attached hereto as Exhibit A and shall execute such other documents in connection with such registration as the Company may reasonably request.

(2) Each Investor by such Investor’s acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder that covers such Registrable Securities, unless such Investor has notified the Company of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement;

(3) Each Investor agrees that it will not effect any disposition of the Registrable Securities except as contemplated in the applicable Registration Statement or Prospectus or as otherwise is in compliance with applicable securities laws and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding such Investor or its plan of distribution before selling any Registrable Securities pursuant to such Registration Statement or Prospectus subsequent to such material change; each Investor agrees (a) to notify the Company in writing in the event that such Investor enters into any material agreement with a broker or a dealer for the sale pursuant to a Registration Statement of Registrable Securities through a block trade, special offering, exchange distribution or a purchase by a broker or dealer and (b) in connection with such agreement, to provide to the Company in writing the information necessary to prepare any supplemental Prospectus pursuant to Rule 424(c) under the 1933 Act which is required with respect to such transaction; and

(4) Each Investor acknowledges that there may occasionally be times as specified in Section 8(b)(5) or 8(b)(6) when the Company must suspend the use of a Prospectus until such time as an amendment to the related Registration Statement has been filed by the Company and declared effective by the SEC, the Company has prepared a supplement to such Prospectus or the Company has filed an appropriate report with the SEC pursuant to the 1934 Act. Each Investor hereby covenants that it will not sell any Registrable Securities pursuant to such Prospectus during the period commencing at the time at which the Company gives such Investor notice of the suspension of the use of such Prospectus in accordance with Section 8(b)(5) or 8(b)(6) and ending at the time the Company gives such Investor notice that such Investor may thereafter effect sales pursuant to the Prospectus, or until the Company delivers to such Investor or files with the SEC an amended or supplemented Prospectus.

(d) Rule 144.
 With a view to making available to each Investor the benefits of Rule 144, the Company agrees:

(1) so long as any Investor owns Registrable Securities, promptly upon request of such Investor, to furnish to such Investor such information as may be necessary to permit such Investor to sell Registrable Securities pursuant to Rule 144 without registration and otherwise reasonably to cooperate with such Investor and

(2) if at any time the Company is not required by applicable law or this Agreement to file reports with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, to use its best efforts, upon the request of an Investor, to make publicly available other information so long as is necessary to permit publication by brokers and dealers of quotations for the Common Stock and sales of the Registrable Securities in accordance with Rule 15c2-11 under the 1934 Act.

9. INDEMNIFICATION AND CONTRIBUTION.

(a) Indemnification.
(1) To the extent not prohibited by applicable law, the Company will indemnify and hold harmless each Indemnified Person against any Claims to which any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation. Subject to the restrictions set forth in Section 9(a)(3) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such controlling Person, promptly as such expenses are incurred and are due and payable, for any documented reasonable legal fees or other documented and reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(1) shall not apply to: (I) a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information relating to an Indemnified Person furnished in writing to the Company by such Indemnified Person or an underwriter for such Indemnified Person expressly for use in connection with the preparation of any Registration Statement or any such amendment thereof or supplement thereto; (II) any Claim arising out of or based on any statement or omission in any Prospectus, which statement or omission was corrected in any subsequent Prospectus that was delivered to the Indemnified Person prior to the pertinent sale or sales of Registrable Securities by such Indemnified Person; and (III) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors.

(2) In connection with each Registration Statement, each Investor who is named as a selling stockholder in such Registration Statement agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 9(a)(1), each Indemnified Party against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or any amendment thereof or supplement thereto; and such Investor will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 9(a)(2) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor; provided, further, however, that an Investor shall be liable under this Section 9(a)(2) for only that amount of all Claims in the aggregate as does not exceed the amount by which the proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement exceeds the amount paid by such Investor for such Registrable Securities or for the Common Stock Equivalents pursuant to which such Registrable Securities were issued, as the case may be. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 9(a)(2) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in such preliminary prospectus was corrected on a timely basis in the related Prospectus, as then amended or supplemented.

(3) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 9(a) of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 9(a), deliver to the indemnifying party a notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding, in which case the indemnifying party shall not be responsible for more than one such separate counsel, and one local counsel in each jurisdiction in which an action is pending, for all Indemnified Persons or Indemnified Parties, as the case may be. The failure to deliver notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 9(a), except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 9(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

(b) Contribution.
To the extent any indemnification by an indemnifying party as set forth in Section 9(a) above is applicable by its terms but is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 9(a) to the fullest extent permitted by law. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative fault of each party, the parties’ relative knowledge of and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 9(a), (b) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation and (c) the aggregate contribution by any seller of Registrable Securities shall be limited to the amount by which the proceeds received by such seller from the sale of such Registrable Securities exceeds the amount paid by such Investor for such Registrable Securities or for the Common Stock Equivalents pursuant to which such Registrable Securities were issued, as the case may be.

(c) Other Rights.
The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.

10. MISCELLANEOUS.

(a)  Governing Law.
THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) Headings.
 The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(c) Severability.
 If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(d) Notices.
 Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by certified mail, personal delivery, telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party’s address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice shall be addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Executive Officer (telephone line facsimile number (425) 749-3601).

(e) Counterparts.
This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party’s signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by the Buyer shall be deemed a reference to the date set forth below the Buyer’s signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company’s signature on the signature page hereof and (3) the date of execution and delivery of this Agreement, or the date of execution and delivery of this Agreement by the Buyer and the Company, shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

(f) Entire Agreement; Benefit.
This Agreement, including the Annexes, Schedules and Exhibits hereto, and Section 8 of the Other Note Purchase Agreement with regard to the registration rights for the July 2006 Warrant set forth in Section 8(a)(5) of this Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein and in the Annexes and Exhibits. This Agreement, including the Annexes and Exhibits, supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Buyer and their respective successors and permitted assigns.

(g) Waiver.
Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or any course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

(h) Amendment.
(1) No amendment, modification, waiver, discharge or termination of any provision of this Agreement on or prior to the Closing Date nor consent to any departure by the Buyer or the Company therefrom on or prior to the Closing Date shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and in any such case shall be effective only in the specific instance and for the purpose for which given.

(2) No amendment, modification, waiver, discharge or termination of any provision of this Agreement after the Closing Date nor consent to any departure by the Company therefrom after the Closing Date shall in any event be effective unless the same shall be in writing and signed (x) by the Company, if the Company is to be charged with enforcement or (y) by the Majority Holders, if the Buyer is to be charged with enforcement, and in any such case shall be effective only in the specific instance and for the purpose for which given but shall nonethless bind the Buyer and its transferees, successors and assigns; provided, however, that no such amendment modification, waiver, discharge or termination which (i) increases the Buyer’s liability, (ii) amends this Section 10(h) or (iii) adversely affects the Buyer’s rights under Sections 5(a), 5(b), 5(c), 5(d), 5(e), 5(f), 5(j), 5(k), 5(l), 5(m), 8(a), 8(b) and 9, shall be effective unless in writing signed by the Buyer.

(3) No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

(i) Further Assurances.
Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

(j) Assignment of Certain Rights and Obligations.
The rights of an Investor under Sections 5(a), 5(b), 8, 9, and 10 of this Agreement shall be automatically assigned by such Investor to any transferee of all or any portion of such Investor’s Registrable Securities (or all or any portion of the Note or the Warrants) if: (1) such Investor agrees in writing with such transferee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (2) the Company is, within a reasonable time after such transfer, furnished with notice of (A) the name and address of such transferee and (B) the securities with respect to which such rights and obligations are being transferred, (3) in the case of assignment of rights under Section 8, immediately following such transfer or assignment the further disposition of Registrable Securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (4) at or before the time the Company received the notice contemplated by clause (2) of this sentence the transferee agrees in writing with the Company to be bound with respect to such assigned securities by such of the provisions contained in Sections 5(a), 5(b), 8, 9, and 10 hereof as shall have been so assigned to such transferee and (5) if Section 5(a) shall be applicable to such transfer, such Investor shall have complied with Section 5(a). Upon any such transfer, the Company shall be obligated to such transferee to perform all of its covenants under Sections 5(a), 5(b), 8, 9, and 10 of this Agreement, to the extent the same have been so assigned to such transferee, as if such transferee were the Buyer. In connection with any such transfer the Company shall, at its sole cost and expense, promptly after such transfer take such actions as shall be reasonably acceptable to the transferring Investor and such transferee to assure that each Registration Statement and related Prospectus for which the transferring Investor is a selling stockholder are or become available for use by such transferee for sales of the Registrable Securities in respect of which such rights and obligations have been so transferred.

(k) Expenses.
The Company shall be responsible for its expenses (including, without limitation, the legal fees and expenses of its counsel), incurred by it in connection with the negotiation and execution of, and closing under, and performance of, this Agreement. All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 5(d), 5(e), 5(g) and 8 of this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company but excluding (a) fees and expenses of investment bankers or other advisors retained by any Investor and (b) brokerage commissions incurred by any Investor. The Company shall pay promptly upon demand all expenses incurred by the Buyer after the Closing Date, including reasonable attorneys’ fees and expenses, as a consequence of, or in connection with (1) the negotiation, preparation or execution of any amendment, modification or waiver of any of the Transaction Documents, (2) any default or breach of any of the Company’s representations, warranties, covenants or obligations set forth in any of the Transaction Documents, and (3) the enforcement or restructuring of any right of, including the collection of any payments due, the Buyer under any of the Transaction Documents, including, without limitation, any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Buyer. Except as otherwise provided in Section 9 and this Section 10(k), each of the Company and the Buyer shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

(l) Termination.
(1) The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time at or prior to the Closing Date if:

(A) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder required to be performed prior to the time of such termination;

(B) any condition to the Buyer’s obligations hereunder is not fulfilled at or prior to the time such condition is required to be satisfied; or

(C) the closing shall not have occurred on a Closing Date on or before December 29, 2006, other than solely by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

(2) The Company shall have the right to terminate this Agreement by giving notice to the Buyer at any times at or prior to the Closing Date if the closing shall not have occurred on a Closing Date on or before December 29, 2006, other than solely by reason of a breach of this Agreement by the Company, so long as the Company is not in breach of this Agreement at the time it gives such notice. Any such termination shall be effective upon the giving of notice thereof by the Company. Upon such termination, neither the Company nor the Buyer shall have any further obligation to one another hereunder, except for the Company’s liability for the Buyer’s expenses as provided in Section 10(k).

(m) Survival.
The respective representations, warranties, covenants and agreements of the Company and the Buyer contained in this Agreement and the documents delivered in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Transaction Documents and the closing hereunder and delivery of and payment for the Note and the issuance of the Warrants, and shall remain in full force and effect regardless of any investigation made by or on behalf of the Buyer or any Person controlling or acting on behalf of the Buyer or by the Company or any Person controlling or acting on behalf of the Company.

(n) Construction; Buyer Status.
The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The Buyer is not acting as part of a “group” (as that term is used in Section 13(d) of the 1934 Act) with any other Person who is or proposes to become a party to any Other Note Purchase Agreement, or who is acquiring or holds any Other Note or Other Warrant, in negotiating and entering into this Agreement or purchasing the Note and the Warrants or acquiring, disposing of or voting any of the Shares. The Company hereby confirms that it understands and agrees that the Buyer is not acting as part of any such group. If the Buyer is other than AGMF, such Buyer acknowledges and agrees that such Buyer is not relying on AGMF or AGMF’s legal counsel in making a decision to enter into this Agreement, purchase the Note, acquire the Warrants or otherwise in connection with the Transaction Documents, and such legal counsel are not acting as the Buyer’s legal counsel in connection therewith.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized on the respective dates set forth below their signatures hereto.

Purchase Price: See defined term in this Agreement
Principal Amount of Note: TBD
Initial Conversion Price of Note: TBD
December Closing Date Warrant Shares
Initially Issuable Upon Exercise of Warrant: TBD
Initial Exercise Price of December Closing
Date Warrant: TBD
July 2006 Warrant Shares Initially Issuable
Upon Exercise of Warrant: 1,923,076
Initial Exercise Price of July 2006 Warrant: $0.26

EMAGIN CORPORATION

By:	/s/ Gary W. Jones
Name: Gary W. Jones
Title: Chief Executive Officer
Date: July 21, 2006

With a copy to:

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Floor
New York, New York 10018
Attention: Richard A. Friedman, Esq.

Facsimile No: (212) 930-9725

STILLWATER LLC

By:	/s/ Mortimer D.A. Sackler
Name: Mortimer D.A. Sackler
Title: President

Date: July 21, 2006
Address for Notices:

eMagin Corporation

Selling Securityholder Questionnaire

The undersigned beneficial owner (the “Selling Securityholder”) of Common Stock, par value $.001 per share, of eMagin Corporation, a Delaware corporation (the “Company”), understands that the Company intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) for registration of the resale under the Securities Act of 1933, as amended (the “Securities Act”), of such securities (the “Registrable Securities”). This Questionnaire is delivered pursuant to the terms of the Note Purchase Agreement, dated as of July 21, 2006 (the “Purchase Agreement”), between the Company and the Buyer named therein. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, the Selling Securityholder is advised to consult its own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

The Selling Securityholder hereby provides the following information to the Company in connection with the Company’s preparation of the Registration Statement:

1. Name.

(a)	Full Legal Name of Selling Securityholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 3 below are held:

(c)	Full Legal Name of the natural person who directly or indirectly has power to vote or dispose of the Registrable Securities listed in Item 3 below:

2. Address for Notices to Selling Securityholder:

Complete the following only if the Selling Securityholder wishes to receive notices relating to the Registration at a different address or to a different person than the current notice address for purposes of the Purchase Agreement.

Telephone:_______________________________________
Fax:_____________________________________________
Contact Person:____________________________________

3. Beneficial Ownership of Registrable Securities:

(a)	Number of Registrable Securities (all of which are shares of Common Stock) beneficially owned:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes __ No __

Note:	If yes, the SEC staff has indicated that you should be identified as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer?

Yes __ No __

(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes __ No __

Note:	If no, the SEC staff has indicated that you should be identified as an underwriter in the Registration Statement.

5.	Other Beneficial Ownership of Common Stock by the Selling Securityholder.

Except as set forth below in this Item 5, the Selling Securityholder is not the beneficial or registered owner of any shares of Common Stock of the Company other than the Registrable Securities listed above in Item 3.

(a)	Number of other shares of Common Stock held of record or beneficially owned by the Selling Securityholder:

6. Relationships with the Company:

Except for the Purchase Agreement and transactions related thereto and except as set forth below, the Selling Securityholder has not held any position or office or had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The Selling Securityholder’s obligations with respect to the information it provides in response to this Questionnaire are set forth in Section 8(c) of the Purchase Agreement.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:____________________________________________	Beneficial Owner: _____________________________________________

By:
Name:
Title:

PLEASE FAX OR E-MAIL THE COMPLETED
AND EXECUTED QUESTIONNAIRE TO:

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Floor
New York, New York 10018
Attention: Richard A. Friedman, Esq.
e-Mail address: rfriedman@srff.com

Annex X
to
Note Purchase
Agreement

COMPANY PUT NOTICE
(6% Senior Secured Convertible Notes due 2007-2008
of eMagin Corporation)

TO: [NAME OF BUYER] [FACSIMILE NO.]

(1) Pursuant to the terms of the Note Purchase Agreement, dated as of July __, 2006 (the "Note Purchase Agreement"), by and between eMagin Corporation, a Delaware corporation (the “Company”), and ______________________, a _______________ organized and existing under the laws of the State of _____________ (the “Buyer”), the Company hereby exercises its right to sell the Securities to the Buyer, subject to the closing conditions set forth in Sections 6 and 7 of the Note Purchase Agreement being satisfied prior to the Closing Date.

(2) The principal amount of the Notes to be sold to the Buyer is $[INSERT AN AMOUNT UP TO [$500,000] BASED ON THE PURCHASE PRICE ADJUSTMENTS - SEE DEFINITION OF PURCHASE PRICE [Prior to execution of this NPA, please reduce the $500,000 amount by the difference, if any, between the principal amount of the Other Notes in this round of financing and $6.5 million]] ____________________.

(3) Subject to the closing conditions set forth in Sections 6 and 7 of the Note Purchase Agreement being satisfied, the Closing Date for the sale and purchase of Notes will be December __, 2006 [INSERT DATE WHICH IS TEN BUSINESS DAYS AFTER THE DATE THIS NOTICE IS GIVEN],
or such other mutually agreed to time by the Company and the Buyer.

(4) Capitalized terms used in this Notice and not defined in this Notice have the respective meanings provided in the Note Purchase Agreement.

Dated: December _____, 2006

EMAGIN CORPORATION

Date:	By:	/s/

Title

Annex 1

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE, NOR MAY ANY INTEREST THEREIN BE, OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY, SUBJECT TO CERTAIN EXCEPTIONS, A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THIS NOTE IN THE EVENT OF A PARTIAL CONVERSION. AS A RESULT, FOLLOWING ANY CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SET FORTH BELOW.

EMAGIN CORPORATION

6% SENIOR SECURED CONVERTIBLE NOTE DUE 2007-2008

No.                                                           $
New York, New York
July 21, 2006

FOR VALUE RECEIVED, EMAGIN CORPORATION, a Delaware corporation (hereinafter called the “Company”), hereby promises to pay to [NAME], [ADDRESS], or registered assigns (the “Holder”), or order, the sum of                   Dollars ($                                        ), in installments on the Installment Maturity Date and on the Final Maturity Date, and to pay interest on the unpaid principal balance hereof at the Applicable Rate from the date hereof, until the same becomes due and payable, whether at maturity or upon acceleration or by redemption or repurchase in accordance with the terms hereof or otherwise. Any amount, including, without limitation, principal of or interest on this Note, the Optional Redemption Price and the Repurchase Price, that is payable under this Note that is not paid when due shall bear interest at the Default Rate from the due date thereof until the same is paid (“Default Interest”). Regular interest shall be payable in arrears on each Interest Payment Date, commencing on September 1, 2006, on the principal amount outstanding on such date. Regular interest on this Note shall be computed on the basis of a 360-day year of 12 30-day months and actual days elapsed. No regular interest shall be payable on an Interest Payment Date on any portion of the principal amount of this Note which shall have been redeemed prior to such Interest Payment Date so long as the Company shall have complied in full with its obligations with respect to such redemption.

All payments of principal of and premium, if any, interest, and other amounts on this Note shall be made in lawful money of the United States of America. All payments shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. Certain capitalized terms used in this Note are defined in Article I.

The obligations of the Company under this Note shall rank in right of payment on a parity with all other unsubordinated obligations of the Company for indebtedness for borrowed money or the purchase price of property. This Note is issued pursuant to the Note Purchase Agreement and the Holder and this Note are subject to the terms and entitled to the benefits of the Note Purchase Agreement. This Note is entitled to the benefits of the Security Agreements and the Lockbox Agreement.

This Note is one of a duly authorized issue of the Company’s 6% Senior Secured Convertible Notes due 2007-2008 limited to an aggregate principal amount of $7,000,000.00 (excluding 6% Senior Secured Convertible Notes due 2007-2008 issued in replacement of lost, stolen, destroyed or mutilated notes or issued on transfer of such notes).

The following terms shall apply to this Note:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. (a) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Note.

(b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accredited Investor” means an “accredited investor” as that term is defined in Rule 501 of Regulation D under the 1933 Act.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregation Parties” shall have the meaning provided in Section 6.7(a).

“Alexandra” means Alexandra Global Master Fund Ltd., a British Virgin Islands international business company.

“AMEX” means the American Stock Exchange, Inc.

“Applicable Rate” means 6 percent per annum; provided, however, that if an Event of Default shall have occurred, then the Applicable Rate shall be increased to 12 percent per annum during the period from the date of such Event of Default until the date no Event of Default is continuing (or such lesser rate as shall be the highest rate permitted by applicable law).

“Average Daily Trading Volume Threshold” means, with respect to any period, that the average daily trading volume of the Common Stock during such period as reported by Bloomberg, L.P. (or if such source ceases to be available, a comparable source selected by the Holder and acceptable to the Company in its reasonable judgment) shall be at least 500,000 shares (such amount to be subject to equitable adjustment for stock splits, stock dividends and similar events relating to the Common Stock that are reflected in the trading market for the Common Stock on or before the last Trading Day in such period).

“Board of Directors” means the Board of Directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holder.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

"Cash and Cash Equivalents Balances" of any Person on any date shall be determined on an unconsolidated basis from such Person's books maintained in accordance with Generally Accepted Accounting Principles, and means, without duplication, the sum of (1) the cash held by such Person on such date and available for use by such Person on such date, (2) all assets which would, on a balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash equivalents; provided, however, that (x) for purposes of computing the Cash and Cash Equivalents Balances as of any date, no amount shall be included as cash or a cash equivalent if such amount is subject to any lien, charge, equity or encumbrance in favor of any other Person or is subject to any agreement, arrangement or understanding by the Company with any other Person to maintain the amount thereof or which restricts the use thereof by the Company (in any such case, other than as provided in Section 3.9 of this Note and the Other Notes and other than the lien and security interest in favor of the Collateral Agent arising under the Security Agreement) (y) cash and cash equivalents described in the preceding clauses (1) and (2) that are held at any time as Collateral under the Security Agreement and in which the Collateral Agent has a perfected first priority security interest and which are not subject to any lien, charge, equity or encumbrance in favor of any other Person shall be included in determining the amount of Cash and Cash Equivalents Balances at such time.

“Collateral” shall have the meaning provided in the Security Agreements or in either of them.

“Collateral Agent” means Alexandra, as collateral agent under the Security Agreements, or its successors.

“Common Stock” means the Common Stock, par value $.001 per share, or any shares of capital stock of the Company into which such shares shall be changed or reclassified after the Issuance Date.

“Common Stock Equivalent” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Company” shall have the meaning provided in the first paragraph of this Note.

“Company Certificate” means a certificate of the Company signed by an Officer.

“Company Notice” means a Company Notice in the form attached hereto as Exhibit A.

“Computed Market Price” shall mean the arithmetic average of the daily VWAPs for each of the three Trading Days immediately preceding the applicable Measurement Date (such VWAPs being appropriately and equitably adjusted for any stock splits, stock dividends, recapitalizations and the like occurring or for which the record date occurs during such three Trading Days).

“Conversion Date” means the date on which a Conversion Notice is given in accordance with Section 6.2(a).

“Conversion Notice” means a duly executed Notice of Conversion of 6% Senior Secured Convertible Note Due 2007-2008 substantially in the form of Exhibit C to this Note.

“Conversion Price” means $0.26, subject to adjustment as provided in Section 6.3.

“Current Fair Market Value” when used with respect to the Common Stock as of a specified date means with respect to each share of Common Stock the average of the closing prices of the Common Stock sold on all securities exchanges (including the NYSE, the AMEX, the Nasdaq and the Nasdaq Capital Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of regular trading such day, or, if on such day the  Common Stock is not so listed, the average of  the representative bid and asked prices quoted in  the  NASDAQ System as  of  4:00 p.m.,

New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the Pink Sheets, LLC, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the greater of (i) the highest price per share of Common Stock at which the Company has sold shares of Common Stock or Common Stock Equivalents during the 365 days prior to the date of such determination and (ii) the highest price per share which the Company could then obtain from a willing buyer (not an employee or director of the Company at the time of determination) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors.

“Current Market Price” shall mean the arithmetic average of the daily Market Prices per share of Common Stock for the five consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6.3(a), (b), (c), (d) or (e), occurs during such five consecutive Trading Days, the Market Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 6.3(a), (b), (c), (d) or (e), occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Market Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 6.3(d), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 6.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 6.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Default Interest” shall have the meaning provided in the first paragraph of this Note.

“Default Rate” means 12 percent per annum (or such lesser rate equal to the highest rate permitted by applicable law).

“Designated Person” means any of Mr. John Atherly, Mr. Gary Jones and Ms. Susan Jones.

“DTC” shall have the meaning provided in Section 6.2(b).

“EBITDA” for any period shall mean the consolidated net income before taxes of the Company and its Subsidiaries, as shown on its consolidated financial statements filed with the SEC for such period and prepared in accordance with Generally Accepted Accounting Principles, on a basis consistent with the Company’s audited consolidated financial statements most recently filed with the SEC prior to the Issuance Date, increased by the amount of depreciation, amortization and interest expenses charged in computing such consolidated net income for such period.

“EBITDA Positive Quarter” means a fiscal quarter of the Company during which its EBITDA is greater than zero, as shown in the Company’s Quarterly Report on Form 10-Q filed with the SEC, in the case of the first three fiscal quarters of any fiscal year, or as shown in the Company’s Annual Report on Form 10-K, in the case of the fourth fiscal quarter of any fiscal year. In the case of the fourth fiscal quarter of any year, an EBITDA Positive Quarter may be shown by the quarterly financial data shown in the notes to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for such fiscal year, if such information is presented in sufficient detail to make such calculation, or by subtracting the EBITDA for the first three fiscal quarters of such fiscal year from the EBITDA for such fiscal year.

“Eligible Bank” means a corporation organized or existing under the laws of the United States or any other state, having combined capital and surplus of at least $100 million and subject to supervision by federal or state authority and which has a branch located in New York, New York.

“Event of Default” shall have the meaning provided in Section 4.1.

“Excluded Shares” shall have the meaning provided in Section 6.7.

“Extended Optional Redemption Date” means with respect to any portion of this Note to which Section 2.1(e) applies, the date that is 30 Trading Days, after the latest date on which the Restricted Ownership Percentage no longer restricts the Holder’s right to convert the remaining Uncovered Portion, but in no event later than the Final Maturity Date.

“FAST” shall have the meaning provided in Section 6.2(b)

“Final Maturity Date” means January 21, 2008.

“Fundamental Change” means

(a) Any consolidation or merger of the Company or any Subsidiary with or into another entity (other than a merger or consolidation of a Subsidiary into the Company or a wholly-owned Subsidiary in connection with which no change in outstanding Common Stock occurs) where the stockholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Company and the Subsidiaries in a single transaction or a series of related transactions; or

(b) The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or, upon consummation of or immediately following such transaction or event, will be) listed on a national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

(c) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

“Generally Accepted Accounting Principles” for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

“Holder” shall have the meaning provided in the first paragraph of this Note.

“Holder Notice” means a Holder Notice in the form attached hereto as Exhibit B.

“Indebtedness” means, when used with respect to any Person, without duplication:

(1) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, currency purchase or similar agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

(3) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with Generally Accepted Accounting Principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

(4) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (3);

(5) any indebtedness or other obligations described in clauses (1) through (4) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall be payable by or shall have been assumed by such Person; and

(6) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (5).

“Installment Maturity Date” means July 21, 2007.

“Interest Payment Dates” means each March 1, June 1, September 1 and December 1 and the Final Maturity Date.

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates, as in effect from time to time.

“Issuance Date” means July 21, 2006.

“Lien” means any mortgage, lien, pledge, security interest or other charge or encumbrance, including, without limitation, the lien or retained security title of a conditional vendor.

“Lockbox Agent” means the Person serving from time to time as Lockbox Agent under the Lockbox Agreement.

“Lockbox Agreement” means that certain Lockbox Agreement, dated as of July 21, 2006, by and between the Company, the Lockbox Agent and the Collateral Agent.

“Majority Holders” means, at any time, the holders of a majority of the aggregate principal amount of this Note and the Other Notes outstanding at such time.

“Market Price” with respect to any security on any day shall mean the closing bid price of such security on such day on the Nasdaq, the Nasdaq Capital Market, the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the Nasdaq Capital Market, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. (or if such source ceases to be available, comparable source selected by the Holder and acceptable to the Company in its reasonable judgment) or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by Pink Sheets, LLC, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any NYSE member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

“Measurement Date” for any sale, transfer or disposition (but not including the cancellation or expiration) of Common Stock or Common Stock Equivalents by a Designated Person means the date that is three Trading Days after the earlier of (i) the date such Designated Person files a Form 4 with the SEC with respect to such sale, transfer or disposition and (ii) the date such Designated Person is required to file a Form 4 with the SEC with respect to such sale, transfer or disposition; provided, however, that if such Designated Person is not required, or is no longer required, to file a Form 4 with respect to such sale, transfer or disposition, the Measurement Date shall be the date that is five Trading Days after the date of such sale, transfer or disposition.

“Nasdaq” means the Nasdaq Global Market.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“Note” means this instrument as originally executed, or if later amended or supplemented in accordance with its terms, then as so amended or supplemented.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of July 21, 2006, by and between the Company and the original Holder of this Note or its predecessor instrument.

“NYSE” means the New York Stock Exchange, Inc.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Company.

“Optional Redemption Date” means the Business Day on which this Note is to be redeemed pursuant to Section 2.1.

“Optional Redemption Notice” means an Optional Redemption Notice in the form attached hereto as Exhibit D.

“Optional Redemption Period” means the period which commences on the date that is ten days after the SEC Effective Date and ends on the Final Maturity Date.

“Optional Redemption Price” means an amount in cash equal to the sum of (1) 100% of the outstanding principal amount of this Note plus (2) accrued and unpaid interest on such principal amount to the Optional Redemption Date plus (3) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (2) at the rate provided in this Note to the Optional Redemption Date plus (4) an amount equal to the interest that would have accrued on this Note from the Optional Redemption Date until the Final Maturity Date (assuming, in case the Optional Redemption Date is prior to the Installment Maturity Date, the Company paid when due the installment of principal due on the Installment Maturity Date) had this Note not been redeemed on the Optional Redemption Date.

“Other Note Purchase Agreements” means the several Note Purchase Agreements, dated as of July 21, 2006, by and between the Company and the respective original holders of the Other Notes.

“Other Notes” means the several 6% Senior Secured Convertible Notes due 2007-2008, issued by the Company pursuant to the Other Note Purchase Agreements.

“Other Warrants” means the Common Stock Purchase Warrants issued by the Company to the original holders of the Other Notes or their respective predecessor instruments.

“Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement, dated as of July 21, 2006, by and between the Company and the Collateral Agent.

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of July 21, 2006, by and between the Company and the Collateral Agent.

“Permitted Designated Person Sale” means a sale by John Atherly, occurring on or after January 1, 2007, of shares of Common Stock in an amount not to exceed 50,000 shares in the aggregate in any fiscal quarter of the Company (such number of shares subject to equitable adjustments for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issuance Date).

“Permitted Indebtedness” means

(1) Indebtedness outstanding on the Issuance Date prior to issuance of this Note and reflected in the Company’s financial statements included in the SEC Reports;

(2) Indebtedness evidenced by this Note and the Other Notes;

(3) Indebtedness outstanding on, or incurred after, the Issuance Date in an aggregate amount not to exceed $2,500,000 at any one time outstanding so long as (A) such Indebtedness (x) is incurred for the purpose of acquiring equipment owned or used or to be owned or used by the Company or any Subsidiary (or for the purpose of acquiring the capital stock or similar equity interests of a Subsidiary that is formed for the limited purpose of owning same and does not own or hold any other material assets) and does not exceed the purchase price of the equipment, capital stock or other equity interest so acquired plus reasonable transaction expenses and (y) if secured, is secured solely by the interest of the Company or one of its Subsidiaries in the equipment so acquired and rights related thereto or (B) is the reimbursement obligations and other liabilities (contingent or otherwise) of the Company or any Subsidiary with respect to letters of credit issued in lieu of cash security deposits for leases of real property or equipment used by the Company or any Subsidiary, or commercial or standby letters of credit issued in the ordinary course of the business of the Company and its Subsidiaries (the amount of which shall for this purpose be deemed to be the maximum reimbursement obligations and other liabilities (contingent or otherwise) with respect to such letters of credit, whether or not a drawing thereunder has been made);

(4) Indebtedness incurred after the Issuance Date not to exceed $2,500,000 at any one time outstanding that is secured solely by raw materials, works in progress and finished goods inventory and accounts receivable in a financing by a bank, finance company or other institutional lender providing receivables or inventory financing;

(5) Indebtedness incurred after the Issuance Date which is unsecured, subordinated to the Note and the Other Notes as to payment on terms approved in advance of such incurrence by the Majority Holders as evidenced by the written approval of the Majority Holders, and for which no payment of principal of such Indebtedness is scheduled to be due prior to the date that is six months after the Final Maturity Date;

(6) endorsements for collection or deposit in the ordinary course of business;

(7) in the case of any Subsidiary, Indebtedness owed by such Subsidiary to the Company; and

(8) Permitted Refinancing Indebtedness;

in each such case so long as at the time of incurrence of such Indebtedness no Event of Default has occurred and is continuing or would result from such incurrence and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing or would result from such incurrence and so long as in the case of such Indebtedness referred to in the preceding clauses (3) through (5), inclusive, incurrence of such Indebtedness shall have been approved by the Board of Directors prior to the incurrence thereof.

“Permitted Liens” means:

(a) Liens upon any property of any Subsidiary or Subsidiaries as security for indebtedness owing by such Subsidiary to the Company;

(b) purchase money Liens upon any property acquired by the Company or any Subsidiary or Liens existing on such property at the time of acquisition and in any such case securing Permitted Indebtedness described in clause (3) of the definition of the term Permitted Indebtedness; provided that (i) no such Lien shall extend to or cover any other property of the Company or any Subsidiary, (ii) the principal amount of Indebtedness secured by each such Lien on any such property shall not exceed the cost (including such principal amount of the Indebtedness secured thereby) to the Company or the Subsidiary of the property subject thereto, and (iii) the aggregate principal amount of all Indebtedness of the Company and all Subsidiaries secured by all Liens described in this subsection (b) and any extensions, renewals or replacements thereof, at any one time outstanding, shall not exceed $2,500,000 for the Company and the Subsidiaries; and any Lien securing Indebtedness that extends, renews or replaces any Indebtedness secured by any Lien permitted by this subsection (b); provided, however, that in any such case the Lien securing any Indebtedness so extended, renewed or replaced shall not extend to or cover any other property of the Company or any Subsidiary and the principal amount of such Indebtedness extended, renewed or replaced shall not be increased;

(c) Liens securing Indebtedness permitted under clause (4) of the definition of the term Permitted Indebtedness so long as in each such case such Lien does not extend to any property of the Company or the Subsidiaries other than the accounts receivables or inventory of the Company and the Subsidiaries so financed;

(d) Liens securing this Note and the Other Notes ratably and not securing any other Indebtedness;

(e) Liens for taxes or assessments or governmental charges or levies on its property if such taxes or assessments or charges or levies shall not at the time be due and payable or if the amount, applicability, or validity of any such tax, assessment, charge or levy shall currently be contested in good faith by appropriate proceedings or necessary preliminary steps are being taken to contest, compromise or settle the amount thereof or to determine the applicability or validity thereof and if the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto; deposits or pledges to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security; deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money borrowed or credit extended), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business; mechanics', carriers', workers', repairmen's or other  like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days, or which are in good faith being contested or litigated, or deposits to obtain the release of such Liens; Liens created by or resulting from any litigation or legal proceedings or proceedings being contested in good faith by appropriate proceedings, provided any execution levied thereon shall be stayed; leases made, or existing on property acquired, in the ordinary course of business; landlords' Liens under leases to which the Company or any Subsidiary is a party; and zoning restrictions, easements, licenses or restrictions on the use of real property or minor irregularities in title thereto; provided that all such Liens described in this subsection (d) do not, in the aggregate, materially impair the use of such property in the operations of the business of the Company or any Subsidiary or the value of such property for the purpose of such business; and

(f) Liens existing on the Issuance Date and listed in Schedule 4(t) to the Note Purchase Agreement.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company issued in exchange for, or the net proceeds of which are used to redeem Indebtedness represented by this Note and the Other Notes in accordance with Section 2.1; provided that so long as on or before the date of incurrence of such Permitted Refinancing Indebtedness the Company shall have (a) given the Optional Redemption Notice to the Holder and the holders of the Other Notes in accordance with Section 2.1 and (b) irrevocably deposited in trust with a trustee (other than the Company or any Subsidiary), for the exclusive benefit of the Holder and the holders of the Other Notes being redeemed, an amount at least equal to the aggregate amount that the Company will be obligated to pay in respect of such Indebtedness from such date to the date of payment in full of such Indebtedness.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

“Principal Market” means, at any time, whichever of the Nasdaq, Nasdaq Capital Market, AMEX, NYSE or such other U.S. market or exchange is at the time the principal market on which the Common Stock is then listed for trading.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Registration Statement” means the Registration Statement required to be filed by the Company with the SEC pursuant to Section 8(a)(1) of the Note Purchase Agreement.

“Repurchase Event” means the occurrence of any one or more of the following events:

(a) The Common Stock ceases to be traded on the AMEX and is not listed for trading on the Nasdaq, the Nasdaq Capital Market or the NYSE;

(b) Any Fundamental Change;

(c) The adoption of any amendment to the Company's Certificate of Incorporation (other than any certificate designating a series of preferred stock of the Company) which materially and adversely affects the rights of the Holder or the taking of any other action by the Company which materially and adversely affects the rights of the Holder in respect of the Holder’s interest in the Common Stock in a different and more adverse manner than it affects the rights of holders of Common Stock generally; or

(d) The inability of the Holder for 20 Trading Days (whether or not consecutive) during any period of 365 consecutive days occurring on or after the SEC Effective Date to sell shares of Common Stock issued or issuable upon conversion of this Note or exercise of the Warrants pursuant to the Registration Statement (1) by reason of the requirements of the 1933 Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to the Registration Statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or other failure of the Registration Statement to comply with the rules and regulations of the SEC other than by reason of a review by the SEC staff of the Registration Statement or a post effective amendment to the Registration Statement excluding any such inability to sell that results from an untrue statement of a material fact in such Registration Statement or omission to state a material fact required to be stated in such Registration Statement in order to make the statements therein not misleading, which misstatement or omission was made by the Holder in written information it furnished to the Company specifically for inclusion in such Registration Statement which such information was substantially relied upon by the Company in preparation of the Registration Statement or any amendment or supplement thereto, unless the Company shall have failed timely to amend or supplement such Registration Statement after the Holder shall have corrected such misstatement or omission; or

(e) Any Event of Default specified in Article IV of this Note.

“Repurchase Price” means with respect to any repurchase pursuant to Sections 5.1 and 5.2 an amount in cash equal to the sum of (1) 100% of the outstanding principal amount of this Note that the Holder has elected to be repurchased plus (2) accrued and unpaid interest on such principal amount to the date of such repurchase plus (3) accrued and unpaid Default Interest, if any, thereon at the rate provided in this Note to the date of such repurchase.

“Restricted Ownership Percentage” shall have the meaning provided in Section 6.7(a).

“Rule 144A” means Rule 144A as promulgated under the 1933 Act.

“SEC” means the Securities and Exchange Commission.

“SEC Effective Date” means the date the Registration Statement is first declared effective by the SEC.

“SEC Reports” shall have the meaning provided in the Note Purchase Agreement.

“Security Agreement” means either or both of the Pledge and Security Agreement and the Patent and Trademark Security Agreement.

“Stockholder Approval” shall have the meaning provided in the Note Purchase Agreement.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

“Tender Offer” means a tender offer or exchange offer.

“Trading Day” means at any time a day on which the Principal Market is open for general trading of securities.

“Transaction Documents” means this Note, the Note Purchase Agreement, the Security Agreements, the Lockbox Agreement, the Warrants and the other agreements, instruments and documents contemplated hereby and thereby.

“Transfer Agent” means Continental Stock Transfer & Trust Company, or its successor as transfer agent and registrar for the Common Stock.

“Trigger Event” shall have the meaning provided in Section 6.3(d).

“Unconverted Portion” shall have the meaning provided in Section 2.1(d)(1).

“VWAP” of any security on any Trading Day means the volume-weighted average price of such security on such Trading Day on the Principal Market, as reported by Bloomberg Financial, L.P., based on a Trading Day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern Time, using the AQR Function, for such Trading Day; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to equitable adjustments from time to time on terms consistent with Section 6.3 and otherwise reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), and (vii) similar events relating to the Common Stock, in each case which occur, or with respect to which the “ex” date occurs, during such period.

“Warrants” means Common Stock Purchase Warrants of the Company issued to the original Holder of this Note pursuant to the Note Purchase Agreement or any such instrument issued upon transfer or split up thereof.

ARTICLE II

OPTIONAL REDEMPTION; INSTALLMENT OF PRINCIPAL

2.1 Optional Redemption.  (a) At any time during the Optional Redemption Period, the Company shall have the right to redeem at any one time all of the outstanding principal amount of this Note at the Optional Redemption Price pursuant to this Section 2.1 on any Optional Redemption Date, so long as the following conditions are met:

(1) on the date the Company gives the Optional Redemption Notice and at all times to and including the Optional Redemption Date, no Event of Default and no event which, with notice or passage of time, or both, would become an Event of Default has occurred and is continuing (unless the requirements of this clause (1) will be satisfied immediately after the redemption of this Note and the Other Notes on the Optional Redemption Date and the Company shall furnish Company Certificates to the Holder to such effect on the date the Optional Redemption Notice is given to the Holder and on the Optional Redemption Date),

(2) on the date the Company gives the Optional Redemption Notice and at all times to and including the Optional Redemption Date, no Repurchase Event has occurred with respect to which the Holder has the right to exercise repurchase rights pursuant to Sections 5.1 and 5.2 or with respect to which the Holder has exercised such repurchase rights and the Repurchase Price has not been paid to the Holder and no event which, with notice or passage of time, or both, would become a Repurchase Event has occurred and is continuing,

(3) on the date the Company gives the Optional Redemption Notice and at all times thereafter to and including the Optional Redemption Date, the Registration Statement shall be effective and available for use by the Holder, the holders of the Other Notes and the holders of the Warrants for the resale of the shares of Common Stock issued and issuable upon conversion of this Note and the Other Notes and issued or issuable upon exercise of the Warrants, as the case may be, and is reasonably expected to remain effective and available for such use for at least 30 Trading Days after the Optional Redemption Date; and

(4) on the date the Company gives the Optional Redemption Notice, the Company (x) has funds available to pay the Optional Redemption Price of this Note and the redemption prices of the Other Notes, or (y) has funds which, together with the proceeds to be paid to the Company at the closing of a transaction in which the Company proposes to issue Permitted Refinancing Indebtedness, will be sufficient to pay the Optional Redemption Price of this Note and the redemption prices of the Other Notes.

In order to exercise its right of redemption under this Section 2.1, the Company shall give the Optional Redemption Notice to the Holder not less than ten Trading Days or more than 30 Trading Days prior to the Optional Redemption Date stating: (1) that the Company is exercising its right to redeem this Note in accordance with this Section 2.1, (2) the principal amount of this Note to be redeemed, (3) the Optional Redemption Price, (4) the Optional Redemption Date and (5) that all of the conditions of this Section 2.1 entitling the Company to call this Note for redemption have been met. On the Optional Redemption Date (or such later date as the Holder surrenders this Note to the Company) the Company shall pay to or upon the order of the Holder, by wire transfer of immediately available funds to such account as shall be specified for such purpose by the Holder at least one Business Day prior to the Optional Redemption Date, an amount equal to the Optional Redemption Price of the portion (which may be all) of this Note to be redeemed.

(b) In order that the Company shall not discriminate among the Holder and the holders of the Other Notes, the Company agrees that it shall not redeem any of the Other Notes pursuant to the provisions thereof similar to this Section 2.1 or repurchase or otherwise acquire any of the Other Notes (other than a mandatory redemption pursuant to provisions of the Other Notes comparable to Article V) unless the Company offers simultaneously to redeem, repurchase or otherwise acquire this Note for cash at the same unit price as the Other Note or Other Notes.

(c) The Company shall not be entitled to give an Optional Redemption Notice or to redeem any portion of this Note with respect to which the Holder has given a Conversion Notice on or prior to the date the Company gives such Optional Redemption Notice. Notwithstanding the giving of the Optional Redemption Notice, the Holder shall be entitled to convert all or any portion of this Note, in accordance with the terms of this Note, by giving a Conversion Notice at any time on or prior to the later of (1) the date which is one Trading Day prior to the Optional Redemption Date and (2) if the Company fails to pay and deliver to the Holder, or deposit in accordance with Section 7.10, the Optional Redemption Price payable on the Optional Redemption Date on or before the Optional Redemption Date, the date on which the Company pays and delivers to the Holder, or deposits in accordance with Section 7.10, such Optional Redemption Price. If after giving effect to any such conversion of this Note that occurs after the date the Company gives the Optional Redemption Notice to the Holder, the principal amount of this Note remaining outstanding is less than the amount thereof to be redeemed as stated in the Optional Redemption Notice, then the Optional Redemption Price set forth in the Optional Redemption Notice shall be adjusted to reflect the reduced outstanding principal amount of this Note and related accrued interest (and Default Interest, if any, thereon at the Default Rate) on the Optional Redemption Date resulting from any such conversions of this Note after the Company gives the Optional Redemption Notice to the Holder.

(d) (1) Notwithstanding any other provision of this Note or applicable law to the contrary, in case the Company shall give the Optional Redemption Notice to the Holder, and on the date the Company gives the Optional Redemption Notice or at any time thereafter to and including the Optional Redemption Date, the Holder shall be restricted from converting any portion of this Note by reason of the Restricted Ownership Percentage (the “Unconverted Portion”), then the Optional Redemption Date for the Unconverted Portion so called for redemption by the Company and which the Holder may not convert at any such time during such period from the date the Company gives the Optional Redemption Notice to the Optional Redemption Date may, at the election of the Holder exercised by notice to the Company given on or before the Optional Redemption Date, be extended to be  the  Extended

Optional Redemption Date. On the applicable Extended Optional Redemption Date, the Company shall pay the Optional Redemption Price for any portion of this Note redeemed on such Extended Optional Redemption Date. Any portion of this Note for which there is an Extended Optional Redemption Date shall remain convertible by the Holder in accordance with Section 6 at any time to and including the close of business on the Business Day prior to the applicable Extended Optional Redemption Date.

(2) Notwithstanding anything to the contrary contained in Section 6.7, solely for the purposes of calculating the Restricted Ownership Percentage for purposes of this Section 2.1(d), the shares of Common Stock issuable upon exercise of the Warrants held by the Holder shall not be deemed to be Excluded Shares and shall be taken into account in calculating the Restricted Ownership Percentage to determine the amount of the Unconverted Portion.

2.2 Installments of Principal. The principal of this Note shall become due in installments as follows:

Principal Amount	Due Date
$[PRIOR TO ISSUANCE, INSERT 50%
OF PRINCIPAL AMOUNTOF NOTE]	Installment Maturity Date

$[PRIOR TO ISSUANCE, INSERT 50%
OF PRINCIPAL AMOUNTOF NOTE]	Final Maturity Date

The amounts of such installments that are payable on each such date are subject to reduction as provided in Sections 5 and 6.

2.3 No Other Prepayment. Except as specifically provided in Section 2.1, this Note may not be prepaid, redeemed or repurchased at the option of the Company prior to the applicable Installment Maturity Date or the Final Maturity Date, as the case may be.

ARTICLE III

CERTAIN COVENANTS

So long as the Company shall have any obligation under this Note, unless otherwise consented to in advance by the Majority Holders:

3.1 Limitations on Certain Indebtedness. The Company will not itself, and will not permit any Subsidiary to, create, assume, incur or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction (all of which are referred to herein as “incurring”), any Indebtedness other than Permitted Indebtedness.

3.2 Maintenance of Cash and Cash Equivalents Balances. The Company shall at all times maintain Cash and Cash Equivalents Balances at least equal to $600,000. The Company shall certify the amount of its Cash and Cash Equivalents Balances to the Holder as of the end of each calendar quarter, and from time to time upon request of the Majority Holders, as provided herein. Not later than the due date for filing with the SEC (determined without regard to any extension thereof permitted by the SEC) the Company’s Quarterly Report on Form 10-Q (in the case of the first three calendar quarters of each year) or the Company’s Annual Report on Form 10-K (in the case of the fourth calendar quarter of each year), and within five Business Days after a request therefor made by notice to the Company from the Majority Holders, the Company shall furnish to the Holder a Company Certificate, setting forth the amount of the Company's Cash and Cash Equivalents Balances as of the end of such calendar quarter or as of the date of such notice, as the case may be. Each Company Certificate delivered pursuant to this Section 3.2 shall state (1) the amount of the Company’s Cash and Cash Equivalents Balances and the date as of which such amount has been determined, (2) separately, the amount of cash and the amount of cash equivalents included in the amount of Cash and Cash Equivalents Balances shown in such Company Certificate and (3) that the amount of Cash and Cash Equivalents Balances stated in such Company Certificate has been determined in accordance with the terms of this Note. If necessary in order to avoid furnishing the Holder information that, for purposes of the 1934 Act, would be considered to be material non-public information if not publicly disclosed, at the time the Company furnishes each Company Certificate to the Holder the Company shall make an appropriate public announcement disclosing the information contained in such Company Certificate relating to the Cash and Cash Equivalents Balances; provided, however, that in case the Company makes no such public disclosure the Holder expressly undertakes no agreement, obligation or duty to refrain from trading in the Company’s securities while in possession of such information.

3.3 Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and the Company shall have established adequate reserves therefor on its books.

3.4 Maintenance of Property; Insurance. (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

(b) The Company will maintain, and will cause each Subsidiary to maintain, with financially sound and responsible insurance companies, insurance, in at least such amounts and against such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties.

3.5 Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business except where (other than the Company’s corporate existence) the failure to do so would not have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or prospects of the Company and the Subsidiaries, taken as a whole, (ii) the ability of the Company to perform and comply with its obligations under the Transaction Documents or (iii) the rights and remedies of the Holder or the Collateral Agent under or in connection with the Transaction Documents.

3.6 Compliance with Laws. The Company will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and the Subsidiaries, taken as a whole.

3.7 Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

3.8 Limitations on Asset Sales, Liquidations, Etc.; Certain Matters. The Company shall not

(a) sell, convey or otherwise dispose of all or substantially all of the assets of the Company as an entirety or substantially as an entirety in a single transaction or in a series of related transactions; or

(b) sell one or more Subsidiaries, or permit any one or more Subsidiaries to sell their respective assets, if such sale individually or in the aggregate is material to the Company and the Subsidiaries taken as a whole, other than any such sale or sales which individually or in the aggregate could not reasonably be expected to have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or financial prospects of the Company and the Subsidiaries, taken as a whole, (ii) the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, or (iii) the rights and remedies of the Holder under the terms of the Transaction Documents; or

(c) liquidate, dissolve or otherwise wind up the affairs of the Company.

3.9 Limitations on Liens. The Company will not itself, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien upon all or any part of its property of any character, whether owned at the date hereof or thereafter acquired, except Permitted Liens.

3.10 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Company, except, on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company, as determined in good faith by the Board of Directors.

3.11 Rule 144A Information Requirement.  Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holder and any prospective purchaser of this Note from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Note without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

3.12 Limitation on Certain Issuances.  The Company shall not offer, sell or issue, or enter into any agreement, arrangement or understanding to offer, sell or issue, any Common Stock or Common Stock Equivalent (A) that is convertible into, exchangeable or exercisable for, or includes the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such Common Stock or Common Stock Equivalent, or (y) with a fixed conversion, exercise, exchange or purchase price that is subject to being reset at some future date after the initial issuance of such Common Stock or Common Stock Equivalent or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding customary stock split, reverse stock split, stock dividend and similar anti-dilution provisions substantially similar to those set forth in clauses (a) through (e) of Section 6.3), or (B) pursuant to an “equity line” structure in which one or more Persons commits to provide capital to the Company by the purchase of securities of the Company from time to time, whether at specified times, times determined by the Company or by such Person(s) or by mutual agreement between the Company and such Person(s), at prices based on the market prices of the Common Stock at or near the time of each purchase, which securities are registered for sale or resale pursuant to the 1933 Act; provided, however, that nothing in this Section 3.11 shall prohibit the Company from issuing shares of Common Stock for cash for the account of the Company in an offering that is underwritten on a firm commitment basis and registered with the SEC under the 1933 Act.

3.13 Certain Obligations. The Company shall not enter into any agreement which would adversely affect the Collateral Agent's Lien on and Security Interest in the Collateral. The Company shall perform, and comply in all material respects with each agreement it enters into relating to the Collateral, the failure to comply with which could affect the Collateral Agent's lien on and security interest in the Collateral.

3.14 Notice of Defaults. The Company shall notify the Holder promptly, but in any event not later than five days after the Company becomes aware of the fact, of any failure by the Company to comply with this Article III.

3.15 Listing Eligibility Reporting. The Company shall notify the Holder from time to time within five Business Days after the Company first learns that it does not meet any of the applicable requirements for the continued listing of the Common Stock on the Principal Market and shall make appropriate public announcement thereof so that the content of such notice shall not constitute material non-public information for purposes of the 1934 Act.

3.16 Designation of Directors. (a) So long as any principal amount of this Note or the Other Notes remains outstanding, the Majority Holders shall be entitled, from time to time, to select a Person who shall not be an Affiliate of Alexandra and who shall have the right to designate by notice to the Company up to two persons (the first of whom, subject to his completion of the D&O Questionnaire and the prompt completion of background and other reasonable due diligence investigations to the Company’s reasonable satisfaction, shall initially be Radu Auf Der Hyde) to serve from time to time as members of the Board of Directors, provided, that each of such person(s) designated to serve as a member of the Board of Directors (1) so long as Alexandra holds all or any portion of this Note or any Other Note, is reasonably acceptable to Alexandra and at least one other holder of this Note or any Other Notes and (2) is not an Affiliate of Alexandra. Any person(s) so designated for election to the Board of Directors shall enter into an agreement with Alexandra on such terms as shall be acceptable to Alexandra pursuant to which such person(s) shall agree not to share or convey any non-public information such person(s) learns in its role as a director. The Company shall, from time to time, use its best efforts to cause the election of the person(s) so designated to serve as members of the Board of Directors as promptly as possible. If for any reason under applicable law or the Company’s By-laws any such designee cannot immediately be elected to the Board of Directors, then until such time as such person(s) is elected to the Board of Directors (i) the person(s) so designated shall have the right to be present at all meetings of the Board of Directors, but shall not be entitled to vote on any action taken at such meeting, (ii) the Company shall provide notice to such person(s) of the date, place and time of each such meeting at least the same period in advance as the shortest such notice provided to any member of the Board of Directors, (iii) the Company shall provide such person(s) all agendas and other information and materials provided to the Board of Directors contemporaneously with the time the Company provides the same to the Board of Directors and (iv) the Company shall provide to such person(s) copies of each proposed unanimous written consent of the Board of Directors which consent is given to all members of the Board of Directors for execution by the directors during such period, at the same time such written consent is given to all members of the Board of Directors. In case any person designated as a member of the Board of Directors pursuant to this Section 3.16 shall resign, die, be removed from office or otherwise be unable to serve, the Majority Holders shall be entitled to appoint a Person to designate a replacement pursuant to, and in accordance with, this Section 3.16.

(b) In the event that approval of the stockholders of the Company shall be required to elect the person(s) designated to serve as a member of the Board of Directors pursuant to this Section 3.16, the Company shall call a meeting of stockholders to be held within 90 days after the date such person(s) is so designated, shall prepare and file with the SEC as promptly as practical, but in no event later than 30 days after such date, preliminary proxy materials which set forth a proposal to seek the approval of the election of such designee(s), and the Board of Directors shall recommend approval thereof by the Company’s stockholders. The Company shall mail and distribute its proxy materials for such stockholder meeting to its stockholders at least 30 days prior to the date of such stockholder meeting and shall actively solicit proxies to vote for the election of such designee(s).

(c) Notwithstanding anything herein to the contrary, so long as Alexandra holds all or any portion of this Note or any Other Note, the rights and obligations under this Section 3.16 may not be waived or amended without the consent of Alexandra.

3.17 Management Covenants.  (a) Commencing on the Issuance Date, the Company shall withhold 10% of all cash compensation payable to each of its Chief Executive Officer, President and Chief Strategy Officer until such time as the Company shall have reported an EBITDA Positive Quarter. The Company shall give notice to the holder of the occurrence of the EBITDA Positive Quarter and once it shall have given such notice shall pay the amounts so withheld, without interest, to the respective officers in equal monthly installments during the 12-month period following such EBITDA Positive Quarter so long as such officer continues to be employed by the Company during such 12-month period. The Company shall not increase the compensation payable in any form to any of its Chief Executive Officer, President and Chief Strategy Officer from the Issuance Date until the EBITDA Positive Quarter has occurred. Notwithstanding anything to the contrary contained herein, if (1) at any time during any period of 45 consecutive Trading Days commencing after the Issuance Date on each such Trading Day (i) the Market Price of the Common Stock shall be at least 250% of the Conversion Price in effect on each such Trading Day, (ii) the Average Daily Trading Volume Threshold is met, (iii) no Event of Default shall have occurred or be continuing and no Repurchase Event shall have occurred with respect to which the Holder has the right to require repurchase of this Note pursuant to Article V or with respect to which the Holder has exercised such right and the Company shall not have paid or deposited in accordance with Section 7.10 the applicable Repurchase Price and (iv) the Registration Statement shall be effective and available for use by the Holder and the holders of the Warrants for the resale of shares of Common Stock issued or issuable upon conversion of this Note and upon exercise of the Warrants and is reasonably expected to remain effective and available for a reasonable period after such period of 45 Trading Days, and (2) the Company shall have furnished to the Holder a Company Certificate certifying the matters set forth in the immediately preceding clause (1), then thereafter the Company shall no longer be obligated to comply with this Section 3.17(a) and the Company shall pay the amounts withheld by reason of this Section 3.17(a), without interest, to the respective officers in equal monthly installments during the 12-month period following the date the Company Certificate described in the immediately preceding clause (2) was delivered to the Holder so long as such officer continues to serve in such position during such 12-month period.

(b) The Company shall use its best efforts to successfully complete a search for a qualified additional member of senior management and, subject to approval by the Board of Directors, to hire such additional member of senior management.  Until such time as such additional member of senior management has been hired the Board of Directors shall form a three person committee to supervise the management of the Company of which at least one person shall be a director designated as a member of the Board of Directors pursuant to Section 3.16, one person shall initially be John Atherly and the other person shall be Gary W. Jones.

(c) The Company shall use its best efforts to design, develop, manufacture and market the display, subsystem and personal display systems, and focus on funded research business consistent with Company’s business plan in effect on the Issuance Date and shall limit new market business development until the EBITDA Positive Quarter has occurred.

(d) Unless the Company’s “Statement of Company Policy Regarding Confidentiality and Securities Trades by Company Personnel” shall have been amended by the unanimous approval of the three person committee set forth in Section 3.17(b), all transactions in securities of the Company, including, without limitation, acquisitions, dispositions and transfers, by directors, officers, managers and all accounting and administrative personnel, must be pre-cleared by the office of the Chief Financial Officer of the Company and such persons shall be prohibited from making any trades in Company securities during the period commencing 15 days prior to the end of each fiscal quarter and ending on the third Business Day after the financial results of the Company for such fiscal quarter are publicly released.

ARTICLE IV

EVENTS OF DEFAULT

4.1 If any of the following events of default (each, an “Event of Default”) shall occur:

(a) Failure to Pay Principal, Interest, Etc. The Company fails (1) to pay the principal, the Optional Redemption Price or the Repurchase Price hereof when due, whether at maturity, upon acceleration or otherwise, as applicable, or (2) to pay any installment of interest hereon when due and, in the case of this clause (2) of this Section 4.1(a) only, such failure continues for a period of five Business Days after the due date thereof; or

(b) Conversion and the Shares. The Company fails to issue or cause to be issued shares of Common Stock to the Holder or the holder of any Other Note upon exercise of the conversion rights of the Holder or such holder or to the holder of any Warrant or Other Warrant upon exercise of the purchase rights of the holder thereof, in any such case within five Trading Days after the due date therefor in accordance with the terms of this Note, any Other Note or any Warrant or Other Warrant or fails to transfer any certificate for any such shares of Common Stock or any shares of Common Stock issued in payment of interest on this Note or any Other Note as and when required by this Note and the Note Purchase Agreement or any Other Note or Other Note Purchase Agreement, as the case may be; or

(c) Breach of Covenant. The Company (1) fails to comply with Sections 3.1, 3.2, 3.8, 3.9, 3.12, 3.13, 3.15, 3.16 or 3.17(a) (2) fails to comply in any material respect with any provision of Article III of this Note (other than Sections 3.1, 3.2, 3.8, 3.9, 3.12, 3.13, 3.15, 3.16 or 3.17(a)) or breaches any other material covenant or other material term or condition of this Note or any of the other Transaction Documents (other than as specifically provided in clauses (a), (b) or (c)(1) of this Section 4.1), and in the case of this clause (2) of this Section 4.1(c) only, such breach continues for a period of ten days after written notice thereof to the Company from the Holder; or

(d) Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Transaction Documents) shall be false or misleading in any material respect when made; or

(e) Certain Voluntary Proceedings. The Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due; or

(f) Certain Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or

(g) Judgments. Any court of competent jurisdiction shall enter one or more final judgments against the Company or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $250,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of 30 consecutive days; or

(h) Default Under Other Agreements and Instruments. (1) The Company or any Subsidiary shall (i) default in any payment with respect to any Indebtedness for borrowed money (other than this Note) which Indebtedness has an outstanding principal amount in excess of $250,000, individually or $500,000 in the aggregate, for the Company and its Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement, covenant or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created (after giving effect to any consent or waiver obtained and then in effect thereunder); or (2) any Indebtedness of the Company or any Subsidiary which has an outstanding principal amount in excess of $250,000, individually or $500,000 in the aggregate, shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or

(i) Security Agreements. The occurrence of any “Event of Default” as defined in the Security Agreements or any breach or failure by the Company to perform its obligations under the Lockbox Agreement; or

(j) Delisting of Common Stock. The Common Stock shall cease to be listed on any of Nasdaq Capital Market, Nasdaq, the NYSE or the AMEX;

then, (W) upon the occurrence and during the continuation of any Event of Default specified in clause (a), (b), (c), (d), (g), (h), (i) or (j) of this Section 4.1, at the option of the Holder the Company shall, and upon the occurrence of any Event of Default specified in clause (e) or (f) of this Section 4.1, the Company shall, in any such case, pay to the Holder an amount equal to the sum of (1) the outstanding principal amount of this Note plus (2) accrued and unpaid interest on such principal amount to the date of payment plus (3) accrued and unpaid Default Interest, if any, thereon at the rate provided in this Note to the date of payment, (X) all other amounts payable hereunder or under any of the other Transaction Documents shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, reasonable legal fees and expenses, of collection, (Y) the Collateral Agent shall be entitled to exercise all rights and remedies under the Security Agreement, and (Z) the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

ARTICLE V

REPURCHASE UPON A REPURCHASE EVENT

5.1 Repurchase Right Upon Repurchase Event. If a Repurchase Event occurs, in addition to any other right of the Holder, the Holder shall have the right, at the Holder’s option, to require the Company to repurchase all of this Note, or any portion hereof on the repurchase date that is five Business Days after the date of the Holder Notice delivered with respect to such Repurchase Event. The Holder shall have the right to require the Company to repurchase all or any such portion of this Note if a Repurchase Event occurs at any time while any portion of the principal amount of this Note is outstanding at a price equal to the Repurchase Price. If the Holder exercises its right to require the repurchase of less than all of the outstanding principal amount of this Note, the Holder may specify the manner in which the principal amount repurchased shall be allocated between the outstanding installments of principal.

5.2 Notices; Method of Exercising Repurchase Rights, Etc. (a) On or before the fifth Business Day after the occurrence of a Repurchase Event, the Company shall give to the Holder a Company Notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such Company Notice shall set forth:

(i) the date by which the repurchase right must be exercised, and

(ii) a description of the procedure (set forth in this Section 5.2) which the Holder must follow to exercise the repurchase right.

No failure of the Company to give a Company Notice or defect therein shall limit the Holder’s right to exercise the repurchase right or affect the validity of the proceedings for the repurchase of this Note or portion hereof.

(b) To exercise the repurchase right, the Holder shall deliver to the Company on or before the 30th day after a Company Notice (or if no such Company Notice has been given, within 40 days after the Holder first learns of the Repurchase Event) (i) a Holder Notice setting forth the name of the Holder and the principal amount of this Note to be repurchased, which amount may be allocated between the installments of principal outstanding at such time as determined by the Holder in its sole discretion, and (ii) this Note, duly endorsed for transfer to the Company of the portion of the outstanding principal amount of this Note to be repurchased. A Holder Notice may be revoked by the Holder at any time prior to the time the Company pays the applicable Repurchase Price to the Holder.

(c) If the Holder shall have given a Holder Notice, then on the date which is five Business Days after the date such Holder Notice is given (or such later date as the Holder surrenders this Note) the Company shall make payment in immediately available funds of the applicable Repurchase Price to such account as specified by the Holder in writing to the Company at least one Business Day prior to the applicable repurchase date.

5.3 Other. (a) If the Company fails to repurchase on the applicable repurchase date this Note (or portion hereof) as to which the repurchase right has been properly exercised pursuant to this Article V, then the Repurchase Price for the portion (which, if applicable, may be all) of this Note which is required to have been so repurchased shall bear interest to the extent not prohibited by applicable law from the applicable repurchase date until paid at the Default Rate.

(b) If a portion of this Note is to be repurchased, upon surrender of this Note to the Company in accordance with the terms of this Article V, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unrepurchased portion of the principal amount of the Note so surrendered.

(c) A Holder Notice given by the Holder shall be deemed for all purposes to be in proper form unless the Company notifies the Holder within three Business Days after such Holder Notice has been given (which notice shall specify all defects in such Holder Notice), and any Holder Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects. No such claim of defect shall limit or delay performance of the Company's obligation to repurchase any portion of this Note, the repurchase of which is not in dispute.

ARTICLE VI

CONVERSION

6.1 Right to Convert. Subject to and upon compliance with the provisions of this Note, the Holder shall have the right, at the Holder's option, at any time prior to the close of business on the Final Maturity Date (except that, if the Holder shall have exercised repurchase rights under Sections 5.1 and 5.2 or the Company shall have exercised its redemption rights under Section 2.1, such conversion right shall terminate with respect to the portion of this Note to be repurchased or redeemed, as the case may be, at the close of business on the last Trading Day prior to the later of (x) the date the Company is required to make such repurchase or the Optional Redemption Date, as the case may be, and (y) the date the Company pays or deposits in accordance with Section 7.10 the applicable Repurchase Price or the Optional Redemption Price unless in any such case the Company shall default in payment due upon repurchase or redemption hereof) to convert the principal amount of this Note, or any portion of such principal amount which is at least $1,000 (or such lesser principal amount of this Note as shall be outstanding at such time), plus accrued and unpaid interest, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing (1) the sum of (x) the principal amount of this Note or portion thereof being converted plus (y) accrued and unpaid interest on the portion of the principal amount of this Note being converted to the applicable Conversion Date plus (z) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (y) to the applicable Conversion Date by (2) the Conversion Price in effect on the applicable Conversion Date, by giving a Conversion Notice in the manner provided in Section 6.2; provided, however, that, if at any time this Note is converted in whole or in part pursuant to this Section 6.1, the Company does not have available for issuance upon such conversion as authorized and unissued shares or in its treasury at least the number of shares of Common Stock required to be issued pursuant hereto, then, at the election of the Holder made by notice from the Holder to the Company, this Note (or portion hereof as to which conversion has been requested), to the extent that sufficient shares of Common Stock are not then available for issuance upon conversion, shall be converted into the right to receive from the Company, in lieu of the shares of Common Stock into which this Note or such portion hereof would otherwise be converted and which the Company is unable to issue, payment in an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which the Company is unable to issue times (y) the arithmetic average of the Market Price for the Common Stock during the five consecutive Trading Days immediately prior to the applicable Conversion Date. Any such payment shall, for all purposes of this Note, be deemed to be a payment of principal plus a premium equal to the total amount payable less the principal portion of this Note converted as to which such payment is required to be made because shares of Common Stock are not then available for issuance upon such conversion. The Holder is not entitled to any rights of a holder of Common Stock until the Holder has converted this Note to Common Stock, and only to the extent this Note is deemed to have been converted to Common Stock under this Article VI. For purposes of Sections 6.5 and 6.6, whenever a provision references the shares of Common Stock into which this Note (or a portion hereof) is convertible or the shares of Common Stock issuable upon conversion of this Note (or a portion hereof) or words of similar import, any determination required by such provision shall be made as if a sufficient number of shares of Common Stock were then available for issuance upon conversion in full of this Note.

6.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. (a) In order to exercise the conversion privilege with respect to this Note, the Holder shall give a Conversion Notice (or such other notice which is acceptable to the Company) to the Company and the Transfer Agent or to the office or agency designated by the Company for such purpose by notice to the Holder. A Conversion Notice may be given by telephone line facsimile transmission to the numbers set forth on the form of Conversion Notice. In connection with any conversion of this Note, the Holder may allocate such conversion between the outstanding installments of principal as determined by the Holder in its sole discretion, as set forth in a particular Conversion Notice.

(b) As promptly as practicable, but in no event later than three Trading Days, after a Conversion Notice is given, the Company shall issue and shall deliver to the Holder or the Holder's designee the number of full shares of Common Stock issuable upon such conversion of this Note or portion hereof in accordance with the provisions of this Article and deliver a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 6.2(f) and, if applicable, any cash payment required pursuant to the proviso to the first sentence of Section 6.1 (which payment, if any, shall be paid no later than three Trading Days after the applicable Conversion Date). In lieu of delivering physical certificates for the shares of Common Stock issuable upon any conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares of Common Stock issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply).

(c) Each conversion of this Note (or portion hereof) shall be deemed to have been effected on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such Conversion Date the holder of record of the shares represented thereby; provided, however, that if a Conversion Date is a date on which the stock transfer books of the Company shall be closed such conversion shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Conversion Date.  Upon conversion of this Note or any portion hereof, the accrued and unpaid interest on this Note (or portion hereof) to (but excluding) the applicable Conversion Date shall be deemed to be paid to the Holder of this Note through receipt of such number of shares of Common Stock issued upon conversion of this Note or portion hereof as shall have an aggregate Current Fair Market Value on the Trading Day immediately preceding such Conversion Date equal to the amount of such accrued and unpaid interest.

(d) A Conversion Notice shall be deemed for all purposes to be in proper form absent timely notice from the Company to the Holder of manifest error therein. The Company shall notify the Holder of any claim by the Company of manifest error in a Conversion Notice within two Trading Days after the Holder gives such Conversion Notice (which notice from the Company shall  specify all defects in  the Conversion Notice) and no such claim of  error shall limit or delay performance of the Company's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. Time shall be of the essence in the giving of any such notice by the Company. Any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the Holder promptly undertakes to correct all such defects. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Company the full amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Holder shall be responsible for the amount of any withholding tax payable in connection with any conversion of this Note.

(e) (1) If the Holder shall have given a Conversion Notice in accordance with the terms of this Note, the Company's obligation to issue and deliver the shares of Common Stock upon such conversion shall be absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Company to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an adjustment of the Conversion Price as contemplated by Section 6.3 shall in no way restrict or delay the right of the Holder to receive certificates for Common Stock upon conversion of this Note and the Company shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Holder within two Trading Days of such occurrence.

(2) If in any case the Company shall fail to issue and deliver the shares of Common Stock to the Holder in connection with a particular conversion of this Note within five Trading Days after the Holder gives the Conversion Notice for such conversion, in addition to any other liabilities the Company may have hereunder and under applicable law (A) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, (B) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to the Holder such shares of Common Stock), then the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents to the reasonable satisfaction of the Company, and (C) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with such exercise of the Holder's conversion right, rescind such exercise and the Conversion Notice relating thereto, in which case the Holder shall thereafter  be entitled to convert that portion of this Note as to which such exercise is so rescinded and to exercise its other rights and remedies with respect to such failure by the Company. Notwithstanding the foregoing the Company shall not be liable to the Holder under clause (B) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Transfer Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Transfer Agent or the bankruptcy, liquidation or reorganization of the Transfer Agent under any bankruptcy, insolvency or other similar law). In the case of the Company’s failure to issue and deliver or cause to be delivered the shares of Common Stock to the Holder within three Trading Days of a particular conversion of the Note, the amount payable by the Company pursuant to clause (B) of this Section 6.2(e)(2) with respect to such conversion shall be reduced by the amount of payments previously paid by the Company to the Holder pursuant to Section 8(a)(4) of the Purchase Agreement with respect to such conversion. The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after the Holder gives a Conversion Notice if the Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Note or otherwise. If the Holder shall have exercised the conversion right in any particular instance and either (1) the Company shall notify the Holder on or after the date the Holder gives such Conversion Notice that the shares of Common Stock issuable upon such conversion might not be delivered within three Trading Days after the date the Holder gives such Conversion Notice or (2) the Holder learns after the date which is three Trading Days after the date the Holder gives such Conversion Notice that the Holder has not received such shares of Common Stock, then, without releasing the Company of its obligations with respect thereto, from and after the Trading Day next succeeding the earlier of the events described in the preceding clauses (1) and (2) of this sentence the Holder shall make reasonable efforts not to sell shares of Common Stock in anticipation of receipt of such shares of Common Stock in a manner which is likely to increase materially the liability of the Company under clause (B) of the first sentence of this Section 6.2(e)(2).

(f) No fractional shares of Common Stock shall be issued upon conversion of this Note but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of such conversion, the Company may round the number of shares of Common Stock issued on such conversion up to the next highest whole share or may pay lawfulmoney of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Market Price of the Common Stock on the applicable Conversion Date.

6.3 Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

(a) Adjustments for Certain Dividends and Distributions in Common Stock. In case the Company shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 6.3(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b) Weighted Adjustments for Certain Issuances of Rights or Warrants. In case the Company shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants referred to in Section 6.3(d)) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors. Notwithstanding the foregoing, if any of the adjustments as set forth in this Section 6.3(b) will require the Company to seek stockholder approval pursuant to Rule 713 of the AMEX and such stockholder approval has not yet been obtained, then the adjustment shall not take effect until such stockholder approval is obtained. The Company shall use its commercially reasonable best efforts to obtain, as promptly as practicable, but in no event later than 90 days thereafter, the stockholder approval that is necessary under the rules of the AMEX.

(c) Adjustments for Certain Subdivisions of the Common Stock. In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which “ex-” trading of the Common Stock with respect to such combination begins shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision or combination.

(d) Adjustments for Certain Dividends and Distributions. In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 6.3(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 6.3(b) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 6.6 applies) (the foregoing hereinafter in this Section 6.3(d) called the “Securities”)), then, in each such case, subject to the second paragraph of this Section 6.3(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon conversion of this Note (or any portion hereof) the amount of Securities such holder would have received had such holder converted this Note (or portion hereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 6.3(d) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price, to the extent possible.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this Section 6.3 (and no adjustment to the Conversion Price under this Section 6.3 will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date, are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Company, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 6.3 was made (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 6.3(d) and Sections 6.3(a) and (b), any dividend or distribution to which this Section 6.3(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 6.3(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 6.3(b) applies (and any Conversion Price reduction required by this Section 6.3(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 6.3(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determination” and “Record Date” within the meaning of Section 6.3(a) and as “the date fixed for the determination of stockholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and “such Record Date” within the meaning of Section 6.3(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the Record Date fixed for such determination” within the meaning of Section 6.3(a).

(e) Adjustments for Certain Cash Dividends. In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 6.5 applies or as part of a distribution referred to in Section 6.3(d)) in an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 6.3(e) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any Tender Offer by the Company or any Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, exceeds 1% of the product of (x) the Current Market Price on the Record Date with respect to such distribution times (y) the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Company elects to reserve such cash for distribution to the Holder upon the conversion of this Note (and shall have made adequate provision) so that the Holder will receive upon such conversion, in addition to the shares of Common Stock to which the Holder is entitled, the amount of cash which the Holder would have received if the Holder had, immediately prior to the Record Date for such distribution of cash, converted this Note into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 1% and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on the Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holder shall have the right to receive upon conversion of this Note (or any portion hereof) the amount of cash the Holder would have received had the Holder converted this Note (or portion hereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(f) Adjustment in Connection Sales by a Designated Person. (1) If at any time on or after the Issuance Date any Designated Person, directly or indirectly, sells, transfers or disposes of shares of Common Stock or Common Stock Equivalents other than a Permitted Designated Person Sale and on the Measurement Date for such sale, transfer or disposition the Conversion Price in effect on such Measurement Date is greater than the Computed Market Price on such Measurement Date, then, subject to the next succeeding sentence, the Conversion Price shall be reduced to such Computed Market Price, such adjustment to become effective immediately after the opening of business on the day following the Measurement Date. If a reduction of the Conversion Price to such Computed Market Price pursuant to the immediately preceding sentence would require the Company to seek stockholder approval of the transactions contemplated by the Note Purchase Agreement pursuant to Rule 713 of the AMEX and the Stockholder Approval has not yet been obtained, then the adjustment provided in this Section 6.3(f) shall not take effect until such time as the Stockholder Approval is obtained at which time the Conversion Price shall be reduced to such Computed Market Price.

(2) The Company shall enter into an agreement with each Designated Person, on or before the date that is 30 days after the Issuance Date, pursuant to which each Designated Person shall agree that upon the written request of the Company or any Holder, the Designated Person shall provide the Company and such Holder, a written statement setting forth the dates, if any, upon which the Designated Person has sold, transferred or disposed of any shares of Common Stock or Common Stock Equivalents during such period as shall be reasonably requested by the Company or such Holder to determine whether or not a sale, transfer or disposition that requires an adjustment pursuant to Section 6.3(f)(1) has occurred. The Company shall instruct the Transfer Agent to inform the Company immediately upon the sale, transfer or disposition of any shares of Common Stock or Common Stock Equivalents by any Designated Person. The Company shall inform the Holder immediately by phone and electronic transmission upon becoming aware of any sale, transfer or disposition of any shares of Common Stock or Common Stock Equivalents by any Designated Person and will follow up with formal written notice to the Holder pursuant to Section 7.2.

(g) Additional Reductions in Conversion Price. The Company may make such reductions in the Conversion Price, in addition to those required by Sections 6.3(a), (b), (c), (d), (e) and (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(h) De Minimus Adjustments. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 6.3(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article VI shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

(i)  Company Notice of Adjustments. Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly, but in no event later than five days thereafter, give a notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j) Effectiveness of Certain Adjustments. In any case in which this Section 6.3 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder in connection with any conversion of this Note after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 6.2(f).

(k) Outstanding Shares. For purposes of this Section 6.3, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company other than dividends or distributions payable only in shares of Common Stock.

6.4 Effect of Reclassification, Consolidation, Merger or Sale.  (a) If any of the following events occur, namely:

(i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

(ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

(iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(x) this Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance by the holder of the number of shares of Common Stock issuable upon conversion of this Note in full (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert this Note) immediately prior to such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 6.4 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares),

(y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Note and the Note Purchase Agreement and

(z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and other securities so issuable upon conversion of this Note, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance.

Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, then such written agreement shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including, to the extent practicable, the provisions providing for the repurchase rights set forth in Article V herein.

(b) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, statutory exchanges, combinations, sales and conveyances.

(c) If this Section 6.4 applies to any event or occurrence, Section 6.3 shall not apply.

6.5 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.

(a) The Company shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, solely for issuance upon conversion of this Note, and in addition to the shares of Common Stock required to be reserved by the terms of the Other Notes, Warrants and the Other Warrants, sufficient shares to provide for the conversion of this Note from time to time as this Note is converted.

(b) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of this Note, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

(c) The Company covenants that all shares of Common Stock issued upon conversion of this Note will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(d) The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of, or payment of interest on, this Note hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion or in payment of interest, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

(e) The Company covenants that, in the event the Common Stock shall be listed on the Nasdaq, the Nasdaq Capital Market, the NYSE, the AMEX or any other national securities exchange, the Company shall obtain and, so long as the Common Stock shall be so listed on such market or exchange, maintain approval for listing thereon of all Common Stock issuable upon conversion of or in payment of interest on this Note.

6.6 Notice to Holder Prior to Certain Actions. In case on or after the Issuance Date:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

(b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) the Board of Directors shall authorize any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

(d) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give the Holder, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Company gives such notice to the Holder or is required to give such notice to the Holder, the Holder shall be entitled to give a Conversion Notice which is contingent on the completion of such action.

6.7 Restricted Ownership Percentage Limitation. (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired at any time by the Holder upon conversion of the Note shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrants) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein (the “Excluded Shares”)), together with all shares of Common Stock beneficially owned at such time (other than by virtue of the ownership of Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by the Holder for purposes of determining whether a group exists or for purposes of determining the Holder’s beneficial ownership (the “Aggregation Parties”), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by the Holder or such group of more than 9.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by a particular Holder as provided herein, the “Restricted Ownership Percentage”). The Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 10%. If at any time the limits in this Section 6.7 make the Note inconvertible in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter upon conversion of the Note as and when shares of Common Stock may be issued in compliance with such restrictions.

(b) For purposes of this Section 6.7, in determining the number of outstanding shares of Common Stock at any time the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Company that is later than any such filing referred to in the preceding clause (1) or (3) any other notice by the Company or its transfer agent setting forth the number shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversions or exercises of this Note, the Other Notes, the Warrants, the Other Warrants or other Common Stock Equivalents by any Person, including the Holder, which are not reflected in the information referred to in the preceding clauses (1) through (3). Upon the written request of any Holder, the Company shall within three Business Days confirm in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including the Notes and the Warrants, by the Holder or its Affiliates, in each such case subsequent to, the date as of which such number of outstanding shares of Common Stock was reported.

ARTICLE VII

MISCELLANEOUS

7.1 Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Note are not and will not be adequate, and that such terms may be specifically enforced (x) by a decree for the specific performance of any agreement contained herein, including, without limitation, a decree for issuance of the shares of Common Stock (or other securities) issuable upon conversion of this Note or (y) by an injunction against a violation of any of the terms hereof or (z) otherwise.

7.2 Notices. Except as otherwise specifically provided herein, any notice herein required or permitted to be given shall be in writing and may be personally served, sent by telephone line facsimile transmission or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served, sent by telephone line facsimile transmission or sent by courier or three days after being deposited in the facilities of the United States Postal Service, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address and facsimile line transmission number of the Holder shall be as furnished by the Holder for such purpose and shown on the records of the Company; and the address of the Company shall be eMagin Corporation, 10500 N.E. 8th Street, Suite 1400, Bellevue, Washington 98004, Attention: Chief Financial Officer (telephone line facsimile number (425) 749-3601. The Holder or the Company may change its address for notice by service of written notice to the other as herein provided.

7.3 Amendment, Waiver. (a) Neither this Note or any Other Note nor any terms hereof or thereof may be changed, amended, discharged or terminated unless such change,amendment, discharge or termination is in writing signed by the Company and the Majority Holders, provided that no such change, amendment, discharge or termination shall, without the consent of the Holder and the holders of the Other Notes affected thereby (i) extend the scheduled Installment Maturity Date or Final Maturity Date of this Note or any Other Note, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) hereon or thereon or reduce the principal amount hereof or thereof or the Repurchase Price or the Optional Redemption Price hereof or thereof, (ii) increase or decrease the Conversion Price except as set forth in this Note, (iii) release the Collateral or reduce the amount of Collateral required to be deposited or maintained by the Company pursuant to the Security Agreement, except as expressly provided in the Security Agreement, (iv) amend, modify or waive any provision of this Section 7.3 or (v) reduce any percentage specified in, or otherwise modify, the definition of Majority Holders.  Notwithstanding anything to the contrary contained herein, no amendment or waiver shall increase or eliminate the Restricted Ownership Percentage, whether permanently or temporarily, unless, in addition to complying with the other requirements of this Note, such amendment or waiver shall have been approved in accordance with the General Corporation Law of the State of Delaware and the Company's By-laws by holders of the outstanding shares of Common Stock entitled to vote at a meeting or by written consent in lieu of such meeting.

(b) Any term or condition of this Note may be waived by the Holder or the Company at any time if the waiving party is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Note, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Note on any future occasion.

7.4 Assignability. This Note shall be binding upon the Company and its successors, and shall inure to the benefit of and be binding upon the Holder and its successors and permitted assigns. The Company may not assign its rights or obligations under this Note.

7.5 Certain Expenses.  The Company shall pay on demand all expenses incurred by the Holder, including reasonable attorneys' fees and expenses, as a consequence of, or in connection with (x) any amendment or waiver of this Note or any other Transaction Document, (y) any default or breach of any of the Company’s obligations set forth in the Transaction Documents and (z) the enforcement or restructuring of any right of, including the collection of any payments due, the Holder under the Transaction Documents, including any action or proceeding relating to such enforcement or any order, injunction or other process seeking to restrain the Company from paying any amount due the Holder.

7.6 Governing Law. This Note shall be governed by the internal laws of the State of New York, without regard to the principles of conflict of laws.

7.7 Transfer of Note. This Note has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Note may not be transferred prior to the end of the holding period applicable to sales hereof under Rule 144(k) unless (1) the transferee is an “accredited investor” (as defined in Regulation D under the 1933 Act) and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Note may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act. If such transfer is intended to assign the rights and obligations under Section 5, 8, 9 and 10 of the Note Purchase Agreement, such transfer shall otherwise be made in compliance with Section 10(j) of the Note Purchase Agreement.

7.8 Enforceable Obligation. The Company represents and warrants that at the time of the original issuance of this Note it received the full purchase price payable pursuant to the Note Purchase Agreement in an amount at least equal to the original principal amount of this Note, and that this Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

7.9 Note Register; Replacement of Notes. The Company shall maintain a register showing the names, addresses and telephone line facsimile numbers of the Holder and the registered holders of the Other Notes. The Company shall also maintain a facility for the registration of transfers of this Note and the Other Notes and at which this Note and the Other Notes may be surrendered for split up into instruments of smaller denominations or for combination into instruments of larger denominations. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Note and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security) or (b) in the case of mutilation, upon surrender and cancellation of this Note, the Company will execute and deliver to the Holder a new Note of like tenor without charge to the Holder.

7.10 Payment of Note on Redemption or Repurchase; Deposit of Optional Redemption Price or Repurchase Price, Etc. (a) If this Note or any portion of this Note is to be redeemed as provided in Section 2.1 or repurchased as provided in Sections 5.1 and 5.2 and any notice required in connection therewith shall have been given as provided therein and the Company shall have otherwise complied with the requirements of this Note with respect thereto, then this Note or the portion of this Note to be so redeemed or repurchased and with respect to which any such notice has been given shall become due and payable on the date stated in such notice at the Optional Redemption Price or Repurchase Price. On and after the Optional Redemption Date or repurchase date so stated in such notice, provided that the Company shall have deposited with an Eligible Bank on or prior to such Optional Redemption Date or repurchase date, an amount in cash sufficient to pay the Optional Redemption Price or Repurchase Price, interest on this Note or the portion of this Note to be so redeemed or repurchased shall cease to accrue, and this Note or such portion hereof shall be deemed not to be outstanding and shall not be entitled to any benefit  with respect to principal of or interest on the portion to be so redeemed or repurchased except to receive payment of the Optional Redemption Price or Repurchase Price. On presentation and surrender of this Note or such portion hereof, this Note or the specified portion hereof shall be paid and repurchased at the Optional Redemption Price or Repurchase Price. If a portion of this Note is to be redeemed or repurchased, upon surrender of this Note to the Company in accordance with the terms hereof, the Company shall execute and deliver to the Holder without service charge, a new Note or Notes, having the same date hereof and containing identical terms and conditions, in such denomination or denominations as requested by the Holder in aggregate principal amount equal to, and in exchange for, the unredeemed or unrepurchased portion of the principal amount of this Note so surrendered.

(b) Upon the payment in full of all amounts payable by the Company under this Note or the deposit thereof as provided in Section 7.10(a), thereafter the obligations of the Company under this Note shall be as set forth in this Article VII, and, in the case of such deposit, to pay the Repurchase Price, from the funds so deposited. Upon such payment or deposit, any Event of Default which occurred prior to such payment or deposit by reason of one or more provisions of this Note with which the Company thereafter is no longer obligated to comply, then shall no longer exist.

7.11 Conversion Schedule. Promptly after each conversion of this Note pursuant to Section 6, the Holder shall record on a schedule, in substantially the form attached as Exhibit E, the amount by which the outstanding principal of this Note has been reduced by reason of such conversion. Such schedule shall be conclusive and binding on the Company and the Holder, in the absence of manifest error. The Holder shall from time to time, upon request made by notice from the Company, furnish a copy of such schedule to the Company. The Holder shall also furnish a copy of such schedule upon request to any proposed transferee of this Note.

7.12 Construction. The language used in this Note will be deemed to be the language chosen by the Company and the original Holder of this Note (or its predecessor instrument) to express their mutual intent, and no rules of strict construction will be applied against the Company or the Holder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its duly authorized officer on of the day and in the year first above written.

EMAGIN CORPORATION

Date: July 21, 2006	By:	/s/ Gary W. Jones
Name: Gary W. Jones
Title: Chief Executive Officer

ASSIGNMENT

FOR VALUE RECEIVED, _________________________ hereby sell(s), assign(s) and transfer(s) unto _________________________ (Please insert social security or other Taxpayer Identification Number of assignee: ______________________________) the within Note, and hereby irrevocably constitutes and appoints _________________________ attorney to transfer the said Note on the books of eMagin Corporation, a Delaware corporation (the “Company”), with full power of substitution in the premises.

In connection with any transfer of the Note within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Note is being transferred:

[	]	To the Company or a subsidiary thereof; or

[	]	To a “qualified institutional buyer” pursuant to and in compliance with Rule 144A; or

[	]	To an Accredited Investor pursuant to and in compliance with the 1933 Act; or

[	]	Pursuant to and in compliance with Rule 144 under the 1933 Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Note is not being transferred to an Affiliate of the Company.

[	]	The transferee is an Affiliate of the Company.

Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Note.

Dated:____________________________________	NAME:__________________________________________
__________________________________________
Signature(s)

Exhibit A

COMPANY NOTICE
(Section 5.2(a) of 6% Senior Secured Convertible Note due 2007-2008)

TO:  ______________________________
(Name of Holder)

(1) A Repurchase Event described in the 6% Senior Secured Convertible Note due 2007-2008 (the “Note”) of eMagin Corporation, a Delaware corporation (the “Company”), occurred on                     ,       . As a result of such Repurchase Event, the Holder is entitled to exercise its repurchase rights pursuant to Section 5.2 of the Note.

(2) The Holder’s repurchase right must be exercised on or before               ,        .

(3) At or before the date set forth in the preceding paragraph (2), the Holder must:

(a) deliver to the Company a Holder Notice, in the form attached as Exhibit B to the Note; and

(b) the Note, duly endorsed for transfer to the Company of the portion of the principal amount to be repurchased.

(4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

Date_________________________________	EMAGIN CORPORATION
By:____________________________________
Title:

Exhibit B

HOLDER NOTICE
(Section 5.2(b) of 6% Senior Secured Convertible Note due 2007-2008)

TO:   EMAGIN CORPORATION

(1) Pursuant to the terms of the 6% Senior Secured Convertible Note due 2007-2008 (the “Note”), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Sections 5.2(a) and 5.2(b) of $                          of the Note, equal to the sum of $                     principal amount of the Note, $                     of accrued and unpaid interest on such principal amount and $                     of Default Interest on the Note at the Repurchase Price provided in the Note.

(2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

Date:_____________________	NAME OF HOLDER:
___________________________________

By____________________________________________
Signature of Registered Holder (Must be signed exactly as name appears in the Note.)

Exhibit C

NOTICE OF CONVERSION
OF 6% SENIOR SECURED CONVERTIBLE NOTE DUE 2007-2008
OF EMAGIN CORPORATION

To: eMagin Corporation 10500 N.E. 8th Street, Suite 1400 Bellevue, Washington 98004 Attention: Chief Financial Officer Facsimile No.: (425) 749-3601

1. Pursuant to the terms of the 6% Senior Secured Convertible Note Due 2007-2008 (the “Note”), the undersigned hereby elects to convert $_______________ of the Note, equal to the sum of $_______________ principal amount of the Note, $_______________ of accrued and unpaid interest on such principal amount and $_______________ of Default Interest on such interest into shares of Common Stock of eMagin Corporation, a Delaware corporation (the “Company”), at a Conversion Price per share equal to $_______________. Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

2. The number of shares of Common Stock issuable upon the conversion of the Note to which this Notice relates is _______________ (the “Conversion Shares”).

3. Please issue a certificate or certificates for _______________ shares of Common Stock in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

____________________________________________	____________________________________________
Name	Name

____________________________________________	____________________________________________
Address	Address
____________________________________________	____________________________________________
SS or Tax ID Number	SS or Tax ID Number

Delivery Instructions for Common Stock:_____________________________________________________________________________________________________________________________

Portions of installments of principal to which this conversion is allocated:

Due Initial Installment Date:	$____________
Due Maturity Date:	$____________

NAME: ___________________________________________

Date: _____________________________	___________________________________________
Signature of Registered Holder (Must be signed exactly as name appears in the Note.)
:

Exhibit D

OPTIONAL REDEMPTION NOTICE
(Section 2.1 of 6% Senior Secured
Convertible Note due 2007-2008)

TO:_________________________________
(Name of Holder)

(1) Pursuant to the terms of the 6% Senior Secured Convertible Note due 2007-2008 (the “Note”), eMagin Corporation, a Delaware corporation (the “Company”), hereby notifies the above-named Holder that the Company is exercising its right to redeem the Note in accordance with Section 2.1 of the Note as set forth below:

(i) The principal amount of the Note to be redeemed is $             .

(ii) The Optional Redemption Price is $               .

(iii) The Optional Redemption Date is               .

(2) All of the conditions specified in Section 2.1 of the Note entitling the Company to call the Note for redemption have been satisfied.

(3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

Date	EMAGIN CORPORATION

By:______________________________________
Name:
Title:

Exhibit E

EMAGIN CORPORATION

CONVERSION SCHEDULE

This Conversion Schedule shows reductions in the outstanding principal amount of the 6% Senior Secured Convertible Note due 2007-2008 (the “Note”) of eMagin Corporation, a Delaware corporation, upon conversions pursuant to Section 6 of the Note. Capitalized terms used in this Schedule and not otherwise defined herein shall have the respective meanings provided in the Note.

	Date of Conversion (or for first entry, the Issuance Date)	Principal Amount of Conversion (if applicable)	Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)
1.	7/_/06

[continue as necessary]

Annex II

NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORS OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE, NOR MAY ANY INTEREST THEREIN BE, OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY, SUBJECT TO CERTAIN EXCEPTIONS, A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, IN FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 24.

No. W-	Right to Purchase __________ Shares of Common Stock of eMagin Corporation

EMAGIN CORPORATION

Common Stock Purchase Warrant

EMAGIN CORPORATION, a Delaware corporation, hereby certifies that, for value received, ______________________ or registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., New York City time, on the Expiration Date (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein), [BEFORE ISSUANCE INSERT AMOUNT OF SHARES EQUAL TO 70% OF THE NUMBER OF SHARES INITIALLY ISSUABLE UPON CONVERSION OF THE NOTE BEING ISSUED TO THE HOLDER OF THIS WARRANT, DETERMINED WITHOUT REGARD TO ANY LIMITATION ON CONVERSION] paid and nonassessable shares of Common Stock at a purchase price per share equal to the Purchase Price. The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant.

1. Definitions.

(a) As used in this Warrant, the term “Holder” shall have the meaning assigned to such term in the first paragraph of this Warrant.

(b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Warrant.

(c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregate Purchase Price” means at any time an amount equal to the product obtained by multiplying (x) the Purchase Price times (y) the number of shares of Common Stock for which this Warrant may be exercised at such time, determined without regard to any limitations on exercise of this Warrant contained in Section 2(c).

“Aggregation Parties” shall have the meaning provided in Section 2(c).

“AMEX” means the American Stock Exchange, Inc.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

“Common Stock” includes the Company's Common Stock, par value $0.001 per share, (and any purchase rights issued with respect to the Common Stock in the future) as authorized on the date hereof, and any other securities into which or for which the Common Stock (and any such rights issued with respect to the Common Stock) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock.

“Common Stock Equivalents” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Company” shall include eMagin Corporation, a Delaware corporation, and any corporation that shall succeed to or assume the obligations of eMagin Corporation hereunder in accordance with the terms hereof.

“Computed Market Price” shall mean the arithmetic average of the daily VWAPs for each of the three Trading Days immediately preceding the applicable Measurement Date (such VWAPs being appropriately and equitably adjusted for any stock splits, stock dividends, recapitalizations and the like occurring or for which the record date occurs during such three Trading Days).

“Current Fair Market Value” means when used with respect to the Common Stock as of a specified date with respect to each share of Common Stock, the average of the closing prices of the Common Stock sold on all securities exchanges (including the NYSE, the AMEX, the Nasdaq and the Nasdaq Capital Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of regular trading on such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the Nasdaq System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by Pink Sheets, LLC, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not an employee or director of the Company at the time of determination) in an arms'-length transaction for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors.

“Designated Person” means any of Mr. John Atherly, Mr. Gary Jones and Ms. Susan Jones.

“DTC” shall have the meaning provided in Section 2(c).

“Event of Default” shall have the meaning provided in the Notes.

“Excluded Shares” shall have the meaning provided in Section 2(c).

“Expiration Date” means July 21, 2011.

“FAST” shall have the meaning provided in Section 2(c).

“Issuance Date” means the date of original issuance of this Warrant or its predecessor instrument.

“Market Price” means with respect to any security on any day the closing bid price of such security on such day on the Nasdaq or the Nasdaq Capital Market or the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the Nasdaq Capital Market, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by the Pink Sheets, LLC, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors.

“Measurement Date” for any sale, transfer or disposition (but not including the cancellation or expiration) of Common Stock or Common Stock Equivalents by a Designated Person means the date that is three Trading Days after the earlier of (i) the date such Designated Person files a Form 4 with the SEC with respect to such sale, transfer or disposition and (ii) the date such Designated Person is required to file a Form 4 with the SEC with respect to such sale, transfer or disposition; provided, however, that if such Designated Person is not required, or is no longer required, to file a Form 4 with respect to such sale, transfer or disposition, the Measurement Date shall be the date that is five Trading Days after the date of such sale, transfer or disposition.

“Nasdaq” means the Nasdaq Global Market.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“Note” means any of the 6% Senior Secured Convertible Notes due 2007-2008 issued by the Company pursuant to the Note Purchase Agreement and the Other Note Purchase Agreements.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of July 21, 2006, by and between the Company and the original Holder of this Warrant.

“NYSE” means the New York Stock Exchange, Inc.

“Other Note Purchase Agreements” means the several Note Purchase Agreements by and between the Company and the several buyers named therein in the form of the Note Purchase Agreement pursuant to which certain of the Notes are being or will be issued.

“Other Securities” means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5.

“Other Warrants” shall mean the Common Stock Purchase Warrants (other than this Warrant) issued or issuable pursuant to the Other Note Purchase Agreements.

“Permitted Designated Person Sale” means a sale by John Atherly, occurring on or after January 1, 2007, of shares of Common Stock in an amount not to exceed 50,000 shares in the aggregate in any fiscal quarter of the Company (such number of shares subject to equitable adjustments for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issuance Date).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means $0.36, subject to adjustment as provided in this Warrant.

“Registration Period” shall have the meaning provided in the Note Purchase Agreement.

“Registration Statement” shall have the meaning provided in the Note Purchase Agreement.

“Reorganization Event” means the occurrence of any one or more of the following events:

(i) any consolidation, merger or similar transaction of the Company or any Subsidiary with or into another entity (other than a merger or consolidation or similar transaction of a Subsidiary into the Company or a wholly-owned Subsidiary in which there is no change in the outstanding Common Stock); or the sale or transfer of all or substantially all of the assets of the Company and the Subsidiaries in a single transaction or a series of related transactions; or

(ii) the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive securities of any other Person (whether by means of a Tender Offer, liquidation, consolidation, merger, share exchange, combination, reclassification, recapitalization, or otherwise); or

(iii) the acquisition by a Person or group of Persons acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

“Restricted Ownership Percentage” shall have the meaning provided in Section 2(c).

“Restricted Securities” means securities that are not eligible for resale pursuant to Rule 144(k) under the 1933 Act (or any successor provision).

“Rule 144A” means Rule 144A as promulgated under the 1933 Act.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

“Tender Offer” means a tender offer, exchange offer or other offer by the Company to repurchase outstanding shares of its capital stock.

“Trading Day” means a day on whichever of the national securities exchange, the Nasdaq, the Nasdaq Capital Market or other securities market which then constitutes the principal securities market for the Common Stock is open for general trading of securities.

“VWAP” of any security on any Trading Day means the volume-weighted average price of such security on such Trading Day on the Principal Market, as reported by Bloomberg Financial, L.P., based on a Trading Day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern Time, using the AQR Function, for such Trading Day; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to equitable adjustments from time to time on terms consistent with Section 6.3 of the Note and otherwise reasonably acceptable to the Holder for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), and (vii) similar events relating to the Common Stock, in each case which occur, or with respect to which the “ex” date occurs, during such period.

“Warrant” means this instrument as originally executed or if later amended or supplemented in accordance with its terms, then as so amended or supplemented.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of this Warrant.

2. Exercise of Warrant.

(a) Exercise. This Warrant may be exercised by the Holder in whole at any time or in part from time to time on or before the Expiration Date by (x) giving a subscription form in the form of Exhibit 1 to this Warrant (duly executed by the Holder) to the Company, (y) making payment, in cash or by certified or official bank check payable to the order of the Company, or by wire transfer of funds to the account of the Company, in any such case, in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription form by (b) the Purchase Price then in effect and (z) surrendering this Warrant to the Company within three Trading Days after such submission of a subscription form. An exercise of this Warrant shall be deemed to have occurred on the date when the Holder shall have so given the subscription form and made such payment. On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant or Warrants may still be exercised. The subscription form may be surrendered by telephone line facsimile transmission to such telephone number for the Company as shall have been specified in writing to the Holder by the Company; provided, however, that if the subscription form is given to the Company by telephone line facsimile transmission the Holder shall send an original of such subscription form to the Company within ten Business Days after such subscription form is so given to the Company; provided further, however, that any failure or delay on the part of the Holder in giving such original of any subscription form shall not affect the validity or the date on which such subscription form is so given by telephone line facsimile transmission.

(b) Net Exercise. Notwithstanding anything to the contrary contained in Section 2(a), if the Holder shall exercise this Warrant (1) during the period beginning one year after the Issuance Date and at a time when a Registration Statement covering the resale by the Holder of shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant is not effective or is not available for use by the Holder or (2) an Event of Default shall have occurred and be continuing, then in either such case in the preceding clause (1) or (2) the Holder may elect to exercise this Warrant, in whole at any time or in part from time to time, by receiving upon each such exercise a number of shares of Common Stock as determined below, upon submission of the subscription form annexed hereto (duly executed by the Holder) to the Company (followed by surrender of this Warrant to the Company within three Trading Days after such submission of a subscription form), in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y x (A - B)
A
where,

X =	the number of shares of Common Stock to be issued to the Holder
Y =	the number of shares of Common Stock as to which this Warrant is to be exercised

A =	the Current Fair Market Value of one share of Common Stock calculated as of the latest Trading Day immediately preceding the exercise of this Warrant

B =	the Purchase Price

(c) 9.9% Limitation.

(1) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon exercise pursuant to the terms hereof at any time shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Holder (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein (the “Excluded Shares”), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of the Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by the Holder for purposes of determining whether a group exists or for purposes of determining the Holder’s beneficial ownership (the “Aggregation Parties”), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by the Holder or such group of more than 9.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by the Holder as provided herein, the “Restricted Ownership Percentage”). The Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 10%. If at any time the limits in this Section 2(c) make this Warrant unexercisable in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter but prior to the Expiration Date upon exercise of this Warrant as and when shares of Common Stock may be issued in compliance with such restrictions.

(2) For purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock at any time the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Company that is later than any such filing referred to in the preceding clause (1) or (3) any other notice by the Company or its transfer agent setting forth the number shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversion or exercise of Common Stock Equivalents by any Person, including the Holder, which are not reflected in the preceding clauses (1) through (3). Upon the written request of the Holder, the Company shall within three Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including the Warrants, by the Holder or its Affiliates, in each such case subsequent to, the date as of which such number of outstanding shares of Common Stock was reported.

3. Delivery of Stock Certificates, etc., on Exercise. (a) As soon as practicable after the exercise of this Warrant and in any event within three Trading Days thereafter, upon the terms and subject to the conditions of this Warrant, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends (except to the extent permitted under Section 5(b) of the Note Purchase Agreement), plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Current Fair Market Value of one full share of Common Stock, together with any other stock or Other Securities or any property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 2 or otherwise.  In lieu of delivering physical certificates for the shares of Common Stock or (Other Securities) issuable upon any exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares of Common Stock (or Other Securities) issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply). The Company shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock (or Other Securities) or payment of cash upon exercise of this Warrant (other than income taxes imposed on the Holder). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant or payment of cash to any Person other than the Holder, and in case of such transfer or payment the Company shall not be required to deliver any certificate for shares of Common Stock (or Other Securities) upon such exercise or pay any cash until such tax or charge has been paid or it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

(b) If in any case the Company shall fail to issue and deliver or cause to be delivered the shares of Common Stock to the Holder within five Trading Days of a particular exercise of this Warrant, in addition to any other liabilities the Company may have hereunder, under the Note Purchase Agreement and under applicable law, (A) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure; (B) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to the Holder such shares of Common Stock), then, in addition to any amounts payable pursuant to Section 3(a), the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual, direct, demonstrable out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents, and (C) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with such exercise of the Holder's right, rescind such exercise and the subscription form relating thereto, in which case the Holder shall thereafter be entitled to exercise that portion of this Warrant as to which such exercise is so rescinded and to exercise its other rights and remedies with respect to such failure by the Company. Notwithstanding the foregoing the Company shall not be liable to the Holder under clauses (A) or (B) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Company's Transfer Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of such Transfer Agent or the bankruptcy, liquidation or reorganization of such Transfer Agent under any bankruptcy, insolvency or other similar law). The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after the Holder exercises this Warrant if the Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Warrant or otherwise. In the case of the Company’s failure to issue and deliver or cause to be delivered the shares of Common Stock to the Holder within five Trading Days of a particular exercise of this Warrant, the amount payable by the Company pursuant to clause (B) of this Section 3(b) with respect to such exercise shall be reduced by the amount of payments previously paid by the Company to the Holder pursuant to Section 8(a)(4) of the Note Purchase Agreement with respect to such exercise.

4. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time on or after the Issuance Date, all holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

(a) other or additional stock, rights, warrants or other securities or property (other than cash) by way of dividend, or

(b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

(c) other or additional stock, rights, warrants or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than (i) additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 6) and (ii) rights or warrants to subscribe for Common Stock at less than the Current Fair Market Value (adjustments in respect of which are provided in Section 7), then and in each such case the Holder, on the exercise hereof as provided in Section 2, shall be entitled to receive the amount of stock, rights, warrants and Other Securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 4) which the Holder would hold on the date of such exercise if on the date of such action specified in the preceding clauses (a) through (c) (or the record date therefor) the Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date thereof to and including the date of such exercise, retained such shares and all such other or additional stock, rights, warrants and Other Securities and property (including cash in the case referred to in subdivisions (b) and (c) of this Section 4) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 5.

5. Exercise upon a Reorganization Event. In case of any Reorganization Event the Company shall, as a condition precedent to the consummation of the transactions constituting, or announced as, such Reorganization Event, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant (in lieu of the shares of Common Stock of the Company and Other Securities or property purchasable and receivable upon exercise of the rights represented hereby immediately prior to such Reorganization Event) to purchase the kind and amount of shares of stock and Other Securities and property (including cash) receivable upon such Reorganization Event by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such Reorganization Event. Any such provision shall include provisions for adjustments in respect of such shares of stock and Other Securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The provisions of this Section 5 shall apply to successive Reorganization Events.

6. Adjustment for Certain Extraordinary Events. If on or after the Issuance Date the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 6. The Holder shall thereafter, on the exercise hereof as provided in Section 2, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would be issuable on such exercise immediately prior to such issuance, subdivision or combination, as the case may be, by a fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

7. Issuance of Rights or Warrants to Common Stockholders at less than Current Fair Market Value. If the Company shall on or after the Issuance Date issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Fair Market Value on the record date fixed for the determination of stockholders entitled to receive such rights or warrants, then

(a) the Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect at the opening of business on the day after such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Fair Market Value, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase; and

(b) the number of shares of Common Stock which the Holder may thereafter purchase upon exercise of this Warrant at the opening of business on the day after such record date shall be increased to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such adjustment in the Purchase Price pursuant to clause (a) of this Section 7 by (y) the Purchase Price in effect immediately after such adjustment in the Purchase Price pursuant to clause (a) of this Section 7.

Such adjustment shall become effective immediately after the opening of business on the day following the record date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Purchase Price shall be readjusted to the Purchase Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be readjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to the number which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall again be adjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to be the number which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the Holder to subscribe for or purchase shares of Common Stock at less than such Current Fair Market Value, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors. Notwithstanding the foregoing, if any of the adjustments to the Purchase Price as set forth in this Section 7 will require the Company to seek stockholder approval pursuant to Rule 713 of the AMEX and such stockholder approval has not yet been obtained, then the adjustment shall not take effect until such stockholder approval is obtained. The Company shall use its commercially reasonable best efforts to obtain, as promptly as practicable, but in no event later than 90 days thereafter, the stockholder approval that is necessary under the rules of the AMEX.

8. Adjustment in Connection Sales by a Designated Person. So long as any Note is outstanding, if at any time on or after the Issuance Date any Designated Person, directly or indirectly, sells, transfers or disposes of shares of Common Stock or Common Stock Equivalents other than a Permitted Designated Person Sale and on the Measurement Date for such sale, transfer or disposition the Purchase Price in effect on such Measurement Date is greater than the Computed Market Price on such Measurement Date, then, subject to the next succeeding sentence, the Purchase Price shall be reduced to such Computed Market Price, such adjustment to become effective immediately after the opening of business on the day following the Measurement Date. If a reduction of the Purchase Price to such Computed Market Price pursuant to the immediately preceding sentence would require the Company to seek stockholder approval of the transactions contemplated by the Note Purchase Agreement pursuant to Rule 713 of the AMEX and the Stockholder Approval has not yet been obtained, then the Purchase Price shall be reduced to a price equal to the Conversion Price (as defined in the Note) then in effect until such time as the Stockholder Approval is obtained at which time the Purchase Price shall be reduced to such Computed Market Price. The Company shall inform the Holder immediately by phone and electronic transmission upon becoming aware of any sale, transfer or disposition of any shares of Common Stock or Common Stock Equivalents by any Designated Person and will follow up with formal written notice to the Holder pursuant to Section 23.

9. Effect of Reclassification, Consolidation, Merger or Sale.

(a) If any of the following events occur, namely:

(i)  any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

(ii)  any consolidation, merger statutory exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

(iii)  any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(x)  this Warrant shall thereafter entitle the Holder to purchase the kind and amount of shares of stock and Other Securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon exercise of this Warrant (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to exercise this Warrant) immediately prior to such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 8 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares),

(y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Warrant and the Note Purchase Agreement and

(z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and Other Securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. If, in the case of any such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, the stock or other securities or other property or assets receivable thereupon by a holder of shares of Common Stock includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b) The above provisions of this Section 9 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

(c) If this Section 9 applies to any event or occurrence, Section 5 shall not apply.

10. Tax Adjustments. The Company may make such reductions in the Purchase Price, in addition to those required by Sections 4, 5, 6, 7 and 8 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

11. Minimum Adjustment. (a) No adjustment in the Purchase Price (and no related adjustment in the number of shares of Common Stock which may thereafter be purchased upon exercise of this Warrant) shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All such calculations under this Warrant shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

(b) No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

12. Notice of Adjustments. Whenever the Purchase Price is adjusted as herein provided, the Company shall promptly, but in no event later than five Trading Days thereafter, give a notice to the Holder setting forth the Purchase Price and number of shares of Common Stock which may be purchased upon exercise of this Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment but which such statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

13. Further Assurances. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

14. Notice to Holder Prior to Certain Actions. In case on or after the Issuance Date:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

(b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) the Board of Directors shall authorize any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

(d) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give the Holder, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Company gives such notice to the Holder or is required to give such notice to the Holder, the Holder shall be entitled to give a subscription form to exercise this Warrant in whole or in part that is contingent on the completion of such action.

15. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of all other Common Stock Equivalents from time to time outstanding (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.

16. Transfer of Warrant. This Warrant shall inure to the benefit of the successors to and assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, are registrable at the office or agency of the Company referred to below by the Holder in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed accompanied by an assignment form in the form attached to this Warrant, or other customary form, duly executed by the transferring Holder.

17. Register of Warrants. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder), a register in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the Person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

18. Exchange of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 16, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

19. Replacement of Warrant. On receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security), or (b) in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Holder a new Warrant of like tenor without charge to the Holder.

20. Warrant Agent. The Company may, by written notice to the Holder, appoint the transfer agent and registrar for the Common Stock as the Company's agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 2, and the Company may, by written notice to the Holder, appoint an agent having an office in the United States of America for the purpose of exchanging this Warrant pursuant to Section 18, and replacing this Warrant pursuant to Section 19, or any of the foregoing, and thereafter any such exchange or replacement, as the case may be, shall be made at such office by such agent.

21. Remedies.  The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced (x) by a decree for the specific performance of any agreement contained herein, including, without limitation, a decree for issuance of the shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant or (y) by an injunction against a violation of any of the terms hereof or (z) otherwise.

22. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Common Stock (or Other Securities) purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

23. Notices, etc. All notices and other communications from the Company to the Holder shall be in writing and delivered personally, by confirmed facsimile, by a nationally recognized overnight courier service or mailed by first class certified mail, postage prepaid, at such facsimile telephone number or address as may have been furnished to the Company in writing by the Holder or at such facsimile telephone number or the address shown for the Holder on the register of Warrants referred to in Section 17.

24. Transfer Restrictions. This Warrant has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Warrant may not be transferred prior to the end of the holding period applicable to sales hereof under Rule 144(k) unless (1) the transferee is an “accredited investor” (as defined in Regulation D under the 1933 Act) and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Warrant may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the Registration Statement and the prospectus related thereto, each as amended or supplemented to the date of transfer to such transferee, and the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act and which are incorporated by reference in such prospectus as of the date of such transfer. If such transfer is intended to assign the rights and obligations of the Holder under Section 5,8,9 and 10 of the Note Purchase Agreement, such transfer shall otherwise be made in compliance with the applicable provisions of the Note Purchase Agreement.

25. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holder and the holder of any shares of Common Stock issued upon exercise of this Warrant which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of this Warrant from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Warrant without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

26. Legend. The provisions of Section 5(b) of the Note Purchase Agreement and the related definitions of capitalized terms used therein and defined in the Note Purchase Agreement are by this reference incorporated herein as if set forth in full at this place.

27. Amendment; Waiver. (a) This Warrant and any terms hereof may be changed, modified or amended only by an instrument in writing signed by the party against which enforcement of such change, modification or amendment is sought. Notwithstanding anything to the contrary contained herein, no amendment or waiver shall increase or eliminate the Restricted Ownership Percentage, whether permanently or temporarily, unless, in addition to complying with the other requirements of this Warrant, such amendment or waiver shall have been approved in accordance with the General Corporation Law of the State of Delaware and the Company's By-laws by holders of the outstanding shares of Common Stock entitled to vote at a meeting or by written consent in lieu of such meeting.

(b) Any term or condition of this Warrant may be waived by the Holder or Company at any time if the waiving party is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Warrant, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Warrant on any future occasion.

28. Miscellaneous. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of New York. The headings, captions and footers in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

29. Attorneys' Fees. In any litigation, arbitration or court proceeding between the Company and Holder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on its behalf by one of its officers thereunto duly authorized.

EMAGIN CORPORATION

Date: July 21, 2006	By:	/s/ Gary W. Jones
Name: Gary W. Jones
Title: Chief Executive Officer

ASSIGNMENT

For value                                 hereby sell(s), assign(s) and transfer(s) unto                                 (Please insert social security or other Taxpayer Identification Number of assignee:                                ) the attached original, executed Warrant to purchase                           share of Common Stock of eMagin Corporation, a Delaware corporation (the “Company”), and hereby irrevocably constitutes and appoints                                 attorney to transfer the Warrant on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Warrant within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Warrant is being transferred:

[ ] To the Company or a Subsidiary; or

[ ] To an “accredited investor” (as defined in Regulation D under the 1933 Act) pursuant to and in compliance with the 1933 Act; or

[ ] Pursuant to and in compliance with Rule 144 under the 1933 Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Warrant is not being transferred to an “affiliate” (as defined in Rule 144 under the 1933 Act) of the Company.

[ ] The transferee is an affiliate of the Company.

Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Warrant.

Dated: ____________________________________	NAME:____________________________________________

____________________________________________________________
Signature(s)

Exhibit 1

FORM OF SUBSCRIPTION

EMAGIN CORPORATION

(To be signed only on exercise of Warrant)

TO:	eMagin Corporation
10500 N.E. 8th Street, Suite 1400
Bellevue, WA 98004

Attention: Chief Financial Officer

Facsimile No.: (425) 749-3601

1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to                              shares (the “Exercise Shares”) of Common Stock, as defined in the Warrant, of eMagin Corporation, a Delaware corporation (the “Company”).

2. The undersigned Holder (check one):

❑    (a) elects to pay the Aggregate Purchase Price for such shares of Common Stock (i) in lawful money of the United States or by the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $                          , or (ii) by wire transfer of United States funds to the account of the Company in the amount of $                            , which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company;

or

❑    (b) elects to receive shares of Common Stock having a value equal to the value of the Warrant calculated in accordance with Section 2(b) of the Warrant.

3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other name(s) as is specified below:

Name:_________________________________________________________________

Address_______________________________________________________________

Social Security or Tax Identification Number (if any):

____________________________________________________________

Dated:                                                        ________________________________________________________
(Signature must conform to name of Holder as  specified on the face of the Warrant)

________________________________________________________
(Address)

Annex III

PATENT AND TRADEMARK SECURITY AGREEMENT

This PATENT AND TRADEMARK SECURITY AGREEMENT, dated as of July 21, 2006 (this “Agreement”), made by EMAGIN CORPORATION, a Delaware corporation (the “Grantor”), to ALEXANDRA GLOBAL MASTER FUND LTD., a British Virgin Islands international business company, as collateral agent (in such capacity, the “Collateral Agent”) on behalf of the Holders (such capitalized term and all other capitalized terms used in this Agreement having the respective meanings provided in this Agreement).

W I T N E S S E T H:

WHEREAS, the Grantor and the several Buyers are parties to the several Note Purchase Agreements pursuant to which, among other things, the Buyers have agreed to purchase up to $7,000,000 aggregate principal amount of Notes of the Grantor;

WHEREAS, the Grantor has certain right, title and interest in and to certain patents, patent applications and trademarks and related property;

WHEREAS, the Grantor has agreed to grant to the Collateral Agent a security interest in its right, title and interest in and to certain patents, patent applications, trademarks and related rights to secure the payment and performance of certain obligations of the Grantor, including, without limitation, obligations of the Grantor under the Notes, the Note Purchase Agreements, the Security Agreement and this Agreement;

WHEREAS, it is a condition precedent to the several obligations of the Buyers to purchase their respective Notes that the Grantor shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Holders;

WHEREAS, the Grantor is contemporaneously herewith entering into the Security Agreement and the Lockbox Agreement with the Collateral Agent for the ratable benefit of the Holders;

NOW, THEREFORE, in consideration of the premises and to induce the Buyers to purchase their respective Notes pursuant to the Note Purchase Agreements, the Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Holders, as follows:

1.  Definitions.

(a) As used in this Agreement, the terms “Agreement”, “Grantor” and “Collateral Agent” shall have the respective meanings assigned to such terms in the introductory paragraph of and the recitals to this Agreement.

(b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c) Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Notes.

(d) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accounts” means all rights to payment for goods sold or leased or for services rendered, whether or not such rights have been earned by performance.

“Additional Note” means the Note issued pursuant to the Additional Note Purchase Agreement.

“Additional Note Purchase Agreement” means the Note Purchase Agreement, dated as of July 21, 2006, by and between the Grantor and Stillwater LLC, which by its terms contemplates the issuance of up to $500,000 aggregate principal amount of Notes on or after December 10, 2006.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Buyer” means any of the several buyers party to a Note Purchase Agreement.

“Code” means the Uniform Commercial Code as from time to time in effect in the State of Delaware.

“Collateral” means all of the Grantor’s right, title and interest in and to each of the following, whether now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest:

(1) all Patents;

(2) all Patent Licenses;

(3) all Trademarks;

(4) all Trademark Licenses;

(5) all Contracts, Documents and General Intangibles developed or acquired by the Grantor relating to any and all of the foregoing;

(6) all insurance policies to the extent they relate to the preceding items (1) through (5); and

(7) to the extent not otherwise included in the preceding items (1) through (6), all Proceeds, products, rents, issues, profits and returns of and arising from any and all of the foregoing.

“Contracts” shall have the meaning assigned to such term under the Code.

“Documents” shall have the meaning assigned to such term under the Code.

“Event of Default” means:

(1)  the failure by the Grantor to perform in any material respect any obligation of the Grantor under this Agreement as and when required by this Agreement;

(2)  any representation or warranty made by the Grantor pursuant to this Agreement shall have been untrue in any material respect when made or deemed to be made;

(3)  the failure by the Grantor to perform in any material respect any obligation of the Grantor under the Security Agreement as and when required by the Security Agreement;

(4) any representation or warranty made by the Grantor pursuant to the Security Agreement shall have been untrue in any material respect when made or deemed to be made;

(5) the failure by the Grantor to perform in any material respect any obligation of the Grantor under the Lockbox Agreement as and when required by the Lockbox Agreement;

(6) any representation or warranty made by the Grantor pursuant to the Lockbox Agreement shall have been untrue in any material respect when made or deemed to be made; or

(7) any Event of Default, as that term is defined in any of the Notes.

“General Intangibles” shall have the meaning ascribed to such term in the Code.

“Holder” means any Buyer or any holder from time to time of any Note.

“Issuance Date” means the date on which the Notes are initially issued.

“Lien” shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction or performance of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

“Lockbox Agent” means the Person from time to time serving as Lockbox Agent under the Lockbox Agreement.

“Lockbox Agreement” means that certain Lockbox Agreement, dated as of July 21, 2006, by and between the Grantor and the Lockbox Agent.

“Majority Holders” means at any time such of the holders of Notes, which based on the outstanding principal amount of the Notes, represents a majority of the aggregate outstanding principal amount of the Notes.

“Note Purchase Agreements” means the several Note Purchase Agreements, dated as of July 21, 2006, by and between the Grantor and the respective Buyer party thereto pursuant to which the Grantor issued the Notes, including, without limitation, the Additional Note Purchase Agreement.

“Notes” means the Grantor’s 6% Senior Secured Convertible Notes due 2007-2008 originally issued pursuant to the Note Purchase Agreements, including, without limitation, the Additional Note.

“Obligations” shall mean:

(1) the full and prompt payment when due of all obligations and liabilities to the Holders, whether now existing or hereafter arising, under the Notes, this Agreement or the other Transaction Documents and the due performance and compliance with the terms of the Notes and the other Transaction Documents;

(2) any and all sums advanced by the Collateral Agent or any Holder in order to preserve the Collateral or to preserve the Collateral Agent’s security interest in the Collateral;

(3) in the event of any proceeding for the collection or enforcement of any obligations or liabilities of the Grantor referred to in the immediately preceding clauses (1) and (2) in accordance with the terms of the Notes and this Agreement, the reasonable expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(4) any amounts for which any Holder is entitled to indemnification under Section 4(n).

“Patent(s)” means all patents, patent applications and patent disclosures which are presently, or in the future may be, owned, issued, acquired or used (whether pursuant to a license or otherwise) anywhere in the world by the Grantor, in whole or in part, and all of the Grantor’s right, title and interest in and to all patentable inventions and to file applications for patents under patent laws of the United States or of any other jurisdiction, including any and all extensions, reissues, substitutes, continuations, continuations-in-part, divisional, patents of addition, re-examinations and renewals thereof, and patents issuing therefrom, and any other proprietary rights related to any of the foregoing (including, without limitation, remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and any and all foreign counterparts of any of the foregoing, including without limitation, those listed on Exhibit A to this Agreement.

“Patent Licenses” means each license agreement identified in Exhibit A to this Agreement as it may be amended, supplemented or otherwise modified from time to time, and each license agreement relating to Patents hereafter granted to, used or acquired by the Grantor, in each case together with the right to use and rely upon the inventions and other intellectual property conveyed thereunder.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

“Proceeds” shall have the meaning assigned to such term under the Code.

“PTO” means the United States Patent and Trademark Office.

“Security Agreement” means the Pledge and Security Agreement, dated as of July 21, 2006, between the Grantor and the Collateral Agent.

“Security Interest” means the security interest and collateral assignment granted in the Collateral pursuant to this Agreement.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

“Trademark License” means each license agreement identified in Exhibit B hereto as it may be amended, supplemented or otherwise modified from time to time, and each license agreement relating to Trademarks hereafter used, adopted or acquired by the Grantor.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers of the Grantor adopted for use in conjunction with the sale of Medical Devices or Competitive Products, now existing anywhere in the world or hereinafter adopted or acquired, whether currently in use or not, and the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, those identified in Exhibit B to this Agreement, and (b) all renewals thereof by the Grantor.

“Transaction Documents” means the Notes, the Note Purchase Agreements, this Agreement, the Security Agreement, the Lockbox Agreement, the Warrants and the other agreements, instruments and documents contemplated hereby and thereby, and any amendments, extensions or renewals thereof or replacements therefor.

2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of the Obligations and for the other purposes provided in this Agreement, the Grantor hereby grants, assigns and conveys to the Collateral Agent, for the ratable benefit of the Holders, all of the Grantor’s right, title and interest in and to the Collateral as collateral security and hereby grants the Collateral Agent a continuing first priority security interest therein. Such grant includes, without limitation, a grant of the security interest to secure the payment and performance of Obligations relating to the Additional Note upon the date of issuance of such Additional Note. Notwithstanding the foregoing assignment, unless and until there shall have occurred and be continuing an Event of Default, the Grantor shall retain and the Collateral Agent hereby grants to the Grantor the exclusive, non-transferable, revocable right and license to use the Collateral on and in connection with making, having made, using and selling products sold by the Grantor, for the Grantor’s own benefit and account and for none other (except as provided in the Patent Licenses identified on Exhibit A and the Trademark Licenses identified on Exhibit B). The Grantor agrees not to sell or assign its interest in, or grant any sublicense under, the foregoing license granted to the Grantor without the prior written consent of the Collateral Agent, which may be withheld in the Collateral Agent’s sole and absolute discretion.

3. Representations and Warranties. The Grantor hereby represents and warrants that:

(a) Description of Collateral. True and complete schedules setting forth all Patents, Patent Licenses, Trademarks and Trademark Licenses owned, held, controlled or used by the Grantor or to which the Grantor is a party on the date of this Agreement, together with a summary description and full information in respect of the filing, registration, issuance and expiration dates thereof, as applicable, are set forth on Exhibit A with respect to Patents and Patent Licenses and on Exhibit B with respect to Trademarks and Trademark Licenses, respectively, to this Agreement.

(b) Title; No Other Liens. Except for the Lien granted to the Collateral Agent for the ratable benefit of the Holders pursuant to this Agreement and the Lien granted to the Collateral Agent for the ratable benefit of the Holders pursuant to the Security Agreement, the Grantor is the sole and exclusive owner of and has good and marketable title to each item of the Collateral free and clear of any and all Liens or claims of others, except as permitted by Section 3.9 of the Notes. None of the Grantor’s Subsidiaries or other entities controlled by the Grantor has any right, title or interest in or to any of the Collateral. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Collateral Agent, for the ratable benefit of the Holders, pursuant to this Agreement or the Security Agreement.

(c) Perfected First Priority Liens. The Liens granted pursuant to this Agreement will constitute, upon the completion of all the filings or notices listed in Exhibit C to this Agreement, which Exhibit includes all UCC-1 financing statements to be filed pursuant to the terms of the Security Agreement, all requisite filings to be made with the PTO in the forms substantially similar to that of Exhibit E and Exhibit F to this Agreement, valid and perfected Liens on all Collateral in favor of the Collateral Agent for the ratable benefit of the Holders, which are prior to all other Liens on such Collateral and which are enforceable as such against all Persons.

(d) Consents under Contracts. No consent (other than consents that have been obtained) of any party (other than the Grantor) to any Contract that constitutes part of the Collateral is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement or the exercise of the Collateral Agent’s rights and remedies provided herein or at law.

(e) Chief Executive Office. The Grantor’s chief executive office and chief place of business is located at 10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004.

(f) Authority. The Grantor has full power, authority and legal right to grant the Collateral Agent the Lien on the Collateral pursuant to this Agreement.

(g) Approvals, Filings, Etc. No authorization, approval or consent of, or filing, registration, recording or other action with, any United States or foreign court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market, the stockholders of the Company or any other Person, including, without limitation, the PTO, is required to be obtained or made by the Company or any Subsidiary (x) for the grant by the Grantor of the Lien on the Collateral pursuant to this Agreement, (y) the collateral assignment of the Collateral to the Collateral Agent pursuant to this Agreement or (z) to perfect the Lien purported to be created by this Agreement, in each case except as has been obtained or made or (z) for the exercise of the Collateral Agent’s rights and remedies provided herein or at law.

(h) No Claims. Each of the Patents and Trademarks existing on the date hereof is valid and enforceable, and the Grantor is not presently aware of any past, present or prospective claim by any third party that any of such Patents or Trademarks are invalid or unenforceable, or that the use of any Patents does or may violate the rights of any third person, or of any basis for any such claims.

(i) Statutory Notice. The Grantor has used and will continue to use proper statutory notice in connection with its use of the Patents.

(j) Certain Patent Matters. To its knowledge, the Grantor does not lack any material rights or licenses to use the Patents or to make, have made, use, sell, or offer for sale the claimed subject matter of the Patents. To the knowledge of the Grantor, there are no facts which would form a basis for a finding that any of the claims of the Patents is unpatentable, unenforceable or invalid. To the knowledge of the Grantor, there are no pending U.S. or foreign patent applications which, if issued, would limit or prohibit the ability of the Grantor or the Collateral Agent to make, have made, use, sell, or offer for sale the claimed subject matter of the Patents.

(k) Custom License Matters. Each Patent License or Trademark License is the legal, valid and binding obligation of the Grantor and the respective licensor thereunder; the Grantor is not, and, to the best knowledge of the Grantor, each licensor is not, in default of any of its obligations under any Patent License or Trademark License; no event has occurred and no circumstance exists that with the giving of notice or the passage of time, or both, would constitute such a default by the Grantor; and, to the best knowledge of the Grantor, no such event has occurred or circumstance exists that would constitute a default by the licensor under any Patent License or Trademark License.

4. Covenants. The Grantor covenants and agrees with the Collateral Agent that from and after the date of this Agreement until the payment and performance in full by the Grantor of all of the Obligations:

(a) Further Documentation. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Collateral Agent may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, any applicable filing with the PTO and the filing of any financing or continuation statements under the Code or similar laws in effect in any such jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

(b) Maintenance of Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. For the further security of the Collateral Agent for the ratable benefit of the Holders, the Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Holders, a security interest in all of the Grantor’s books and records pertaining to the Collateral, and the Grantor shall turn over any such books and records for inspection at the office of the Grantor to the Collateral Agent or to its representatives during normal business hours at the request of the Collateral Agent.

(c) Limitation on Liens on Collateral. The Grantor (x) will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and by the Security Agreement and Liens permitted by Section 3.9 of the Notes, and (y) will defend the right, title and interest of the Collateral Agent in and to any of the Collateral against the claims and demands of all Persons.

(d) Limitations on Dispositions of Collateral. The Grantor will not sell, transfer, assign, grant any participation in, sublicense or otherwise dispose of any of the Collateral to any Persons, including, without limitation, any Subsidiary or Affiliate, or attempt, offer or contract to do so.

(e) Limitations on Modifications, Waivers, Extensions of Patent Licenses and Trademark Licenses. The Grantor will not (i) amend, modify, terminate or waive any provision of any Patent License with respect to any Patent or Trademark License with respect to any Trademark in any manner which could reasonably be expected to materially adversely affect the value of such Patent License or Trademark License as Collateral, (ii) fail to exercise promptly and diligently each and every material right and perform each material obligation which it may have under each Patent License and Trademark License with respect to any Trademarks. Within two Business Days of receipt thereof, the Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to each Patent License and Trademark License.

(f) Further Identification of Collateral. The Grantor shall furnish to the Collateral Agent from time to time, upon the request of the Collateral Agent, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(g) Notices. The Grantor shall advise the Collateral Agent promptly, but in no event later than two Business Days after the occurrence thereof, in reasonable detail, at its address specified in accordance with Section 15 (i) of any Lien on, or claim asserted against, any of the Collateral, other than as created hereby or as permitted hereby, (ii) of any Event of Default or any event which, with the giving of notice or the passage of time, or both, would become an Event of Default and (iii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the Liens created hereunder or the rights of the Collateral Agent hereunder.

(h) Patents.

(1) The Grantor will notify the Collateral Agent immediately if it knows, or has reason to know, that any application relating to any Patent may become abandoned or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the PTO or any court or tribunal in any country) regarding the Grantor’s ownership of or license rights or other rights with respect to any Patent.

(2) The Grantor will, with respect to any Patent that the Grantor obtains after the Issuance Date or any Patent License that the Grantor acquires after the Issuance Date, promptly, but in no event later than five Business Days thereafter, (i) take all actions necessary so that the Collateral Agent shall obtain a perfected security interest in such Patent or Patent License and (ii) provide to the Collateral Agent a revised Exhibit A, listing all Patents and all Patent Licenses in which the Grantor has an interest.

(3) Upon request of the Collateral Agent, the Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Patents or Patent Licenses, and the Grantor hereby constitutes the Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Grantor shall have paid and performed in full all of its obligations under this Agreement and the other Transaction Documents.

(4) The Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the PTO to maintain and pursue each Patent including, without limitation, payment of maintenance fees.

(5) In the event that any Patent included in the Collateral is infringed by a third party, the Grantor shall promptly notify the Collateral Agent after it learns thereof and shall, if appropriate, sue for infringement, seeking injunctive relief where appropriate and to recover any and all damages for such infringement, or take such other actions as the Grantor shall reasonably deem appropriate under the circumstances to protect such Patent.

(6) The Grantor hereby grants to the Collateral Agent and its employees and agents the right, upon prior written notice, to visit the Grantor’s plants and facilities, and the Grantor shall use its best efforts to arrange for the Collateral Agent and its employees and agents to have access to such plants and facilities of third parties which manufacture or supply goods or services, for or under contract with the Grantor.

(i) Trademarks.

(1) The Grantor (either itself or through licensees) will, with respect to each Trademark identified in Exhibit B, as Exhibit B may be amended, supplemented or otherwise modified from time to time, (i) continue to use or have used such Trademark to the extent necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) employ such Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Holders, shall obtain a first priority perfected security interest in the Company’s interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated.

(2) The Grantor will promptly notify the Collateral Agent if any application or registration relating to any Trademark may become abandoned, canceled or denied, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the PTO or any court or tribunal in any country) regarding the Grantor’s ownership interest in such Trademark or its right to register the same or to keep and maintain the same.

(3) The Grantor will, with respect to any Trademark that the Grantor registers after the Issuance Date or any Trademark License that the Grantor acquires after the Issuance Date, promptly (i) take all actions necessary so that the Collateral Agent, for the ratable benefit of the Holders, shall obtain a perfected security interest in such Trademark or Trademark License and (ii) provide to the Collateral Agent a revised Exhibit B listing all registered Trademarks and all Trademark Licenses in which the Grantor has an interest.

(4) Upon request of the Collateral Agent, the Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in any Trademark and the goodwill and general intangibles of the Grantor relating thereto or represented thereby, and the Grantor hereby constitutes the Collateral Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Grantor shall have paid and performed in full all of its obligations under the Transaction Documents.

(5) The Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the PTO, to maintain and pursue each application (and to obtain the relevant registration) and to maintain the registration of the Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(6) In the event that any Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, the Grantor shall notify the Collateral Agent and shall, if appropriate, sue for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other action as the Grantor reasonably deems appropriate under the circumstances to protect such Trademark.

(j) Further Actions. Without limiting the foregoing provisions of this Section 4, the Grantor further agrees for itself and its successors and assigns to execute upon request any other lawful documents and likewise to perform any other lawful acts which may be necessary or desirable to secure fully for the Collateral Agent, for the ratable benefit of the Holders, all right, title and interest in and to the Collateral, including, but not limited to, the execution of substitution, reissue, divisional or continuation patent applications; and preliminary or other statement of the giving of testimony in any interference or other proceeding in which the Collateral or any application, Patent or Trademark directed thereto or derived therefrom may be involved.

(k) License Agreements. The Grantor shall comply with its obligations under each of its Patent Licenses and Trademark Licenses.

(l) Changes in Locations, Name, Etc. The Grantor will not (i) change the location of its chief executive office/chief place of business from that specified in Section 3(e) or (ii) change its name, identity or corporate structure to such an extent that any statement filed by the Collateral Agent with the PTO in connection with this Agreement would become misleading, unless it shall have given the Collateral Agent at least 30 days prior written notice thereof and, prior to such action or event, shall have taken appropriate action satisfactory to the Collateral Agent to preserve and protect the Collateral Agent’s collateral assignment and the Security Interest under this Agreement.

(m) Subsidiaries. This Agreement is entered into on behalf of and for the benefit of the Grantor. The Grantor will not permit any of its Subsidiaries or Affiliates or any other entities controlled by the Grantor to have any ownership or other rights in or to exercise any control over the Collateral.

(n) Indemnification. The Grantor agrees to indemnify and hold harmless the Collateral Agent and each Holder and their respective officers, directors, Affiliates, agents and investment advisors (each, an “Indemnified Person”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse the Collateral Agent and each Holder for all costs and expenses, including reasonable attorneys’ fees and expenses, arising out of or resulting from this Agreement, including any breach hereof or Event of Default hereunder, or the exercise by the Collateral Agent or any Holder, as the case may be, of any right or remedy granted to it hereunder or under the other Transaction Documents or under applicable law; provided, however, that the Grantor shall not be required to indemnify a particular Indemnified Person to the extent any claim, demand, loss, judgment, liability, cost or expense is determined by final judgment (not subject to further appeal) of a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of such Indemnified Person. In no event shall any Indemnified Person other than the Collateral Agent have any liability or obligation to the Grantor under this Agreement or applicable law (liability under which the Grantor hereby waives) for any matter or thing in connection with this Agreement, and in no event shall the Collateral Agent or any Holder be liable, in the absence of a determination of gross negligence or willful misconduct on its part by final judgment (not subject to further appeal) of a court of competent jurisdiction, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Grantor under this Section 4(n) are unenforceable for any reason, the Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. In any suit, proceeding or action brought by the Collateral Agent or any Holder under any Account or Contract that constitutes part of the Collateral for any sum owing thereunder, or to enforce any provisions of any such Account or Contract, the Grantor will save, indemnify and keep the Collateral Agent and each Holder harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Grantor.

5. Collateral Agent’s Powers.

(a) Powers. The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof or investment advisor thereto, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Collateral Agent’s discretion, during any period in which an Event of Default is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent and each such officer, agent and investment advisor the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, except any notice required by law, to do the following:

(1) to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under or with respect to any such Collateral whenever payable, in each case in the name of the Grantor or its own name, or otherwise;

(2) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral and to pay all or any part of the premiums therefor and the costs thereof; and

(3) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) to assign (along with  the goodwill of  the business pertaining thereto)  any Patent or Trademark for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the Grantor shall have paid and performed in full all of the Obligations.

(b) Filing and Recordation. In addition to the filings the Grantor is required to make as specified in Exhibit C, this Agreement or an instrument referring hereto may be filed and recorded in such public offices and with such governmental authorities, including the PTO, as the Collateral Agent may determine from time to time. The Collateral Agent may so file and record this Agreement as a “security interest”, “collateral assignment”, “assignment” or similar designation as the Collateral Agent may determine (so long as such designation is consistent with the terms of this Agreement) and the Collateral Agent may from time to time rerecord and refile or take other action to change the designation under which this Agreement is filed or recorded (so long as such designation is consistent with the terms of this Agreement).

(c) Other Powers. The Grantor also authorizes the Collateral Agent, at any time and from time to time, to execute, in connection with the sale provided for herein, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(d) No Duty on Collateral Agent’s Part. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interests in the Collateral for the ratable benefit of the Holders and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

(e) Grantor Remains Liable under Contracts. Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the ontracts that constitute part of the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. The Collateral Agent shall not have any obligation or liability under any Contract that constitutes part of the Collateral by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any such Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any such Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6. Performance by Collateral Agent of Grantor’s Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein and the Collateral Agent, as provided for by the terms of this Agreement and following reasonable notice to the Grantor, may itself perform or comply, or otherwise cause performance or compliance, with such agreement, and the expenses of the Collateral Agent incurred in connection with such performance or compliance shall be payable by the Grantor to the Collateral Agent on demand and shall constitute Obligations secured hereby.

7. Remedies. If an Event of Default has occurred and is continuing, but in the case of Events of Default that are solely ones covered by the final clause (2) of Section 4.01 of any Note, only after the expiration of the 120-day period specified in such clause (2) the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, but in the case of Events of Default that are solely ones covered by the final clause (2) of Section 4.01 of any Note, only after the expiration of the 120-day period specified in such clause (2) the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or expressly provided for) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are, to the extent permitted by applicable law, hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived, to the extent permitted by applicable law, or released.

The Grantor further agrees, if an Event of Default has occurred and is continuing, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights hereunder, provided, that nothing contained in this Section shall relieve the Collateral Agent from liability arising solely from its gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

8. Limitation on Duties Regarding Preservation of Collateral. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.

9. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest until the Grantor has paid and performed in full all of the Obligations.

10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Paragraph Headings, Captions, Etc. The paragraph headings, the captions and the footers, used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

12. No Waiver; Cumulative Remedies. The Collateral Agent shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein and in the other Transaction Documents provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law or in equity or by statute.

13. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party to be charged with enforcement; provided, however, that any provision of this Agreement may be waived, amended, supplemented or otherwise modified by the Collateral Agent only with the prior written approval of the Majority Holders. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Collateral Agent and its successors and assigns. The Grantor may not assign its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, which the Collateral Agent may withhold in the discretion of the Majority Holders. The requirements for resignation, and appointment of a successor to, the Collateral Agent are established by Exhibit D hereto and not by this Agreement.

14. Termination of Security Interest; Release of Collateral. (a) Upon the payment and performance in full by the Grantor of the Obligations, all right, title and interest of the Collateral Agent in and to the Collateral, including the Security Interest, pursuant to this Agreement shall terminate and all rights to the Collateral shall revert to the Grantor.

(b) At any time and from time to time prior to termination of the right, title and interest of the Collateral Agent in and to the Collateral pursuant to Section 14(a), the Collateral Agent shall release any of the Collateral only with the prior written consent of the Majority Holders.

(c) Upon any such termination of the Security Interest, the Collateral Agent will, at the expense of the Grantor, execute and deliver to the Grantor such documents and take such other actions as the Grantor shall reasonably request to evidence the reassignment of the Collateral to the Grantor and the termination of the Security Interest. The Collateral Agent shall deliver to the Grantor all Collateral so released then in its possession.

15. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party’s address (or telephone line facsimile transmission number) shown below or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Grantor, such notice shall be addressed to the Grantor at 10500 N.E. 8th Street, Suite 1400,Bellevue, WA 98004, Attention: Chief Financial Officer (telephone line facsimile number (425) 749-3601), with a copy to Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, New York 10018, Attention: Richard A. Friedman, Esq. (telephone line facsimile number (212) 930-9725), and in the case of any notice to the Collateral Agent, such notice shall be addressed to the Collateral Agent at c/o Alexandra Investment Management, LLC, 767 Third Avenue, 39th Floor, New York, New York 10017, Attention: Chief Compliance Officer (telephone line facsimile transmission number (212) 301-1800).

16. Fees and Expenses. The Grantor agrees to pay the fees of the Collateral Agent in performing its services under this Agreement and all reasonable expenses (including but not limited to attorneys’ fees and costs for legal services, costs of insurance and payments of taxes or other charges) of, or incidental to, the custody, care, sale or realization on any of the Collateral or in any way relating to the performance of the obligations or the enforcement or protection of the rights of the Collateral Agent hereunder.

17. Concerning Collateral Agent. The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or nonexercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders, be governed by Exhibit D to this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, except as expressly provided in Sections 13 and 14, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation to make any inquiry respecting such authority. The Collateral Agent hereby waives for the benefit of the Holders any claim, right or Lien of the Collateral Agent against the Collateral arising under applicable law or arising from any business or transaction between the Collateral Agent and the Grantor other than pursuant to this Agreement or any of the other Transaction Documents.

18. Survival. All representations, warranties, covenants and agreements of the Grantor and of the Collateral Agent contained herein will survive the execution and delivery hereof and the release of any Collateral pursuant hereto and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Collateral Agent or the Grantor or any person who controls the Collateral Agent or the Grantor.

19. Grantor’s Obligations Absolute, Etc. The obligations of the Grantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any of the Transaction Documents or any other agreement or instrument referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such Transaction Document or other agreement or instrument; (c) any furnishing of any additional security to the Collateral Agent or its assignees or any acceptance thereof or any release of any security by the Collateral Agent or its assignees; (d) any limitation on any party’s liability or obligations under any such Transaction Document or other agreement or instrument or any invalidity or unenforceability, in whole or in part, of any such Transaction Document or other agreement or instrument or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Grantor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Grantor shall have notice or knowledge of any of the foregoing.

20. Integration. This Agreement and the Security Agreement represent the entire agreement of the Grantor and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent relative to subject matter hereof not expressly set forth or referred to herein or therein.

21. Counterparts; Execution. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

22. Governing Law. This Agreement and the rights and obligations of the Grantor under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, except to the extent that under the New York Uniform Commercial Code the laws of another jurisdiction govern matters of perfection and the effect of perfection or non-perfection of any security interest granted hereunder.

23. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[signature page follows]

IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers or other representatives thereunto duly authorized as of the date first above written.

EMAGIN CORPORATION

By:	/s/ Gary W. Jones
Name: Gary W. Jones
Title: Chief Executive Officer

ALEXANDRA GLOBAL MASTER FUND LTD., as Collateral Agent
ALEXANDRA INVESTMENT MANAGEMENT, LLC, as Investment Advisor
By:	/s/ Mikhail Filimonov
Name: Mikhail Filimonov
Title: Chairman and Chief Executive Officer

STATE OF_________________________)
                          )  SS:
COUNTY OF_______________________)

[CHECK FOR APPLICABLE FORM OF ACKNOWLEDGEMENT WHERE SIGNED] On this      day of July __, 2006, before me personally appeared                                 proved to me on the basis of satisfactory evidence to be the person who executed the above Patent and Trademark Security Agreement as                                 on behalf of eMagin Corporation, a Delaware corporation, and acknowledged to me that the corporation executed it.

WITNESS my hand and official seal.

________________________________________
NOTARY PUBLIC

STATE OF__________________    )
              ) SS:
COUNTY OF________________     )

On this       day of July __, 2006, before me personally appeared                                 proved to me on the basis of satisfactory evidence to be the person who executed the above Patent and Trademark Security Agreement as                                 on behalf of Alexandra Investment Management, LLC, as Investment Adviser to Alexandra Global Master Fund Ltd., and acknowledged to me that the limited liability company executed it.

WITNESS my hand and official seal.

________________________________________
NOTARY PUBLIC

EXHIBIT A

Patents, Patent Licenses and Patent Applications

ISSUED PATENTS

Patent Number	Title	Issue Date
7,068,258	Portable communication device with virtual image display module	June 27, 2006
2,173,248 (Canada)	Head Mounted Display System with Aspheric Optics (corr. to 5,543,816)	May 27, 2005
6,885,147	Organic Light Emitting Diode Devices with Improved Anode Stability	April 26, 2005
2,173,624 (Canada)	Binocular Head Mounted Display System	March 29, 2005
6,858,989	Method and System for Stabilizing Thin Film Transistors in AMOLED displays	February 22, 2005
6,809,710	Grey Scale Pixel Driver for Electronic Display and Method of Operation Therefor	October 26, 2004
6,809,710	Grey Scale Pixel Driver for Electronic Display and Method of Operation Therefor	October 26, 2004
6,760,034	Three Dimensional Display Emulation Method and System	July 6, 2004
98808734,0	Laser Ablation Method to Fabricate Color Organic Light Emitting Diode Displays	May 26, 2004
6,657,224	Organic Light Emitting Diode Devices Using Thermostable Hole-Injection and Hole-Transport Compounds	December 2, 2003
6,608,283	Apparatus and Method for Solder-Sealing an active Matrix Organic Light Emitting Diode	August 19, 2003
6,608,439	Inorganic-Based Color Conversion Matrix Element for Organic Color Display Devices and Method of Fabrication	August 19, 2003

6,337,492	Serially-Connected Organic Light Emitting Diode Stack Having Conductors Sandwiching Each Light Emitting Layer	January 8, 2002
6,288,232	Synthesis of Pyrazolinynaphthalic Acid Derivatives	September 11, 2001
6,278,237	Laterally Structured High Resolution Multicolor Organic Electroluminescence Display Device	August 21, 2001
6,265,820	Heat Removal System for use in Organic Light Emitting Diode Displays Having High Brightness	July 24, 2001
6,255,771	Flashover Control Structure for Field Emitter Displays and Method of making the same	July 3, 2001
6,232,934	Binocular Head Mounted Display System	May 15, 2001
6,218,777	Field Emission Display Spacer with Guard Electrode	April 14, 2001
6,215,840	Method and Apparatus for Sequential Memory Addressing	April 10, 2001
6,204,975	Reflective Micro-Display System	March 20, 2001
6,198,214	Large Area Spacer-Less Field Emissive Display Package	March 6, 2001
6,198,220	Sealing Structure for Organic Light Emitting Devices	March 6, 2001
6,181,304	Convertible Right Eye/Left Eye Monocular Head Mounted Display System	January 30, 2001
6,169,358	Method and Apparatus for Flashover Control Including a High Voltage Spacer for Parallel Plate Electron Beam Array Devices and Method of Making Thereof	January 2, 2001
6,166,820	Laser Interferometric Lithographic System Providing Automatic Change of Fringe Spacing	December 26, 2000
6,157,291	Head Mounted Display System	December 5, 2000
6,144,145	High Performance Field Emitter and Method of Producing the Same	November 7, 2000

6,136,621	High Aspect Ratio Gated Emitter Structure and Method of Making	October 24, 2000
6,101,028	Miniature Microscope	August 8, 2000
6,069,443	Passive Matrix OLED Display	May 30, 2000
6,060,728	Organic Light Emitting Device Structure and Process	May 9, 2000
6,027,388	Lithographic Structure and Method for Making Field Emitters	February 22, 2000
6,023,259	OLED Active Matrix Using a Single Transistor Current Mode Pixel Design	February 8, 2000
6,016,033	Electrode Structure for High Resolution Organic Light-Emitting Diode Displays and Method for Making the Same	January 18, 2000
6,005,720	Reflective Micro-Display System	December 21, 1999
5,965,898	High Aspect Ratio Gated Emitter Structure and Method of Making	October 12, 1999
5,959,725	Large Area Energy Beam Intensity Profiler	September 28, 1999
5,920,080	Emissive Display Using Organic Light Emitting Diodes	July 6, 1999
5,903,098	Field Emission Display Device Having Multiplicity of Through Conductive Vias and a Backside Connector	May 11, 1999
5,903,243	Compact body-Mountable Field Emission Display Device and Display Panel Having Utility for use Therewith	May 11, 1999
5,771,098	Laser Interferometric Lithographic System Providing Automatic Change of Fringe Spacing	June 23, 1998
5,708,449	Binocular Head Mounted Display System	January 13, 1998
5,688,158	Planarizing Process for Field Emitter Displays and Other Electron Source Applications	November 18, 1997
5,672,938	Light Emission Device Comprising Light Emitting Organic Material and Electron Injection Enhancement Structure	September 30, 1997

5,663,608	Field Emission Display Devices, and Field Emission Electron Beam Source and Isolation Structure Components Therefor	September 2, 1997
5,647,785	Methods of Making Vertical Microelectronic Field Emission Devices	July 15, 1997
Des 380,482	Head Mounted Display System	July 1, 1997
5,629,583	Flat Panel Display Assembly Comprising Photoformed Spacer Structure and Method of Making the Same	May 13, 1997
5,619,889	Method of Making Microstructural Surgical Instruments	April 15, 1997
5,619,097	Panel Display with Dielectric Spacer Structure	April 8, 1997
5,587,623	Field Emitter Structure and Method of Making the Same	December 24, 1996
5,583,393	Selectively Shaped Field Emission Electron Beam Source and Phosphor Array for use Therewith	December 10, 1996
5,561,339	Field Emission Array Magnetic Sensor Devices	October 1, 1996
5,548,181	Field Emission Device Comprising Dielectric Overlayer	August 20, 1996
5,546,099	Head Mounted Display System Light Blocking Structure	August 13, 1996
5,543,816	Head Mounted Display System with Aspheric Optics	August 6, 1996
5,539,422	Head Mounted Display System	July 23, 1996
5,534,743	Field Emission Display Devices, and Field Emission Electron Beam Source and Isolation Structure Components Therefor	July 9, 1996
5,529,524	Method of Forming a Spacer Structure Between Opposedly Facing Plate Members	June 25, 1996
Des 359,729	Portable Interface Unit for a Head-Up Display System	June 27, 1995

5,144,191	Horizontal Microelectronic Field Emission Devices	September 1, 1992
5,126,287	Self-Aligned Electron Emitter Fabrication Method and Device Formed Thereby	June 30, 1992
4,902,898	Wand Optices Column and Associated Array Wand and Charged Particle Source	February 20, 1990
98808734.0 (China)	Laser Ablation Method To Fabricate Color OLED Displays	May 26, 2004

PATENT APPLICATIONS IN PROGRESS

Patent Application No.	Title	Issue Date
11/169,154	Method of Clearing Electrical Contact Pads in Thin Film Sealed OLED Devices	N/A
09/785,270	Display Method and System	N/A
09/849,745	Portable Communication Device With Virtual Image Display Module	N/A
60/684,633	Tapered Fiber Optic Bundle Megadisplay	N/A
60/583,158	Photoresist Laser Ablation	N/A
09/814,853	Light Extraction from Color Changing Medium Layers in Organic Light Emitting Diode Devices	N/A
504797/99 (Japan)	Emissive Display Using Organic Light Emitting Diodes	N/A
2000-550128 (Japan)	An Improved Electrode Structure for Organic Light Emitting Diode Devices	N/A
6-523218 (Japan)	Head Mounted Display System	N/A
9-531760 (Japan)	Support for a Head Mounted Display System	N/A
2004-261527 (Japan; divisional)	Binocular Head Mounted Display System	N/A
2000-565526 (Japan)	Convertible Right Eye/Left Eye Monocular Head Mounted Display System	N/A
2000-589993 (Japan)	Reflective Micro-Display System; Miniature Microscope and Reflective Micro-display system respectively	N/A
01950594,0 (Europe)	OLED Devices Using Thermostable Hole-Injection and Hole-Transport Compounds	N/A
11/439,014	Tapered Fiber Optic Bundle Metadisplay	N/A

11/402,092	Auto-calibrating Gamma Correction Circuit	N/A
11/399,170	OLED Active Matrix Cell Designed For Optimal Uniformity	N/A
133,678 (Israel)	Emissive Display Using Organic Light Emitting Diodes	N/A
60/755,907	Automatic Timeout Image Orientation System For FOLED Micro-display	N/A
60/725,406	Novel OLED Lighting Device	N/A
2,490,344 (Canada; divisional)	Binocular Head-Mounted Display System	N/A

KODAK PATENTS (partial list)

Topic	U.S. Pat. No.	Issued

Multilayer structure	4,356,429	1982
Multilayer structure - Alq	4,539,507	1985
Porphyrin injecting layer	4,720,432	1988
Luminescent zone - dye dopant	4,769,292	1988
Improved cathode	4,885,211	1989
Silazane HTL	4,950,950	1990
Improved intensity circuit	4,996,523	1991
Cathode overlayer for stability	5,047,687	1991
Cathode metal cap	5,059,861	1991
Mg, Al cathode	5,059,862	1991
Organic amines HTL	5,061,569	1991
Fused metal cathode	5,073,446	1991
Blue emitters	5,141,671	1992
Blue emitters	5,150,006	1992
Blue emitters	5,151,629	1992
Integral shadow mask	5,276,380	1994
Integral shadow mask color	5,294,869	1994
Color change medium	5,294,870	1994
White emitter (2-layer) BAlq	5,405,709	1995
Phalocyanine dopant	5,409,783	1995
OLED ultra thin device	5,482,896	1996
ALQ blue	5,484,922	1996
OLED ultra thin substrate	5,530,269	1996
OLED TFT process	5,550,066	1996
AC drive scheme	5,552,678	1997
Polyaromatic amine HTL	5,554,450	1996
Quinacridone green	5,593,788	1997
Electron injector (silicides etc.)	5,608,287	1997
Camera data printer	5,634,156	1997
Blue emitter oxadizoles	5,645,948	1997
Camera Information Display	5,652,930	1997
White emitter structure	5,683,823	1997
OLED TFT device	5,684,365	1997
Blue emitter metal complex	5,755,999	1998
LiF cathode	5,776,622	1998

EXHIBIT B

Trademarks and Trademark Licenses

Serial App. No.	Item	Status	Filing Date	Published, Allowed, or Registered
78-463416	VIRTUAL VISION VERACITY (Block letters)	Allowed - 1st extension of time granted	Aug 6, 2004	P May 2, 2006
78-463402	VERACITY (Block letters)		Aug 6, 2004	A Sep 27, 2005
78-235749	EGLASS	Registered, Int'l	Apr 9, 2003	R Aug 17, 2004
78-853656	PRIVATE EYES (Block letters)	Pending - Initialized, Int'l	Apr 4, 2006
78-853655	PRIVATE EYE	Pending - Initialized, Int'l	Apr 4, 2006
78-852411	EYEVIEWER	Pending - Initialized, Int'l	Apr 3, 2006
78-852409	EYEWITNESS (	Pending - Initialized, Int'l	Apr 3, 2006
78-541421	Z800 3D VISOR	Pending - Non-final action, Int'l	Jan 3, 2005
78-667562	PERSONAL VIEWER	Pending - Non-final action, Int'l	Jul 11, 2005
78-667564	3DVISOR	Pending - Suspension letter, Int'l	Jul 11, 2005
78-667565	GET INSIDE THE GAME	Pending - Non-final action, Int'l	Jul 11, 2005
78-720607	EYEBUD	Pending - Non-final action, Int'l	Sep 26, 2005
75-856770	EMAGIN	Registered, Int'l	Nov 23, 1999	R Mar 23, 2004
74-285,321	VIRTUAL VISION	Registered	June 16, 1992	Dec. 6, 1994

EXHIBIT C
Filings Required for Collateral Assignment
and to Perfect Security Interest

1. Filing with the PTO

2. Filing of UCC-1 Financing Statement with the State of Delaware

3. Filing of UCC-1 Financing Statement with the State of Washington

4. Filing of UCC-1 Financing Statement with the State of New York

EXHIBIT D

The Collateral Agent

1. Appointment. The Holders (all capitalized terms used in this Exhibit D and not otherwise defined shall have the respective meanings provided in the Patent and Trademark Security Agreement to which this Exhibit D is attached (the “Patent and Trademark Security Agreement”)), by their acceptance of the benefits of the Patent and Trademark Security Agreement, hereby irrevocably designate Alexandra Global Master Fund Ltd., as Collateral Agent, to act as specified herein and in the Patent and Trademark Security Agreement. Each Buyer hereby irrevocably authorizes, and each other Holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the Patent and Trademark Security Agreement and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties.  The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Patent and Trademark Security Agreement. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Patent and Trademark Security Agreement or hereunder or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Patent and Trademark Security Agreement or any other Transaction Document a fiduciary relationship in respect of any Holder; and nothing in the Patent and Trademark Security Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Patent and Trademark Security Agreement except as expressly set forth herein. The Collateral Agent shall not take any material action or exercise any material right or power pursuant to Section 5, 6 or 7 of this Agreement without the authorization or direction of the Majority Holders; provided, however, that if the Collateral Agent determines that it is unable to contact the Majority Holders for purposes of seeking such authorization or direction or time will not permit the Collateral Agent to so contact the Majority Holders prior to such time as detriment may occur to the rights of the Collateral Agent or the Holders from any failure of the Collateral Agent to act or exercise such right, then in any such case the Collateral Agent may take such action or exercise such right without specific authorization or direction from the Majority Holders.

The Collateral Agent shall not be liable for any act it may do or omit to do while acting in good faith and in the exercise of its own best judgment. Any act done or omitted by the Collateral Agent on the advice of its own attorneys shall be deemed conclusively to have been done or omitted in good faith. The Collateral Agent shall have the right at any time to consult with counsel on any question arising under this Patent and Trademark Security Agreement. The Collateral Agent shall incur no liability for any delay reasonably required to obtain the advice of counsel.

3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Grantor and its subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Grantor and its subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before any Obligation arises or the purchase of any Note, or at any time or times thereafter. The Collateral Agent shall not be responsible to any Holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Patent and Trademark Security Agreement or the financial condition of the Grantor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Patent and Trademark Security Agreement, or the financial condition of the Grantor, or the existence or possible existence of any Event of Default.

4. Certain Rights of the Collateral Agent.  No Holder shall have the right to cause the Collateral Agent to take any action with respect to the Collateral, with only the Majority Holders having the right to direct the Collateral Agent to take any such action. If the Collateral Agent shall request instructions from the Majority Holders with respect to any act or action (including failure to act) in connection with the Patent and Trademark Security Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Majority Holders, and to the extent requested, appropriate indemnification in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person by reason of so refraining. Without limiting the foregoing, no Holder shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Holders or as otherwise specifically provided in the Patent and Trademark Security Agreement.

5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Patent and Trademark Security Agreement and its duties thereunder, upon advice of counsel selected by it.

6. Limitation of Holder Liability.  The Holders shall not be liable for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Patent and Trademark Security Agreement.

7. The Collateral Agent in its Individual Capacity.  The Collateral Agent and its affiliates may lend money to, purchase, sell and trade in securities of and generally engage in any kind of business with the Grantor or any affiliate or subsidiary of the Grantor as if it were not performing the duties specified herein, and may accept fees and other consideration from the Grantor for services to the Grantor in connection with the Transaction Documents and otherwise without having to account for the same to the Holders; provided, however, that the Collateral Agent on behalf of itself and such affiliates, hereby waives any claim, right or Lien against the Collateral in any way arising from or relating to any such loan, securities transaction or business with the Grantor.

8. Holders. The Collateral Agent may deem and treat the holder of record of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of record of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee, as the case may be, of such Note or of any Note(s) issued in exchange therefor.

9. Resignation by the Collateral Agent.  (a) The Collateral Agent may resign from the performance of all its functions and duties under the Patent and Trademark Security Agreement at any time by giving 60 Business Days’ prior written notice (as provided in the Patent and Trademark Security Agreement) to the Grantor and the Holders. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Majority Holders shall appoint a successor Collateral Agent hereunder.

(c) If a successor Collateral Agent shall not have been so appointed within said 60 Business Day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Majority Holders appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 60-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Grantor and Holders in a proceeding for the appointment of a successor Collateral Agent, and all fees, including but not limited to extraordinary fees associated with the filing of interpleader, and expenses associated therewith shall be payable by the Grantor.

(d) The fees of any successor Collateral Agent for its services as such shall be payable by the Grantor.

EXHIBIT E

FORM OF PATENT COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of July 21, 2006, made by eMagin Corporation, a Delaware corporation (the “Grantor”), to Alexandra Global Master Fund Ltd., a British Virgin Islands international business company, as collateral agent (in such capacity, the “Collateral Agent”) on behalf of the Holders.

W I T N E S S E T H:

WHEREAS, the Grantor has acquired certain right, title and interest in certain United States patents and patent applications identified in Exhibit 1 hereto (the “Patents”);

WHEREAS, the Grantor and the Buyers are parties to certain Note Purchase Agreements, dated as of July 21, 2006 (as from time to time amended or supplemented, the “Note Purchase Agreements”), pursuant to which, among other things, the Buyers have agreed to purchase up to $7,000,000 aggregate principal amount of 6% Senior Secured Convertible Notes due 2007-2008 (the “Notes”) of the Grantor;

WHEREAS, it is a condition precedent to the several obligations of the Buyers to purchase their respective Notes that the Grantor shall have executed and delivered a Patent and Trademark Security Agreement to the Collateral Agent for the ratable benefit of the Holders;

WHEREAS, the Grantor wishes to grant to the Collateral Agent a security interest in certain of its property and assets to secure the performance of its obligations under the Notes;

WHEREAS, the Grantor is contemporaneously entering into a Security Agreement and a Patent and Trademark Security Agreement with the Collateral Agent for the ratable benefit of the Holders; and

WHEREAS, the Grantor and Collateral Agent by this instrument seek to confirm and make a record of the collateral assignment of and grant of a security interest in the Patents.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor does hereby acknowledge and confirm that it has made a collateral assignment to the Collateral Agent of, and has granted to the Collateral Agent a security interest in, all of the Grantor’s right, title and interest in, to, and under the Patents. The Grantor also acknowledges and confirms that the rights and remedies of the Collateral Agent with respect to the collateral assignment of and security interests in the Patents acknowledged and confirmed hereby are more fully set forth in the Patent and Trademark Security Agreement and the Security Agreement, the terms and provisions of which are incorporated herein by reference.

EMAGIN CORPORATION

By:
Name
Title

ALEXANDRA GLOBAL MASTER FUND LTD., as Collateral Agent
ALEXANDRA INVESTMENT MANAGEMENT, LLC, as Investment Advisor
By:
Name: Mikhail Filimonov
Title: Chairman and Chief Executive Officer

For eMagin Corporation:

STATE OF____________________ )
                                                            ) SS:
COUNTY OF__________________  )

Subscribed and sworn to this        day of                  , 2006.

_________________________________________________
Notary Public

My Commission Expires:

For Alexandra Global Master Fund Ltd.,
as Collateral Agent:

STATE OF_______________________ )
                                                          ) SS:
COUNTY OF_____________________  )

Subscribed and sworn to this        day of                  , 2006.

_______________________________________________
Notary Public

My Commission Expires:

EXHIBIT 1

Patents and Patent Applications

EXHIBIT F

FORM OF TRADEMARK COLLATERAL ASSIGNMENT
AND SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of July 21, 2006, made by eMagin Corporation, a Delaware corporation (the “Grantor”), to Alexandra Global Master Fund Ltd., a British Virgin Islands international business company, as collateral agent (in such capacity, the “Collateral Agent”) on behalf of the Holders.

W I T N E S S E T H:

WHEREAS, the Grantor has acquired an interest in certain trademarks identified in Exhibit B hereto (the “Trademarks”);

WHEREAS, the Grantor and the Buyers are parties to certain Note Purchase Agreements, dated as of July 21, 2006 (as from time to time amended or supplemented, the “Note Purchase Agreements”), pursuant to which, among other things, the Buyers have agreed to purchase up to $7,000,000 aggregate principal amount of 6% Senior Secured Convertible Notes due 2007-2008 (the “Notes”) of the Grantor;

WHEREAS, it is a condition precedent to the several obligations of the Buyers to purchase their respective Notes that the Grantor shall have executed and delivered a Patent and Trademark Security Agreement to the Collateral Agent for the ratable benefit of the Holders;

WHEREAS, the Grantor wishes to grant to Collateral Agent a security interest in certain of its property and assets to secure the performance of its obligations under the Notes;

WHEREAS, the Grantor is contemporaneously entering into a Security Agreement and a Patent and Trademark Security Agreement with the Collateral Agent for the ratable benefit of the Holders;

WHEREAS, the Grantor and the Collateral Agent by this instrument seek to confirm and make a record of the collateral assignment of and grant of a security interest in the Trademarks.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Grantor does hereby acknowledge and confirm that it has made a collateral assignment to the Collateral Agent of, and has granted to the Collateral Agent a security interest in, all of the Grantor’s interests the Trademarks. The Grantor also acknowledges and confirms that the rights and remedies of Collateral Agent with respect to the collateral assignment of and security interests in the Trademarks acknowledged and confirmed hereby are more fully set forth in the Patent and Trademark Security Agreement and the Security Agreement, the terms and provisions of which are incorporated herein by reference.

EMAGIN CORPORATION

By:	/s/
Name:
Title:

ALEXANDRA GLOBAL MASTER FUND LTD., as Collateral Agent
By:	ALEXADRA INVESTMENT MANAGEMENT, LLC, as Investment Advisor
By:
Name: Mikhail Filimonov
Title: Chairman and Chief Executive Officer

For eMagin Corporation:

STATE OF_____________________)
                                                                     ) SS:
COUNTY OF___________________ )

Subscribed and sworn to this        day of                  , 2006.

___________________________________________
Notary Public

My Commission Expires:

For Alexandra Global Master Fund Ltd., as
Collateral Agent:

STATE OF_____________________)
                                                                     ) SS:
COUNTY OF                                             )

Subscribed and sworn to this        day of                  , 2006.

_____________________________________________
Notary Public

My Commission Expires:

F-3

Annex IV

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, dated as of July 21, 2006 (this “Agreement”), made by EMAGIN CORPORATION, a Delaware corporation (the “Grantor”), to ALEXANDRA GLOBAL MASTER FUND LTD., a British Virgin Islands international business company, as collateral agent (in such capacity, the “Collateral Agent”) on behalf of the Holders (such capitalized term and all other capitalized terms used in this Agreement having the respective meanings provided in this Agreement).

W I T N E S S E T H:

WHEREAS, the Grantor and the several Buyers are parties to the several Note Purchase Agreements, pursuant to which, among other things, the Buyers have agreed to purchase up to $7,000,000 aggregate principal amount of Notes of the Grantor;

WHEREAS, in connection with the transactions contemplated by the Note Purchase Agreements, the Grantor has agreed to grant to the Collateral Agent a security interest in certain of its property, assets and rights;

WHEREAS, it is a condition precedent to the several obligations of the Buyers to purchase their respective Notes and Warrants pursuant to the Note Purchase Agreements that the Grantor shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Holders;

WHEREAS, contemporaneously with the execution and delivery of this Agreement the Company and the Collateral Agent are executing and delivering the Patent and Trademark Security Agreement and the Lockbox Agreement; and

NOW, THEREFORE, in consideration of the premises and to induce the Buyers to purchase their respective Notes and Warrants, the Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Holders, as follows:

1.  Definitions.

(a) As used in this Agreement, the terms “Agreement”, “Grantor” and “Collateral Agent” shall have the respective meanings assigned to such terms in the introductory paragraph of and the recitals to this Agreement.

(b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c) Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Notes.

(d) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accounts” means all rights to payment for goods sold or leased or for services rendered, whether or not such rights have been earned by performance.

“Additional Note” means the Note issued pursuant to the Additional Note Purchase Agreement.

“Additional Note Purchase Agreement” means the Note Purchase Agreement, dated as of July 21, 2006, by and between the Grantor and Stillwater LLC, which by its terms contemplates the issuance of up to $500,000 aggregate principal amount of Notes on or after December 10, 2006.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

“Buyer” means any of the several buyers party to a Note Purchase Agreement.

“Chattel Paper” shall have the meaning assigned to such term under the Code.

“Code” means the Uniform Commercial Code as from time to time in effect in the State of Delaware.

“Collateral” means each of the following, whether now existing or hereafter arising:

(1) all Accounts of the Grantor and, if the Collateral Agent exercises its rights under Section 3(b), the Lockbox and each and every General Intangible relating thereto;

(2) all Inventory of the Grantor;

(3) all Equipment of the Grantor;

(4) all Proprietary Information owned or licensed by the Grantor, whether existing on the date hereof or developed or acquired hereafter;

(5) all of the Grantor’s right, title and interest in and to all Contracts, Documents, Chattel Paper, Instruments, Investment Property and General Intangibles, whether existing on the date hereof or hereafter arising;

(6) all cash, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of the Collateral, including, without limitation in respect of the cash or other property held in the Lockbox or the Collateral Account;

(7) all Patents, Patent Licenses, Trademarks and Trademark Licenses;

(8) all insurance policies to the extent they relate to items (1) through (7) above;

(9) all books, ledgers, books of account, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating, or referring to any of the foregoing; and

(10) to the extent not otherwise included, all Proceeds, products, rents, issues, profits and returns of and from any and all of the foregoing, which Proceeds may be in the form of Accounts, Chattel Paper, Inventory or otherwise.

“Collateral Account” shall have the meaning provided in the Lockbox Agreement.

“Contracts” shall have the meaning assigned to that term under the Code.

“Documents” shall have the meaning assigned to such term under the Code.

“Event of Default” means:

(1) the failure by the Grantor to perform in any material respect any obligation of the Grantor under this Agreement as and when required by this Agreement; or

(2) any representation or warranty made by the Grantor pursuant to this Agreement shall have been untrue in any material respect when made or deemed to have been made; or

(3) the failure by the Grantor to perform in any material respect any obligation of the Grantor under the Patent and Trademark Security Agreement as and when required by the Patent and Trademark Security Agreement;

(4) any representation or warranty made by the Grantor pursuant to the Patent and Trademark Security Agreement shall have been untrue in any material respect when made or deemed to have been made;

(5) the failure by the Grantor to perform in any material respect any obligation of the Grantor under the Lockbox Agreement as and when required by the Lockbox Agreement;

(6) any representation or warranty made by the Grantor pursuant to the Lockbox Agreement shall have been untrue in any material respect when made or deemed to have been made; or

(7) any Event of Default, as that term is defined in any of the Notes.

“General Intangibles” shall have the meaning assigned to such term under the Code.

“Holder” means any Buyer or any holder from time to time of any Note.

“Indemnified Person” shall have the meaning provided in Section 5(j).

“Inventory” shall have the meaning assigned to such term under the Code, and in any event, including, without limitation, all raw material, work-in process and finished goods, inventory, merchandise, goods and other personal property that are held by or on behalf of a Person for sale or lease or to be furnished under a contract of service or which give rise to any Account, including, without limitation, returned goods.

“Issuance Date” means the date on which the Notes are initially issued.

“Lien” shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction or performance of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

“Lockbox” shall have the meaning assigned to such term in the Lockbox Agreement.

“Lockbox Agent” means the Person from time to time serving as Lockbox Agent under the Lockbox Agreement.

“Lockbox Agreement” means that certain Lockbox Agreement dated as of the date hereof, by and between the Grantor and the Lockbox Agent.

“Majority Holders” means at any time such of the holders of the Notes who hold Notes which, based on the outstanding principal amounts thereof, represent a majority of the aggregate outstanding principal amount of the Notes at such time.

“Note Purchase Agreements” means the several Note Purchase Agreements, dated as of July 21, 2006, by and between the Grantor and the respective Buyer party thereto pursuant to which the Grantor issued the Notes, including, without limitation, the Additional Note Purchase Agreement.

“Notes” means the Grantor’s 6% Senior Secured Convertible Notes due 2007-2008 originally issued pursuant to the Note Purchase Agreements, including, without limitation, the Additional Note.

“Obligations” means:

(1) the full and prompt payment when due of all obligations and liabilities to the Holders, whether now existing or hereafter arising, under the Transaction Documents and the due performance and compliance with the terms of the Transaction Documents;

(2) any and all sums advanced by the Collateral Agent or any Holder in order to preserve the Collateral or to preserve the Security Interest;

(3) in the event of any proceeding for the collection or enforcement of any obligations or liabilities of the Grantor referred to in the immediately preceding clauses (1) and (2) in accordance with the terms of the Transaction Documents, the reasonable expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and

(4) any amounts for which the Collateral Agent or any Holder is entitled to indemnification under Section 5(j).

“Patent(s)” means all present and future patents, patent applications and patent disclosures which are presently, or in the future may be, owned, issued, acquired or used (whether pursuant to a license or otherwise) anywhere in the world by the Grantor, in whole or in part, and all of the Grantor's right, title and interest in and to all patentable inventions and to file applications for patents under patent laws of the United States or of any other jurisdiction, including, without limitation, any and all extensions, reissues, substitutes, continuations, continuations-in-part, divisional, patents of addition, re-examinations and renewals thereof, and patents issuing therefrom, and any other proprietary rights related to any of the foregoing (including, without limitation, remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and any and all foreign counterparts of any of the foregoing.

“Patent Licenses” means each license agreement relating to Patents granted to, used or acquired by the Grantor, in each case together with the right to use and rely upon the inventions and other intellectual property conveyed thereunder.

“Patent and Trademark Security Agreement” means that certain Patent and Trademark Security Agreement, dated as of July 21, 2006, between the Grantor and the Collateral Agent.

“Permitted Liens” shall have the meaning assigned to such term in the Notes.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

“Proceeds” shall have the meaning assigned to such term under the Code.

“Proprietary Information” means information in whatever form generally unavailable to the public that has been created, discovered, developed or otherwise become known to the Grantor or in which property rights have been assigned or otherwise conveyed to the Grantor, which information has economic value or potential economic value to the creation, operation, use, modification, extension, upgrade, application, marketing, sale and distribution of the Grantor’s products and services. Proprietary Information shall include, but not be limited to, trade secrets, processes, formulas, writings, data, know-how, negative know-how, improvements, discoveries, developments, designs, inventions, techniques, technical data, customer and supplier lists, financial information, business plans or projections and modifications or enhancements to any of the above. Proprietary Information shall include all information existing on the date hereof and all information developed or acquired hereafter.

“Security Interest” means the security interest granted in the Collateral pursuant to this Agreement.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Grantor.

“Trademark License” means each license agreement relating to Trademarks used, adopted or acquired by the Grantor.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers of the Grantor adopted for use in conjunction with the Grantor’s business products and services, now existing anywhere in the world or hereinafter adopted or acquired, whether currently in use or not, and the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, and (b) all renewals thereof by the Grantor.

“Transaction Documents” means the Notes, the Note Purchase Agreements, this Agreement, the Patent and Trademark Security Agreement, the Lockbox Agreement, the Warrants, and the other agreements, instruments and documents contemplated hereby and thereby.

2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance of the Obligations and for the other purposes provided in this Agreement, the Grantor hereby grants to the Collateral Agent for the ratable benefit of the Holders a first priority security interest in all of the Collateral. Such grant includes, without limitation, a grant of the security interest to secure the payment and performance of Obligations relating to the Additional Note upon the date of issuance of such Additional Note.

3. Rights of Collateral Agent; Limitations on Collateral Agent's Obligations.

(a) Grantor Remains Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Accounts and Contracts that constitute part of the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. The Collateral Agent shall not have any obligation or liability under any Account that constitutes part of the Collateral (or any agreement giving rise thereto) or under any Contract that constitutes part of the Collateral by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating to such Account or Contract pursuant hereto, nor shall the Collateral Agent be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any such Account (or any agreement giving rise thereto) or under or pursuant to any such Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any such Account (or any agreement giving rise thereto) or under any such Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Notice to Account Debtors and Contracting Parties. Upon the direction of the Collateral Agent at any time that an Event of Default has occurred and is continuing, the Grantor shall promptly, but in no event later than five Business Days, after such direction is given, notify all the account debtors on the Accounts that constitute part of the Collateral and parties to the Contracts that constitute part of the Collateral that such Accounts and such Contracts have been assigned to the Collateral Agent for the ratable benefit of the Holders and that payments in respect thereof shall be made directly to the Collateral Agent or as the Collateral Agent shall direct in accordance with the Lockbox Agreement.

(c) Verification and Analysis of Accounts. If an Event of Default has occurred and the Collateral Agent shall have directed the Grantor to notify the account debtors on the Accounts and parties to the Contracts in accordance with Section 3(b), in addition to its rights pursuant to clause (1) of this Section 3(c) the Collateral Agent shall have the right in its own name or in the name of others to communicate with account debtors on the Accounts that constitute part of the Collateral and parties to the Contracts that constitute part of the Collateral to verify with them to its satisfaction the existence, amount and terms of any such Accounts or Contracts and to make test verifications of such Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection therewith. At any time and from time to time, upon the Collateral Agent's reasonable request and at the expense of the Grantor, the Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, such Accounts.

4. Representations and Warranties. The Grantor hereby represents and warrants that:

(a) Title; No Other Liens. Except for the Lien granted to the Collateral Agent for the ratable benefit of the Holders pursuant to this Agreement, the Patent and Trademark Security Agreement, the Lockbox Agreement and the Lien granted to the Collateral Agent for the ratable benefit of the Holders pursuant to the Patent and Trademark Security Agreement, the Grantor owns and has good and marketable title to each item of the Collateral free and clear of any and all Liens or claims of others except Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Collateral Agent, for the ratable benefit of the Holders, pursuant to this Agreement or pursuant to the Patent and Trademark Security Agreement.

(b) Perfected First Priority Liens. The Liens granted pursuant to this Agreement will constitute upon the completion of all the filings or notices listed in Schedule I hereto, perfected Liens on all Collateral in favor of the Collateral Agent for the benefit of the Holders, which are prior to all other Liens (except Permitted Liens, if any) on such Collateral and which are enforceable as such against all Persons.

(c) Accounts. No amount payable to the Grantor under or in connection with any Account that constitutes part of the Collateral is evidenced by any Instrument (other than checks in the ordinary course of business) or Chattel Paper which has not been delivered to the Collateral Agent. The place where the Grantor keeps its records concerning the Accounts that constitute part of the Collateral is set forth on Schedule II hereto.

(d) Consents under Contracts. No consent (other than consents that have been obtained) of any party (other than the Grantor), to any Contract that constitutes part of the Collateral is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement or the exercise of the Collateral Agent's rights and remedies provided herein or at law.

(e) Inventory. The items of Inventory that constitute part of the Collateral are, as of the Issuance Date, kept at the locations listed on Schedule III hereto and have not been kept at any other location within the six-month period ending on the Issuance Date.

(f) Chief Executive Office. The Grantor's chief executive office and chief place of business is located at 10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004.

(g) Power and Authority. The Grantor has full power, authority and legal right to grant the Collateral Agent the Lien on the Collateral pursuant to this Agreement.

(h) Approvals, Filings, Etc. No authorization, approval or consent of, or filing, registration, recording or other action with, any United States or foreign court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market, the stockholders of the Grantor or any other Person, is required to be obtained or made by the Grantor or any Subsidiary (x) for the grant by the Grantor of the Security Interest in the Collateral pursuant to this Agreement, (y) to perfect the Security Interest purported to be created by this Agreement, or (z) for the exercise of the Collateral Agent's rights and remedies provided herein or at law, in each case except as has been obtained or made.

5. Covenants. The Grantor covenants and agrees with the Collateral Agent that from and after the date of this Agreement until the payment or performance in full by the Grantor of all of the Obligations:

(a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Code or similar laws in effect in any such jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Collateral Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

(b) Maintenance of Records.  The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to any Accounts that may constitute part of the Collateral. For the further security of the Collateral Agent, the Grantor hereby grants to the Collateral Agent a security interest in all of the Grantor's books and records pertaining to the Collateral, and the Grantor shall turn over any such books and records for inspection at the office of the Grantor to the Collateral Agent or to its representatives during normal business hours at the request of the Collateral Agent.

(c) Limitation on Liens on Collateral. The Grantor (x) will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Security Interest created hereby and Liens created by the Patent and Trademark Security Agreement, and (y) will defend the right, title and interest of the Collateral Agent in and to any of the Collateral against the claims and demands of all Persons.

(d) Limitations on Dispositions of Collateral. The Grantor will not sell, transfer, lease, assign, grant any participation or interest in, or otherwise dispose of, any of the Collateral to any Person, including, without limitation, any Subsidiary or Affiliate of the Grantor, or attempt, offer or contract to do so.

(e) Performance of Contracts and Agreements Giving Rise to Accounts. The Grantor shall (i) exercise promptly and diligently each and every material right and perform each material obligation which it may have under each Contract that constitutes part of the Collateral and each agreement giving rise to an Account that constitutes part of the Collateral (other than any right of termination) and (ii) deliver to the Collateral Agent, upon request, a copy of each material demand, notice or document received by it relating in any way to any Contract that constitutes part of the Collateral or any agreement giving rise to an Account that constitutes part of the Collateral. The Grantor shall not amend or modify the terms of, or waive any rights under, any Contracts, in a manner which would materially adversely affect the Security Interest or the value of such Contracts.

(f) Further Identification of Collateral. The Grantor shall furnish to the Collateral Agent from time to time, upon the request of the Collateral Agent, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(g) Notices. The Grantor will advise the Collateral Agent within two Business Days of the occurrence thereof, in reasonable detail, at its address in accordance with Section 16, (i) of any Lien (other than Liens permitted hereunder) on, or claim asserted against, any of the Collateral, (ii) of any Event of Default or any event which, with notice or the lapse of time, or both, would become an Event of Default and (iii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the Collateral, the Security Interest or the rights of the Collateral Agent hereunder.

(h) Changes in Locations, Name, Etc. The Grantor will not

(1) change the location of its chief executive office/chief place of business from that specified in Section 4(f) or remove its books and records from the location specified in Section 4(c), or

(2) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement and naming the Collateral Agent as secured party would become misleading or invalid, or

(3) change the location at which any item of Inventory that constitutes Collateral is kept from the locations specified in Section 4(e),

unless in any such case it shall have given the Collateral Agent at least 30 days prior written notice thereof and, prior to such action or event, shall have taken appropriate action satisfactory to the Collateral Agent to preserve and protect the Collateral Agent's security interest under this Agreement.

(i) Subsidiaries. This Agreement is entered into on behalf of and for the benefit of the Grantor. The Subsidiaries and the Affiliates of the Grantor have no ownership or other rights in the Collateral. The Grantor will not permit any Subsidiary or any Affiliate of the Grantor to have any ownership or other rights in or to exercise any control over the Collateral.

(j) Indemnification. The Grantor agrees to indemnify and hold harmless the Collateral Agent and each Holder and their respective officers, directors, Affiliates, agents, members, shareholders and investment advisors (each, an “Indemnified Person”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse the Collateral Agent and each Holder for all costs and expenses, including reasonable attorneys’ fees and expenses, arising out of or resulting from this Agreement, including any breach hereof or Event of Default hereunder, or the exercise by the Collateral Agent or any Holder, as the case may be, of any right or remedy granted to it hereunder or under the other Transaction Documents under applicable law; provided, however, that the Grantor shall not be required to indemnify a particular Indemnified Person to the extent any claim, demand, loss, judgment, liability, cost or expense is determined by final judgment (not subject to further appeal) of a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of such Indemnified Person. In no event shall any Indemnified Person other than the Collateral Agent have any liability or obligation to the Grantor under this Agreement or applicable law (liability under which the Grantor hereby waives) for any matter or thing in connection with this Agreement, and in no event shall the Collateral Agent be liable, in the absence of a determination of gross negligence or willful misconduct on its part by final judgment (not subject to further appeal) of a court of competent jurisdiction, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Grantor under this Section 4(j) are unenforceable for any reason, the Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

6. Collateral Agent's Powers.

(a) Powers. The Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof or investment advisor thereto, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Collateral Agent's discretion, during any period in which an Event of Default is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent and each such officer, agent and investment advisor the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, except any notice required by law, to do the following:

(i) to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under or with respect to any such Collateral whenever payable, in each case in the name of the Grantor or its own name, or otherwise;

(ii) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral and to pay all or any part of the premiums therefor and the costs thereof; and

(iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until the Grantor shall have paid and performed in full all of the Obligations.

(b) Other Powers. The Grantor also authorizes the Collateral Agent, from time to time during any period in which an Event of Default is continuing, to execute, in connection with the sale provided for herein, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(c) No Duty on Collateral Agent's Part. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral for the pro rata benefit of the Holders and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7. Performance by Collateral Agent of Grantor's Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein and the Collateral Agent, as provided for by the terms of this Agreement and following reasonable notice to the Grantor, may itself perform or comply, or otherwise cause performance or compliance, with such agreement, and the expenses of the Collateral Agent incurred in connection with such performance or compliance shall be payable by the Grantor to the Collateral Agent on demand and shall constitute Obligations secured hereby.

8. Remedies in General. If an Event of Default has occurred and is continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or expressly provided for) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are, to the extent permitted by applicable law, hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived, to the extent permitted by applicable law, or released.

The Grantor further agrees that, if an Event of Default has occurred and is continuing, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent arising out of the exercise by it of any rights hereunder, provided, that nothing contained in this Section 8 shall relieve the Collateral Agent from liability arising solely from its gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

9. Limitation on Duties Regarding Preservation of Collateral. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the Code or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.

10. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest until the Grantor has paid and performed in full all of its obligations under the Transaction Documents.

11. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Paragraph Headings, Captions, Etc. The paragraph headings, the captions and the footers used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

13. No Waiver; Cumulative Remedies. The Collateral Agent shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent would otherwise have on any future occasion. The rights and remedies herein and in the Notes and the other Transaction Documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law or in equity or by statute.

14. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party to be charged with enforcement; provided, however, that any provision of this Agreement may be waived, amended, supplemented or otherwise modified by the Collateral Agent only with the prior written approval of the Majority Holders. This Agreement shall be binding upon the successors and permitted assigns of the Grantor and shall inure to the benefit of the Collateral Agent and its successors and assigns. The Grantor may not assign its rights or obligations under this Agreement without the prior written consent of the Collateral Agent, which the Collateral Agent may withhold in the sole discretion of the Majority Holders. The requirements for resignation, and appointment of a successor to, the Collateral Agent are established by Schedule IV hereto and not by this Agreement.

15. Termination of Security Interest; Release of Collateral.

(a) Upon the payment in full of all principal of and premium, if any, and interest on the Notes and the payment in full of all other amounts for Obligations that are due and payable at such time, and if no claims for payment by the Company of any Obligations are at the time pending, the Security Interest shall terminate and all rights to the Collateral shall revert to the Grantor.

(b) If an Event of Default shall have occurred and be continuing, the Collateral Agent shall disburse the funds held by it pursuant to this Agreement as follows:

(i) First, to pay any amounts payable to the Collateral Agent pursuant to Section 17 that have not been paid by the Grantor;

(ii) Second, to pay each Holder on a pro rata basis the amount of all accrued and unpaid interest (and interest, if any, thereon at the Default Rate) then due each Holder in accordance with the terms of their respective Notes through the most recent Interest Payment Date;

(iii) Third, to pay each Holder on a pro rata basis the amount, if any, of unpaid principal then due on the Maturity Date of any installment of principal of such Holder’s Notes;

(iv) Fourth, to pay each Holder, on a pro rata basis, the amount then due upon acceleration, if any, pursuant to Section 4 of such Holder’s Note(s); and then

(v) Fifth, to pay each Holder who has exercised its repurchase rights under Section 5 of the Notes, on a pro rata basis, all of the applicable unpaid Repurchase Price for each of the Notes or portions thereof required to be repurchased; and then

(vi) Sixth, to pay each Holder any other amount due and payable to such Holder under the Transaction Documents; and then

(vii) Seventh, the remaining amount, if any, to the Grantor.

provided, however, that if the amount of funds held by the Collateral Agent is insufficient to pay all amounts due to the Holders pursuant to clauses (ii) and (iv) above, then the amount paid to the Holders pursuant to this Section 15(b) shall be prorated among the Holders in proportion to the respective amounts due each Holder pursuant to the particular such clause or clauses for which such funds are insufficient.

(c) At any time and from time to time prior to termination of the Security Interest pursuant to Section 15(a), the Collateral Agent shall release any of the Collateral only with the prior written consent of the Majority Holders.

(d) Upon any such termination of the Security Interest or release of all the Collateral, the Collateral Agent will, at the expense of the Grantor, execute and deliver to the Grantor such documents and take such other actions as the Grantor shall reasonably request to evidence the termination of the Security Interest and deliver to the Grantor all Collateral so released then in its possession.

16. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party's address (or telephone line facsimile transmission number) shown below or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Grantor, such notice shall be addressed to the Grantor at 10500 N.E. 8th Street, Suite 1400,Bellevue, WA 98004, Attention: Chief Financial Officer (telephone line facsimile number (425) 749-3601), with a copy to Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, New York 10018, Attention: Richard A. Friedman, Esq. (telephone line facsimile number (212) 930-9725) and in the case of any notice to the Collateral Agent, such notice shall be addressed to the Collateral Agent at c/o Alexandra Investment Management, LLC, 767 Third Avenue, 39th Floor, New York, New York 10017 (telephone line facsimile number (212) 301-1810), with a copy to Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York (telephone line facsimile number (212) 980-7055).

17. Fees and Expenses. The Grantor agrees to pay the fees of the Collateral Agent in performing its services under this Agreement and all expenses (including but not limited to reasonable attorneys' fees and costs for legal services, costs of insurance and payments of taxes or other charges) of, or incidental to, the custody, care, sale or realization on any of the Collateral or in any way relating to the performance of the obligations or the enforcement or protection of the rights of the Collateral Agent hereunder.

18. Concerning Collateral Agent. The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or nonexercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Holders, be governed by Schedule IV hereto and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, except as expressly provided in Sections 14 and 15, the Collateral Agent shall be conclusively presumed to be acting as agent for the Holders with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation to make any inquiry respecting such authority. The Collateral Agent hereby waives for the benefit of the Holders any claim, right or lien of the Collateral Agent against the Collateral arising under applicable law or arising from any business or transaction between the Collateral Agent and the Grantor other than pursuant to this Agreement or any of the other Transaction Documents.

19. Survival. All representations, warranties, covenants and agreements of the Grantor and of the Collateral Agent contained herein will survive the execution and delivery hereof and the release of any Collateral pursuant hereto and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Collateral Agent or the Grantor or any person who controls the Collateral Agent or the Grantor.

20. Grantor’s Obligations Absolute, Etc. The obligations of the Grantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any of the Transaction Documents or any other agreement or instrument referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such Transaction Document or other agreement or instrument; (c) any furnishing of any additional security to the Collateral Agent or its assignees or any acceptance thereof or any release of any security by the Collateral Agent or its assignees; (d) any limitation on any party’s liability or obligations under any such Transaction Document or other agreement or instrument or any invalidity or unenforceability, in whole or in part, of any such Transaction Document or other agreement or instrument or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Grantor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Grantor shall have notice or knowledge of any of the foregoing.

21. Integration. This Agreement represents the entire agreement of the Grantor and the Collateral Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties relative to the subject matter hereof not expressly set forth or referred to herein or therein.

22. Governing Law. This Agreement and the rights and obligations of the Grantor under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, except to the extent that under the New York Uniform Commercial Code the laws of another jurisdiction govern matters of perfection and the effect of perfection or non-perfection of any security interest granted hereunder.

23. Counterparts; Execution. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, but all the counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

24. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature page follows]

IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers or other representatives thereunto duly authorized as of the date first above written.

EMAGIN CORPORATION

By:	/s/ Gary W. Jones
Name: Gary W. Jones
Title: Chief Executive Officer

ALEXANDRA GLOBAL MASTER FUND LTD., as Collateral Agent
ALEXANDRA INVESTMENT MANAGEMENT, LLC, as Investment Advisor
By:	/s/ Mikhail Filimonov
Name: Mikhail Filimonov
Title: Chairman and Chief Executive Officer

SCHEDULE I

Filings Required to Perfect Security Interest

1. Secretary of State of the State of Delaware

2. Department of State of the State of New York

SCHEDULE II

Location of Records Concerning Accounts

eMagin Corporation
10500 NE 8th Street, Suite 1400
Bellevue, WA. 98004

SCHEDULE III

Inventory Locations

eMagin Corporation
2070 Route 52
Hopewell Junction, NY 12533

eMagin Corporation
10500 NE 8th Street, Suite 1400
Bellevue, WA. 98004
Asteria Manufacturing and Brimal Holding (same address):

Wisma AIC
Lot 3
Persiaran Kemajuan
Seksyen 16
40200 Shah Alam
Selangor Darul Ehsan
Malaysia

SCHEDULE IV

The Collateral Agent

1. Appointment. The Holders (all capitalized terms used in this Schedule IV and not  otherwise  defined shall have the respective meanings provided in  the  Security agreement to which this Schedule IV is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby irrevocably designate Alexandra Global Master Fund Ltd., as Collateral Agent, to act as specified herein and in the Agreement. Each Buyer hereby irrevocably authorizes, and each other Holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the Agreement and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Holder; and nothing in the Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Agreement except as expressly set forth herein. The Collateral Agent shall not take any material action or exercise any material right or power pursuant to Section 5, 6 or 7 of this Agreement without the authorization or direction of the Majority Holders; provided, however, that if the Collateral Agent determines that it is unable to contact the Majority Holders for purposes of seeking such authorization or direction or time will not permit the Collateral Agent to so contact the Majority Holders prior to such time as detriment may occur to the rights of the Collateral Agent or the Holders from any failure of the Collateral Agent to act or exercise such right, then in any such case the Collateral Agent may take such action or exercise such right without specific authorization or direction from the Majority Holders.

The Collateral Agent shall not be liable for any act it may do or omit to do while acting in good faith and in the exercise of its own best judgment. Any act done or omitted by the Collateral Agent on the advice of its own attorneys shall be deemed conclusively to have been done or omitted in good faith. The Collateral Agent shall have the right at any time to consult with counsel on any question arising under the Agreement. The Collateral Agent shall incur no liability for any delay reasonably required to obtain the advice of counsel.

3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Grantor and its subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Grantor and its subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto, whether coming into its possession before any Obligation arises or the purchase of any Note, or at any time or times thereafter. The Collateral Agent shall not be responsible to any Holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or the financial condition of the Grantor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement, or the financial condition of the Grantor, or the existence or possible existence of any Event of Default.

4. Certain Rights of the Collateral Agent.  No Holder shall have the right to cause the Collateral Agent to take any action with respect to the Collateral, with only the Majority Holders having the right to direct the Collateral Agent to take any such action. If the Collateral Agent shall request instructions from the Majority Holders with respect to any act or action (including failure to act) in connection with the Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Majority Holders, and to the extent requested, appropriate indemnification in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person by reason of so refraining. Without limiting the foregoing, no Holder shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Holders or as otherwise specifically provided in the Agreement.

5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and its duties thereunder, upon advice of counsel selected by it.

6. Limitation of Holder Liability.  The Holders shall not be liable for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Agreement, or in any way relating to or arising out of the Agreement.

7. The Collateral Agent in its Individual Capacity.  The Collateral Agent and its affiliates may lend money to, purchase, sell and trade in securities of and generally engage in any kind of business with the Grantor or any affiliate or subsidiary of the Grantor as if it were not performing the duties specified herein, otherwise without having to account for the same to the Holders; provided, however, that the Collateral Agent on behalf of itself and such affiliates, hereby waives any claim, right or lien against the Collateral in any way arising from or relating to any such loan, securities transaction or business with the Grantor.

8. Holders. The Collateral Agent may deem and treat the holder of record of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of record of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee, as the case may be, of such Note or of any Note(s) issued in exchange therefor.

9. Resignation by the Collateral Agent.  (a) The Collateral Agent may resign from the performance of all its functions and duties under the Agreement at any time by giving 60 days' prior written notice (as provided in the Agreement) to the Grantor and the Holders. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Majority Holders shall appoint a successor Collateral Agent hereunder.

(c) If a successor Collateral Agent shall not have been so appointed within said 60-day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Majority Holders appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 60-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Grantor and Holders in a proceeding for the appointment of a successor Collateral Agent, and all fees, including but not limited to extraordinary fees associated with the filing of interpleader, and expenses associated therewith shall be payable by the Grantor.

(d) The fees of any successor Collateral Agent for its services as such shall be payable by the Grantor.

Annex V

LOCKBOX AGREEMENT

THIS LOCKBOX AGREEMENT, dated as of July 21, 2006 (this “Agreement”), by and between EMAGIN CORPORATION, a Delaware corporation (the “Company”), the bank or other financial institution which may become a party hereto in accordance with Section 25, as lockbox agent (the “Lockbox Agent”), and ALEXANDRA GLOBAL MASTER FUND LTD., a British Virgin Islands international business company (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Company and the several Buyers (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section 1) are parties to the several Note Purchase Agreements, pursuant to which, among other things, the Buyers have agreed to purchase the Notes from the Company;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and the Collateral Agent are executing and delivering the Security Agreement with the Collateral Agent pursuant to which, among other things, the Company is granting a security interest in the Collateral, including, without limitation, all of the Company's right, title and interest in and to all Accounts and Contracts arising thereunder and the Collateral Account to the Collateral Agent for the ratable benefit of the Holders;

WHEREAS, in order to give effect to and perfect the security interest in certain of the collateral subject to the Security Agreement, this Agreement provides that all payments to the Company pursuant to the Security Agreement shall be paid into a lockbox or a Collateral Account controlled by the Lockbox Agent and disbursed from the Collateral Account in accordance with the terms of this Agreement; and

WHEREAS, it is a condition precedent to the several obligations of the Buyers to purchase their respective Notes pursuant to the Note Purchase Agreements that the Company and the Collateral Agent shall have executed and delivered this Agreement for the ratable benefit of the Holders;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Definitions.

(a) As used in this Agreement, the terms “Agreement”, “Company”, “Collateral Agent”, and “Lockbox Agent” shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

(b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c) Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Notes.

(d) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accounts” shall have the meaning given such term in the Security Agreement.

“Additional Note” means the Note issued pursuant to the Additional Note Purchase Agreement.

“Additional Note Purchase Agreement” means the Note Purchase Agreement, dated as of July 21, 2006, by and between the Company and Stillwater LLC, which by its terms contemplates the issuance of up to $500,000 aggregate principal amount of Notes on or after December 10, 2006.

“Agreement” means this Lockbox Agreement, as amended, supplemented or otherwise modified from time to time.

“Available Specified Funds” means with respect to each Deposit Date the amount of the Specified Funds less the Retained Amount.

“Buyer” means any of the several buyers party to a Note Purchase Agreement.

“Collateral” shall have the meaning given such term in the Security Agreement.

“Collateral Account” means the account maintained at the Collateral Agent for the ratable benefit of the Holders which is identified in clause (b) of Section 2 and entitled “eMagin Noteholder Collateral Account”, and any successor or replacement account.

“Deposit Date” shall have the meaning given such term in Section 7(a).

“Event of Default” means:

(1) the failure by the Company to perform in any material respect any obligation of the Company under this Agreement as and when required by this Agreement;

(2) any representation or warranty made by the Company pursuant to this Agreement shall have been untrue in any material respect when made or deemed to have been made; or

(3) any Event of Default, as that term is defined in the Security Agreement;

(4) any Event of Default, as that term is defined in the Patent and Trademark Security Agreement; or

(5) any Event of Default, as that term is defined in any of the Notes.

“Event of Default Notice” means a notice given by the Company, the Collateral Agent or a Holder to the Lockbox Agent of the occurrence of an Event of Default.

“Holder” means any Buyer or any holder from time to time of any Note.

“Instruction” shall have the meaning provided in Section 2(a).

“Lien” shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction or performance of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

“Lockbox” means the lockbox administered by the Lockbox Agent for the ratable benefit of the Holders which is identified in clause (a) of Section 2, and any successor or replacement lockbox.

“Lockbox Agent's Designees” shall have the meaning given such term in Section 10(a).

“Majority Holders” means at any time such of the holders of Notes, which based on the outstanding principal amount of the Notes, represents a majority of the aggregate outstanding principal amount of the Notes.

“Note Purchase Agreements” means the several Note Purchase Agreements, dated as of July 21, 2006, by and between the Company and the respective Buyer party thereto pursuant to which the Company issued the Notes, including, without limitation, the Additional Note Purchase Agreement.

“Notes” means the Company’s 6% Senior Secured Convertible Notes due 2007-2008 originally issued pursuant to the Note Purchase Agreements, including, without limitation, the Additional Note.

“Notice Date” means the date on which the Company gives the Instruction in accordance with Section 2.

“Obligations Schedule” means a schedule prepared by the Company which for each Holder and each Note held thereby states, as of the date thereof, the following:

(i) such Holder's name, address, telephone line facsimile transmission number and payment instructions, including wire transfer instructions,

(ii) the original principal amount, the outstanding principal amount and the and the maturity date of the Note,

(iii) the amount of accrued and unpaid interest on each Note,

(iv) the amount of unpaid interest due on each Note as of the most recent Interest Payment Date,

(v) the amount of unpaid Default Interest, if any, due on each Note,

(vi) the occurrence or continuation of any Event of Default with respect to each Note,

(vii) the occurrence of any event which with notice or the passage of time, or both, could become an Event of Default,

(viii) the amount, due date of, and reasons for any unpaid obligation due with respect to each Note by reason of (A) an Event of Default or (B) any other repurchase, redemption or acceleration obligation, and

(ix) the aggregate amount then due to the Holder with respect to each Note.

“Patent and Trademark Security Agreement” means the Patent and Trademark Security Agreement, dated as of July 21, 2006, between the Company and the Collateral Agent.

“Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

“Retained Amount” means that portion, which may be all, of the Specified Funds for each Deposit Date which equal (to the extent of the Specified Funds available) the sum of all amounts with respect to the Notes which are scheduled to accrue or which otherwise are expected to become due to the Holders during the Retention Period for principal of and interest and Default Interest on the Notes or for costs and expenses arising under the Transaction Documents and payable by the Company.

“Retention Period” means the 45-day period after each Deposit Date.

“Security Agreement” means the Pledge and Security Agreement, dated as of July 21, 2006, between the Company and the Collateral Agent.

“Specified Funds” shall have the meaning given such term in Section 7(a).

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

“Termination Notice” means a notice given to the Lockbox Agent by and signed by the Company, the Majority Holders and the Collateral Agent, which notice states that a particular Event of Default has terminated or has been satisfied or waived and no Holder has any continuing rights with respect thereto.

“Transaction Documents” means the Notes, the Note Purchase Agreements, this Agreement, the Security Agreement, the Patent and Trademark Security Agreement, the Warrants and the other agreements, instruments and documents contemplated hereby and thereby.

2. Payments. (a) The Company agrees, that, upon the direction of the Collateral Agent given at any time that an Event of Default has occurred and is continuing, in accordance with Section 3(b) of the Security Agreement the Company shall irrevocably instruct in writing (the “Instruction”) all the account debtors on the Accounts that constitute part of the Collateral and all of the parties (other than the Company) who are parties to Contracts that constitute part of the Collateral that such Accounts and Contracts have been assigned to the Collateral Agent for the ratable benefit of the Holders and that payments in respect thereof shall be shall be made either

(i) by check or money order to the address of the Lockbox, which address shall be identified to the Company by the Collateral Agent or if the Lockbox Agent is a bank shall be the address of the office of the Lockbox Agent, or

(ii)  by wire transfer of funds to the Collateral Account, which account shall be identified to the Company by the Collateral Agent.

If the Company fails to give the Instruction in accordance with Section 3(b) of the Security Agreement, the Collateral Agent may, in its own name or in the name of the Company, give the Instruction directly to the account debtors on the Accounts that constitute part of the Collateral and to all of the parties to Contracts that constitute part of the Collateral.

(b) If the Collateral Agent shall so require, at or prior to the time any Person who has not already received the Instruction is to become an account debtor on Accounts that constitute part of the Collateral or a party to Contracts that constitute part of the Collateral, the Company shall instruct such Person that such Accounts and Contracts have been assigned to the Collateral Agent for the ratable benefit of the Holders and that payments in respect thereof shall be made in the manner set forth in Section 2(a). If the Company fails to give the instructions in accordance with this Section 2(b), the Collateral Agent may, in its own name or in the name of the Company, give such instructions directly to such Person.

3.  No Contrary Instructions. Without the prior written consent of the Collateral Agent and the Majority Holders, the Company shall not revoke, rescind or modify the Instruction or take any other action which is contrary to or inconsistent with this Agreement or the Security Agreement. If for any reason the Company receives any payment from an account debtor or party to a Contract on or after the Notice Date, the Company shall immediately deposit such payment, and any interest or proceeds thereon, in the Collateral Account. Prior to such deposit, the Company shall hold all such funds in trust for the exclusive benefit of the Collateral Agent and the Holders pursuant to this Agreement.

4. Lockbox. The Lockbox shall be under the sole and exclusive control of the Lockbox Agent, as agent for the Collateral Agent only. On each Business Day on or after the date the Company gives or is required to give the Instruction, the Lockbox Agent will remove all items from the Lockbox and promptly deposit all checks, money orders and other payments included in such items in the Collateral Account. The Company irrevocably authorizes and directs the Lockbox Agent to endorse and deposit all such checks and money orders in the Collateral Account on the Business Day of receipt by the Lockbox.

5. Collateral Account.  The Collateral Account shall be under the sole and exclusive control of the Lockbox Agent, as agent for the Collateral Agent only. All cash deposited in the Collateral Account pursuant to this Agreement, and all interest earned thereon, shall be held in the Collateral Account and shall at all times be segregated from the funds and property of any other Person. The Collateral Account shall be an interest-bearing account which pays interest at the rate determined from time to time by the Lockbox Agent for comparable, fully liquid commercial accounts. Without the prior consent of the Company, the Collateral Agent and the Majority Holders, the assets in the Collateral Account shall be held in cash only and shall not be invested in any securities. Funds may be withdrawn from the Collateral Account only as expressly provided in this Agreement.

6. Events of Default.  Upon the occurrence of an Event of Default, the Company shall immediately, and the Collateral Agent may at any time, notify the Lockbox Agent thereof by giving an Event of Default Notice. If an Event of Default Notice is so given to the Lockbox Agent by the Company or the Collateral Agent, then thereafter the Lockbox Agent shall deem an Event of Default to have occurred and be continuing for all purposes unless and until the Lockbox Agent receives a Termination Notice executed by the Company, the Majority Holders and the Collateral Agent.

7. Release of Funds. (a) Three Business Days after the Business Day on which funds received from any person are deposited into the Collateral Account in a minimum amount of $100,000 (or which would increase the balance in the Collateral Account to at least $100,000) (the “Deposit Date”), the Lockbox Agent shall disburse the amount of funds, including interest received, held in the Collateral Account on such Deposit Date (the “Specified Funds”) as follows:

(i) First, to pay each Holder on a pro rata basis the amount of all accrued and unpaid interest and Default Interest, if any, then due each Holder in accordance with the terms of their respective Notes through the most recent Interest Payment Date;

(ii) Second, to pay each Holder on a pro rata basis the unpaid amount, if any, then due such Holder pursuant to Article II of the Notes for any Determination Period ended at least 45 days prior to the date of such payment;

(iii) Third, to pay each Holder on a pro rata basis the amount, if any, of unpaid principal then due on the maturity date of any installment of principal of such Holder's Notes;

(iv) Fourth, to the Holders and the Collateral Agent to pay or reimburse them for their respective amounts of costs and expenses payable by the Company pursuant to the Transaction Documents and not theretofore paid or reimbursed by the Company (including under this Section 7(a)); and

(v) Fifth, if no Event of Default shall have occurred and be deemed continuing pursuant to Section 6, to pay the Available Specified Funds remaining in the Collateral Account to the Company.

(b) During each Retention Period, the Lockbox Agent shall hold the Retained Amount in the Lockbox Account. On the Business Day following the end of such Retention Period, the Lockbox Agent shall (1) pay each Holder, on a pro rata basis, from the Retained Amount any unpaid amounts due to the Holders for interest, Default Interest and principal as described in clauses (i)-(iii) of Section 7(a) which have accrued and become due during the Retention Period and then (2) pay costs and expenses of the Holders and the Collateral Agent as described in clause (iv) of Section 7(a) and then (3) provided no Event of Default shall have occurred and be continuing, pay the remaining Retained Amount to the Company.

(c) If an Event of Default shall have occurred and be continuing, after disbursing the Specified Funds in the Collateral Account pursuant to clauses (i) through (iv) of Section 7(a), the Lockbox Agent shall disburse the remaining Specified Funds to pay each Holder, on a pro rata basis, the amount of unpaid principal then due upon acceleration, if any, pursuant to Article IV of such Holder's Note(s); provided, however, that if the amount of such Specified Funds is insufficient to pay all amounts due to the Holders, then the amount paid to the Holders pursuant to this Section 7(c) shall be prorated among the Holders in proportion to the respective amounts due each Holder.

(d) For each Deposit Date, after making the payments to the Holders required by Sections 7(b) and 7(c) and after the Company shall have paid the Holders any other amounts then due under the Notes, the Lockbox Agent shall pay to the Company all Specified Funds remaining in the Collateral Account. Funds received in the Collateral Account and interest received thereon after any Deposit Date shall be deemed new Specified Funds to be disbursed, three Business Days after the next Deposit Date to occur, in accordance with all of the provisions and priorities of this Section 7 before being paid to the Company.

8. Reporting Requirements; Payment Instructions. (a) On or before the Notice Date, on the first Business Day of each calendar month thereafter, and at such other times as requested by the Lockbox Agent in order to comply with its obligations under this Agreement or by the Collateral Agent, the Company shall furnish to the Lockbox Agent and the Collateral Agent an updated Obligations Schedule. The Company shall promptly correct any errors in any Obligations Schedule and furnish copies of such corrected Obligations Schedule to the Lockbox Agent and the Collateral Agent. If the Collateral Agent or any Holder shall notify the Lockbox Agent and the Company of any error in or dispute concerning an Obligations Schedule, the Lockbox Agent shall not release any funds from the Collateral Account which are the subject of such error or dispute until such error is corrected or such dispute is resolved with the consent of the affected Holders and the Company. The Lockbox Agent may release from the Collateral Account, in accordance with this Agreement, funds which are not subject to such error or dispute.

(b) All payments by the Lockbox Agent to the Holders under this Agreement shall be made by wire transfer of immediately available funds to the applicable account, or if no wire transfer instructions are given to the address, specified for each Holder in the Obligations Schedule or in a superseding notice given by a Holder to the Lockbox Agent. All payments by the Lockbox Agent to the Company under this Agreement shall be deposited in the Company's separate account maintained at the Lockbox Agent or shall be sent by wire transfer of immediately available funds to such other account as the Company shall have specified by notice to the Lockbox Agent.

9. Representations and Warranties. The Company hereby represents and warrants to and for the benefit of the Lockbox Agent, the Collateral Agent and the Holders that:

(a) Power and Authority. The Company has full power, authority and legal right to enter into this Agreement.

(b) Binding Obligation.  This Agreement has been duly authorized by the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c) Non-Contravention.  The execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any securities issued by the Company or any Subsidiary, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company or any Subsidiary is a party or which purports to be binding upon the Company or any Subsidiary or upon any of their respective assets and will not result in the creation or imposition of any Lien on any of the assets of the Company or any Subsidiary except as expressly permitted by this Agreement and the other Transaction Documents.

(d) Consents.  No consent (other than consents which have been obtained) of any party, and no filing, approval, registration, recording or other action is required in connection with the execution, delivery or performance of this Agreement by the Company.

10. Limitation of Liability. The Lockbox Agent's liability in connection with the performance of the transactions covered by this Agreement shall be strictly limited as follows:

(a) The Lockbox Agent shall exercise ordinary care in selecting agents and independent contractors, adequately bonded, to pick up and deliver the contents of the Lockbox (“Lockbox Agent's Designees”) but shall not be liable for loss caused by Lockbox Agent's Designees' negligence or misconduct. In the event of such loss, the Lockbox Agent will exercise its commercially reasonable best efforts, at the Company's cost and expense, to assist the Company in obtaining redress from the responsible party.

(b) The Lockbox Agent shall exercise its commercially reasonable best efforts in determining the optimum time to pick up mail at the Lockbox and the best carrier to deliver that mail to the Lockbox Agent’s designated processing facility. However, the Lockbox Agent shall not be liable if the chosen pickup time and carrier prove not to result in the earliest possible availability of funds.

(c) In performing it duties hereunder, the Lockbox Agent will exercise ordinary care and will act in good faith. The Lockbox Agent will not be accountable for its failure to perform any of its obligations hereunder, except for its gross negligence or willful misconduct, or that of its employees, officers or agents. If, as a result of such gross negligence or willful misconduct, the Lockbox Agent is liable for mishandling any item, such liability shall be limited to the lesser of the face amount of any check involved or the amount of the Company's direct loss as a result of such mishandling, and in no event shall the Lockbox Agent be responsible for any incidental or consequential damages. IN NO EVENT SHALL THE LOCKBOX AGENT BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFIT, NOTWITHSTANDING NOTICE TO THE LOCKBOX AGENT OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

11. Indemnification. The Company agrees to pay, indemnify, and to save the Lockbox Agent, the Collateral Agent and each Holder harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or determined to be payable with respect to the Collateral Account, (ii) with respect to, or resulting from, any failure or delay by the Company in complying with any law or regulation applicable to the Collateral Account or (iii) in connection with this Agreement, any breach or alleged breach hereof, or any action taken by the Lockbox Agent, the Collateral Agent or any Holder in exercising its rights hereunder.

12. Security Agreement. The Collateral Account and the Lockbox, and all funds due to the Company and deposited in the Lockbox and the Collateral Account, are subject to the security interest of the Collateral Agent pursuant to the Security Agreement in accordance with the terms thereof.

13. Paragraph Headings, Captions, Etc. The paragraph headings, the captions and the footers used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

14. No Waiver; Cumulative Remedies.  The Lockbox Agent shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Lockbox Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Lockbox Agent, the Collateral Agent or the Holders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Lockbox Agent, the Collateral Agent or the Holders would otherwise have on any future occasion. The rights and remedies herein and in the Transaction Documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law or in equity or by statute.

15. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party to be charged with enforcement; provided, however, that any provision of this Agreement may be waived, amended, supplemented or otherwise modified by the Lockbox Agent only with the prior written approval of the Collateral Agent or the Majority Holders. This Agreement shall be binding upon the successors and permitted assigns of the Company and shall inure to the benefit of the Lockbox Agent and its successors and assigns. The Company may not assign its rights or obligations under this Agreement without the prior written consent of the Lockbox Agent, which the Lockbox Agent may withhold in its sole discretion.

16. Effective Date; Termination.  This Agreement shall become effective at the time of first issuance of any Note on the earliest Issuance Date when executed and delivered by the Company and the Collateral Agent. Upon the payment and performance in full by the Company of its obligations under the Transaction Documents, the Company's obligations to the Lockbox Agent and the Holders pursuant to Sections 2 through 8 shall terminate, any funds remaining in the Collateral Account shall be paid to the Company, and promptly thereafter the parties shall instruct the account debtors on all Accounts that theretofore constituted Collateral and all parties to Contracts that theretofore constituted Collateral to make all further payments due to the Company directly to the Company.

17. Notices. Except as otherwise specifically provided herein, any notice required or permitted to be given under the terms of this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid to the party to be notified at such party’s address indicated in this Section 17 or at such other address as such party may designate by ten days’ advance written notice to the other parties. Notices in writing shall also be deemed effectively given upon delivery by an overnight courier, or upon transmission by facsimile, except that the time at which the notice is given will be the time at which confirmation of receipt is generated by the receiving facsimile  machine. In the case of any notice to the Company, such notice shall be addressed to the Company at, 10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004 Attention: Chief Financial Officer (telephone line facsimile number (425) 749-3601), with a copy to Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, New York 10018, Attention: Richard A. Friedman, Esq. (telephone line facsimile number (212) 930-9725), and in the case of any notice to the Collateral Agent or to the Collateral Agent while it serves as Lockbox Agent, such notice shall be addressed to the Collateral Agent (or Lockbox Agent, as applicable) at Alexandra Global Master Fund Ltd., c/o Alexandra Investment Management, LLC, 767 Third Avenue, 39th Floor, New York, New York 10017 (telephone line facsimile number (212) 301-1810), and if the Collateral Agent is not the Lockbox Agent, in the case of any notice to the Lockbox Agent, such notice shall be addressed to the Lockbox Agent at its address or telephone line facsimile transmission number provided in writing to the Company and the Collateral Agent at the time it becomes the Lockbox Agent.

18. Fees and Expenses. The Company agrees to pay the fees of the Lockbox Agent in performing its services under this Agreement and all reasonable expenses (including, but not limited to, attorneys' fees and costs for legal services, costs of insurance and payments of taxes or other charges) of, incidental to, or in any way relating to the performance by the Lockbox Agent of its obligations and the enforcement or protection of the rights of the Lockbox Agent hereunder.

19. Concerning Lockbox Agent.  The Company acknowledges that the rights and responsibilities of the Lockbox Agent under this Agreement with respect to any action taken by the Lockbox Agent or the exercise or nonexercise by the Lockbox Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Lockbox Agent and the Holders, be governed by Exhibit A to this Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Lockbox Agent and the Company, except as expressly provided in Section 16, the Lockbox Agent shall be conclusively presumed to be acting as agent for the Collateral Agent with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation to make any inquiry respecting such authority.

20. Concerning the Collateral Agent. The Collateral Agent hereby appoints the Lockbox Agent as its agent upon the terms provided in this Agreement, with the Lockbox Agent to act exclusively for the benefit of the Collateral Agent. The Collateral Agent is executing and delivering this Agreement solely for purposes of this Section 20.

21. Integration. This Agreement represents the entire agreement of the Company and the Lockbox Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties relative to the subject matter hereof not expressly set forth or referred to herein.

22. Governing Law. This Agreement and the rights and obligations of the Company under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

23. Counterparts; Execution. This Agreement may be executed in any number of counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

24. Third Party Beneficiaries. The Collateral Agent and the Holders shall be third party beneficiaries of this Agreement.

25. Collateral Agent as Lockbox Agent. Whenever there shall not be a bank or other financial institution serving as Lockbox Agent, the Collateral Agent shall serve as Lockbox Agent. The Collateral Agent may select a bank or financial institution to serve as Lockbox Agent. During any period that the Collateral Agent serves as Lockbox Agent any reference to the Collateral Agent in this Agreement shall be a nullity. A bank selected by the Collateral Agent to serve as Lockbox Agent may, by executing and delivering to the Company and the Collateral Agent a counterpart of this Agreement, become a party to this Agreement, as Lockbox Agent, whereupon, the Collateral Agent shall cease to be the Lockbox Agent, and the Company agrees to all amendments to the form of this Agreement as such bank or financial institution so selected by the Collateral Agent to serve as Lockbox Agent may require. While the Collateral Agent serves as Lockbox Agent, it may maintain the Collateral Account at a bank selected by the Collateral Agent, notwithstanding any provision of this Agreement to the contrary.

26. Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered as of the date first above written.

EMAGIN CORPORATION

By:	/s/ Gary W. Jones
Name: Gary W. Jones
Title: Chief Executive Officer

ACKNOWLEDGED AND AGREED:

ALEXANDRA GLOBAL MASTER FUND LTD.,
as Collateral Agent and Lockbox Agent

BY: Alexandra Investment Management, LLC,
as Investment Advisor

/s/ Mikhail Filimonov
Name Mikhail Filimonov Title Chairman and Chief Executive Officer

Exhibit A

The Lockbox Agent

1. Appointment. The Holders (all capitalized terms used in this Exhibit A and not otherwise defined herein shall have the respective meanings provided in the Lockbox Agreement to which this Exhibit A is attached (the “Agreement”)), by their acceptance of the benefits of the Agreement, hereby irrevocably designate Alexandra Global Master Fund Ltd. as Lockbox Agent to act as specified herein and in the Agreement. Each Investor hereby irrevocably authorizes, and each other Holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Lockbox Agent to take such action on its behalf under the provisions of the Agreement and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Lockbox Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Lockbox Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Lockbox Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Lockbox Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Lockbox Agent shall be mechanical and administrative in nature; the Lockbox Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of the Collateral Agent or any Holder; and nothing in the Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Lockbox Agent any obligations in respect of the Agreement except as expressly set forth herein.

The Lockbox Agent shall not be liable for any act it may do or omit to do while acting in good faith and in the exercise of its own best judgment. Any act done or omitted by the Lockbox Agent on the advice of its own attorneys shall be deemed conclusively to have been done or omitted in good faith. The Lockbox Agent shall have the right at any time to consult with counsel on any question arising under the Agreement. The Lockbox Agent shall incur no liability for any delay reasonably required to obtain the advice of counsel. Nothing herein shall constitute a release or waiver of such legal counsel from any liability it may have for the advice given to the Lockbox Agent.

3. Lack of Reliance on the Lockbox Agent. Independently and without reliance upon the Lockbox Agent, the Collateral Agent and each Holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with the making and the continuance of the Company's obligations under the Transaction Documents and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and the Lockbox Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide the Collateral Agent or any Holder with any credit or other information with respect thereto, whether coming into its possession before any such obligation arises or the purchase of any Note, or at any time or times thereafter. The Lockbox Agent shall not be responsible to the Collateral Agent or any Holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of the Agreement or the financial condition of the Company or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement, or the financial condition of the Company, or the existence or possible existence of any Event of Default.

4. Certain Rights of the Lockbox Agent. No Holder shall have the right to cause the Lockbox Agent to take any action with respect to the Lockbox or the Collateral Account, with only the Collateral Agent or the Majority Holders having the right to direct the Lockbox Agent to take any such action. If the Lockbox Agent shall request instructions from the Collateral Agent or the Majority Holders with respect to any act or action (including failure to act) in connection with the Agreement, the Lockbox Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Collateral Agent or the Majority Holders, and to the extent requested, appropriate indemnification in respect of actions to be taken by the Lockbox Agent; and the Lockbox Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither the Collateral Agent nor any Holder shall have any right of action whatsoever against the Lockbox Agent as a result of the Lockbox Agent acting or refraining from acting hereunder in accordance with the instructions of the Collateral Agent or the Majority Holders or as otherwise specifically provided in the Agreement.

5. Reliance. The Lockbox Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telephone line facsimile transmission, email, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to the Agreement and its duties thereunder, upon advice of counsel selected by it.

6. Limitation of Collateral Agent and Holder Liability. The Collateral Agent and the Holders shall not be liable for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Lockbox Agent in performing its duties hereunder or under the Agreement, or in any way relating to or arising out of the Agreement.

7. The Lockbox Agent in its Individual Capacity. The Lockbox Agent and its affiliates may lend money to, purchase, sell and trade in securities of and generally engage in any kind of business with the Company or any affiliate or subsidiary of the Company as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services to the Company in connection with the Transaction Documents and otherwise without having to account for the same to the Holders; provided, however, that the Collateral Agent on behalf of itself and such affiliates, hereby waives any claim, right or Lien against the Collateral Account in any way arising from or relating to any such loan, securities transaction or business with the Company.

8. Holders. The Lockbox Agent may deem and treat the holder of record of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof, as the case may be, shall have been filed with the Lockbox Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of record of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee, as the case may be, of such Note or of any Note(s) issued in exchange therefor.

9. Resignation by the Lockbox Agent. (a) The Lockbox Agent may resign from the performance of all its functions and duties under the Agreement at any time by giving 60 Business Days' prior written notice (as provided in the Agreement) to the Company, the Collateral Agent and the Holders. Such resignation shall take effect upon the appointment of a successor Lockbox Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Collateral Agent shall appoint a successor Lockbox Agent hereunder.

(c) If a successor Lockbox Agent shall not have been so appointed within said 60 Business Day period, the Lockbox Agent shall then appoint a successor Lockbox Agent who shall serve as Lockbox Agent hereunder or thereunder until such time, if any, as the Collateral Agent appoints a successor Lockbox Agent as provided above. If a successor Lockbox Agent has not been appointed within such 60-day period, the Lockbox Agent may, at the sole cost and expense of the Company, petition any court of competent jurisdiction or may interplead the Company, the Collateral Agent and the Holders in a proceeding for the appointment of a successor Lockbox Agent, and all fees, including but not limited to extraordinary fees associated with the filing of interpleader, and expenses associated therewith shall be payable by the Company.

(d) The fees of any successor Lockbox Agent for its services as such shall be payable by the Company.

Annex VI
Press Release

eMagin Enters Into Agreements To Raise

Approximately $6.5 Million Private Placement

BELLEVUE, Wash., July 24, 2006 – eMagin Corporation (AMEX: EMA), a leader in virtual imaging technology, has entered into definitive agreements with institutional and accredited investors for the sale of approximately $6.5 million of senior secured convertible debentures and warrants. The net proceeds from the financing will be used for general working capital purposes.

Under the agreements, investors agreed to purchase $5,970,000 principal amount of notes with conversion prices of $0.26 per share that may convert into 22,192,301 shares of common stock and 5 year warrants exercisable at $0.36 per share for 15,534,607 shares of common stock.  An additional $500,000 will be invested through exercise of a warrant to purchase approximately 1.92 million shares of common stock at $0.26 per share prior to December 14, 2006 or, at the request of the Company, by the purchase of additional notes and warrants. If not converted half of the principal amount will be due July 21, 2007 and the remaining balance due January 21, 2008.  Interest at 6% per annum is payable in quarterly installments on outstanding Notes during their term commencing on September 1, 2006.

In a showing of commitment to the Company’s prospects, Paul Cronson, Director, John Atherly, Chief Financial Officer, and Olivier Prache, Senior Vice President of Display Manufacturing and Development Operations participated in the transaction, and Gary Jones, Chief Executive Officer and Susan Jones, Chief Marketing and Strategy Officer, who collectively own 5% of the Company’s outstanding shares, agreed to defer 10% of their compensation until eMagin becomes EBITDA positive or until the occurrence of certain other events.

In conjunction with the note purchase transaction the Company will submit to shareholders at its annual meeting a resolution to enact a reverse stock split of 1 for 10 which, if approved, normalizes the company’s share price and shares outstanding.

In order to reestablish performance incentives employees and Directors have also agreed to forfeit approximately 4.7 million shares of existing stock options in return for re-pricing 8.8 million existing options at $0.26 per share. Re-priced options will not be exercisable until 2007 or in some cases not until 2011, depending on individual grant-vesting schedules.

In addition, to further strengthen its management team the Company intends to add two new Directors recommended by the new investors and to recruit additional senior management.

Additional details regarding the private placement are provided on Form 8-K which is being filed today.  Representing the company in this transaction was Sichenzia Ross Friedman Ference, LLP.

The note shares and warrants are being issued in a private placement under regulation D of the Securities Act of 1933, as amended. The company has agreed to file a registration statement covering the resale of the common stock and underlying the notes and warrants purchased by these investors following the closing.  This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of the securities in any jurisdiction in which such offering would be unlawful.

About eMagin Corporation

A leader in OLED microdisplay and virtual imaging technologies, eMagin integrates high-resolution OLED microdisplays, magnifying optics, and systems technologies to create a virtual image that appears comparable to that of a computer monitor or a large-screen television. eMagin’s OLED displays have broad market reach and are incorporated into a variety of near-to-eye imaging products by military, industrial, medical and consumer OEMs who choose eMagin’s award-winning technology as a core component for their solutions. eMagin has recently introduced its first direct-to-consumer system, the Z800 3DVisor, which provides superb 3D stereovision and headtracking for PC gaming, training and simulation, and business applications. eMagin's microdisplay manufacturing and R&D operations are co-located with IBM on its campus in East Fishkill, New York.  System design facilities and sales and marketing are located in Bellevue, Washington. A sales office is located in Tokyo, Japan. For additional information, please visit www.emagin.com and www.3dvisor.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding eMagin Corporation and its subsidiaries' expectations, intentions, strategies and beliefs pertaining to future events or future financial performance. All statements contained herein are based upon information available to eMagin's management as of the date hereof, and actual results may vary based upon future events, both within and without eMagin management's control. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

Note:  eMagin and 3DVisor are trademarks of eMagin Corporation.

Media Contact:
Joe Runde, 425-749-3636, jrunde@emagincorp.com

Investor Contact:
John Atherly, 425-749-3622, jatherly@emagincorp.com

Annex VII

Annex VII to Note Purchase Agreement

[Letterhead of Company Counsel]

[Closing Date]

The Buyers listed on
Exhibit A Hereto
Re: eMagin Corporation
Ladies and Gentlemen:

We have acted as counsel to eMagin Corporation, a Delaware corporation (the "Company"), in connection with the issuance by the Company of $[7,000,000] aggregate principal amount of 6% Senior Secured Convertible Note due 2007-2008 (the -"Notes"), and related Common Stock Purchase Warrants (the "Warrants"), pursuant to the several Note Purchase Agreements, dated as of July , 2006 (the "Agreements"), by and between the Company and the several Buyers named therein (the "Buyers"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreements. This opinion is being delivered to you pursuant to Section 7(n) of the Agreements.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Agreements, the Notes, the Warrants, the Pledge and Security Agreement, dated as of July , 2006, by and between the Company and the Collateral Agent named therein (the "Security Agreement"), the Patent and Trademark Security Agreement, dated as of July , 2006, by and between the Company and the Collateral Agent named therein (the "Patent and Trademark Security Agreement"), the Lockbox Agreement, dated as of July 2006, by and between the Company and the Lockbox Agent named therein (the "Lockbox Agreement"), and such corporate records, agreements, documents and other instruments, and such certificates or comparable' documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. The Agreements, the Notes, the Warrants, the Security Agreement, the Patent and Trademark Security Agreement and the Lockbox Agreement are hereinafter referred to collectively as the "Transaction Documents."

In rendering the opinions set forth in this opinion letter, we assume the following:

(a) - the legal capacity of each natural person;

(b) the legal existence of all parties to the transactions referred to in the Transaction Documents excluding the Company;

(c) the power and authority of each person other than the Company or person(s) acting on behalf of the Company to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person;

(d) the authorization, execution and delivery by each person other than the Company or person(s) acting on behalf of the Company of each document executed and delivered or to be executed and delivered by such person;

(e) the legality, validity, binding effect and enforceability as to each person other than the Company or person(s) acting on behalf of the Company of each document executed and delivered or to be executed or delivered and of each other act done or to be done by such person;

(f) the transactions referred to in the Transaction Documents have been consummated;

(g) the payment of all the required documentary stamps taxes and fees imposed upon the execution, filing or recording of the Transaction Documents;

(h) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of the opinions set forth in this opinion letter and no undisclosed prior waiver of any right or remedy contained in the Transaction Documents;

(i) the genuineness of each signature (other than the signatures of the officers of the Company), the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy;

(j) the truthfulness of each statement as to all factual matters otherwise not known to us to be untruthful contained in any document encompassed within the due diligence review undertaken by us;

(k) the accuracy on the date of this letter as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications;

(l) that the addressee has acted in good faith, without notice of adverse claims, and has complied with all laws applicable to it that affect the transactions referred to in the Transaction Documents;

(m) that the transactions referred to in the Transaction Documents comply with all tests of good faith, fairness and conscionability required by law;

(n) that routine procedural matters such as service of process or qualification to do business in the relevant jurisdictions will be satisfied by the parties seeking to enforce the Transaction Documents;

(o) that all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies constituting the law for which we are assuming responsibility are published (e.g., reported court decisions and the specialized reporting services of BNA, CCH and Prentice-Hall) or otherwise generally accessible (e.g., LEXIS or WESTLAW) in each case in a manner generally available (i.e., in terms of access and distribution following publication) to lawyers practicing in our judicial circuit;

(p) that other agreements related to the transactions referred to in the Transaction Documents will be enforced as written;

(q) that no action, discretionary or otherwise, will be taken by or on behalf of the Company in the future that might result in a violation of law;

(r) that there are no other agreements or understandings among the parties that would modify the terms of the Transaction Documents or the respective rights or obligations of the parties to the Transaction Documents;

(s) that with respect to the Transaction Documents and to the transactions referred to therein, there has been no mutual mistake of fact and there exists no fraud or duress; and

(t) the constitutionality and validity of all relevant laws, regulations and agency actions unless a reported case has otherwise held or widespread concern has been expressed by commentators as reflected in materials which lawyers routinely consult.

As to certain questions of fact material to this opinion, we have relied upon statements or certificates of public officials and officers of the Company.

Whenever a statement herein is qualified by "to our knowledge" or similar phrase, it means that, during the course of our representation of the Company for the purposes of this opinion letter, (1) no information that would give those lawyers who participated in the preparation of the letter (collectively, the "Opinion Letter Participants") current actual knowledge of the inaccuracy of such statement has come to their attention; (2) we have not undertaken any independent investigation or inquiry to determine the accuracy of such statement; (3) any limited investigation or inquiry otherwise undertaken by the Opinion Letter Participants during the preparation of this opinion letter should–not be regarded as such an investigation or inquiry; and (4) no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company. We also call to your attention to the fact that we are not general counsel to the Company and we are not familiar with all aspects of the Company's business affairs. We have not conducted an independent audit of the Company or its files.

The validity, binding effect and enforceability of Transaction Documents may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors' rights and remedies generally and (b) the unavailability of, or limitation on the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith. In addition, certain remedies, waivers and other provisions contained in the Transaction Documents might not be enforceable; nevertheless, such unenforceability will not render such agreements invalid as a whole or preclude the practical realization of the benefits to the Secured Party thereunder. We express no opinions as to the application of the laws of usury to the Transaction Documents.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Company and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2. The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the the Transaction Documents and to consummate the transactions contemplated thereby.

3. The Transaction Documents have been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with there respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject to general principles of equity, whether enforcement is sought in a proceeding at law or in equity.

4. The Shares have been duly authorized and, when issued upon conversion of the Notes in accordance with the terms of the Notes or upon exercise of the Warrants in accordance with the tern-is of the Warrants, as the case may be, will be validly issued, fully-paid and non-assessable.

5. Assuming the representations and warranties of the Buyers in Section 3 of the Agreements are true and correct, the Notes and the Warrants may be offered and issued to the Buyers pursuant to the Agreements, the Conversion Shares may be offered and issued to the Buyers upon conversion of the Notes, and the Warrant Shares may be offered and issued to the Buyers upon exercise of the Warrants, in each such case, without registration under the 1933 Act.

6. The execution and delivery of the Transaction Documents by the Company, and the consummation by the Company of the issuance of the Securities and the other transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any term of the Certificate of Incorporation or by-laws of the Company or any Subsidiary, (ii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, United States federal or state regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets or (iii) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its businesses or the ability of the Company or any Subsidiary to make use thereof.

7. Assuming the representations and warranties of the Buyers in Section 3 of the Agreements are true and correct, no authorization, approval or consent of, or filing with, any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company for the offer, issuance and sale of the Notes and the offer and issuance of the Warrants as contemplated by the Agreements or the offer and issuance of the Conversion Shares upon conversion of the Notes in accordance with the terms thereof or the offer and issuance of the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof except such as have been obtained or made and other than (a) the filing pursuant to the Agreements of a Registration Statement with the SEC covering the resale of the Shares (b) such as may be required under the securities or "blue sky" laws of certain jurisdictions (as to which we express no opinion) and (c) the Form D to be filed by the Company with the SEC.

8. The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the holders from time to time of the Notes, as secured party, valid security interests in the Collateral (as defined in the Security Agreement) including, without limitation, the funds and proceeds from time to time deposited or held in the Collateral Account (as defined in the Lockbox Agreement), as security for the Obligations (as defined in the Security Agreement), financing statements in proper form covering such security interests will be duly filed in the offices listed on Schedule I hereto, and when filed, such security interests in the Collateral will be perfected to the extent that security interests in such Collateral may be perfected by the filing of financing statements under the Uniform Commercial Code. Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

A. The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

B. Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

We are counsel admitted to practice in the State of New York and we do not express any opinion with respect to the effect or applicability of the laws of any jurisdiction, other than the laws of the State of New York, Delaware General Corporation Law and the federal laws of the United States of America. In furnishing the opinion regarding the valid existence and good standing of the Company, we have relied solely upon a good standing certificate issued by the Secretary of State of Delaware on June 27, 2006.

This opinion is rendered as of the date first written above, is solely for your benefit in connection with the Agreements and may not be relief upon or used by, circulated, quoted, or referred to nor may any copies hereof by delivered to any other person without our prior written consent. We disclaim any obligation to update this opinion letter or to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

By:	/s/

Exhibit A

Alexandra Global Master Fund Ltd.
do Alexandra Investnient Management, LLC
767 Third Avenue
39th Floor
New York, New York 10017

[NAME]
[ADDRESS]

Schedule II

[Secretary of State of the State of Delaware]

Schedule II

[Secretary of State of the State of Delaware]

[Department of State of the State of New York]

 Annex VIII

Annex VIII to Note Purchase Agreement

[Closing Date]

The Buyers listed on
Exhibit A Hereto
Re: eMagin Corporation
Ladies and Gentlemen:

We have acted as intellectual property counsel to eMagin Corporation, a Delaware corporation (the "Company"), in connection with the issuance by the Company of $[7,000,000] aggregate principal amount of 6% Senior Secured Convertible Note due 2007-2008 (the "Notes"), and related Common Stock Purchase Warrants (the "Warrants"), pursuant to the several Note Purchase Agreements, dated as of July 2006 (the "Agreements"), by and between the Company and the several Buyers named therein (the "Buyers"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreements. This opinion is being delivered to you pursuant to Section 7(n) of the Agreements.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Patent and Trademark Security Agreement, dated as of July , 2006, by and between the Company and the Collateral Agent named therein (the "Patent and Trademark Security Agreement") and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Patent and Trademark Security Agreement, taken together with the Security Agreement, creates valid and enforceable security interests in favor of the Collateral Agent, for the benefit of the holders from time to time of the Notes, as secured parties, in all of the Company's right, title and interest in, to and under the Collateral (as defined in the Patent and Trademark Security Agreement for purposes of this opinion). The Patent Security Agreement and the Trademark Security Agreement (attached as Exhibits E and F to the Patent and Trademark Security Agreement) have or will be filed in the PTO, and together with the filing of financing statements, have or will result in the perfection of the Collateral Agent's security interests in the Collateral in the United States.

The opinion herein is subject to (i) the limitations on perfection of security interests in proceeds resulting from the operation of Section 9-315 of the UCC; (ii) the limitations with respect to securities imposed by Sections 8-302 and 9-312 of the UCC; (iii) the provisions of Section 9-203 of the UCC relating to the time of attachment; and (iv) Section 552 of Title 11 of the United States Code (the "Bankruptcy Code") with respect to any Collateral acquired by the Company subsequent to the commencement of a case against or by the Company under the Bankruptcy Code.

The opinions expressed herein are limited to the laws of the State of New York, the laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

/s/ Jason M. Drangel
Epstein Drangel Bazerman & James, LLP

Annex IX

Annex IX to Note Purchase Agreement

LOCKUP AGREEMENT

July __, 2006
To: eMagin Corporation
and the Buyers Parties to the Note Purchase
Agreements Referred to Below
Re: eMagin Corporation Note Purchase Agreements
Dear Sir or Madam:

Reference is made to the several Note Purchase Agreements, dated as of the date hereof, by and between eMagin Corporation, a Delaware corporation (the "Company"), and the respective buyers who are parties thereto and hereto (each, a "Buyer" and collectively, the "Buyers"), and any successors and assigns thereto (the "Note Purchase Agreements"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreements.

The undersigned stockholder (the "Stockholder") of the Company understands that it is a condition precedent to the several obligations of the Buyers to purchase their respective Notes and Warrants pursuant to the Note Purchase Agreements that the Stockholder shall have executed and delivered this Agreement to the Buyers and the Company. Pursuant to a Note Purchase Agreement, the Stockholder is purchasing a 6% Senior Secured Convertible Note due 2007-2008 of the Company in the aggregate principal amount of $40,000.00 (the Note") and a Warrant to purchaseshares of Common Stock (the "Warrant"). The Note, the Warrant and the shares of Common Stock issuable upon conversion of the Note and upon exercise of the Warrant are collectively referred to herein as the "Securities".

The Stockholder hereby agrees that, except for transfers occurring upon the death of Stockholder and except for intra-family transfers or transfers to trusts for estate planning purposes (provided that in each such case, the transferee first agrees to become bound by the provisions of this letter agreement), the Stockholder will not, directly or indirectly, offer, sell, pledge, contract to sell, grant any option for the sale of, transfer or otherwise dispose of: yle Securities or any interest therein for a period beginning on the date of this letter agreement and ending on January , 2008. Notwithstanding the foregoing, (A) this letter agreement and the obligations hereunder shall terminate and be of no further force and effect upon the date of consummation of a sale of all or substantially all of the assets of the Company and (B) the Stockholder may sell shares of Common Stock issued upon conversion of the Note or upon exercise of the Warrant in accordance with the following schedule:

Period	Number of Shares
Prior to December 31, 2006	NONE
After December 31, 2006
Up to 50,000 shares of Common Stock in each fiscal quarter of the Company (such number of shares subject to equitable adjustments for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date of this Agreement)

The Company hereby agrees to notify its transfer agent of the provisions of this letter agreement. The Stockholder acknowledges and agrees that the Company may enter a stop transfer order with its transfer agent prohibiting transfer of the Securities, except in compliance with the requirements of this letter agreement.

This letter agreement may be executed in any number of counterparts, all of which shall together constitute one and the same instrument. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York. In the event of the invalidity or unenforceability of any part or provision of this letter agreement, such invalidity or unenforceability shall not affect the validity or enforceability of any other part or provision of this letter agreement.

Please indicate your agreement with the terms of this letter by signing and returning to the undersigned a copy hereof.

Very truly yours,

/s/
John Atherly

Accepted and Agreed as of the above date.

EMAGIN CORPORATION

By:
Name:
Title:

Annex XI

NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORS OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE, NOR MAY ANY INTEREST THEREIN BE, OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY, SUBJECT TO CERTAIN EXCEPTIONS, A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, IN FORM AND SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

THIS WARRANT MAY NOT BE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 24.

No. W-	Right to Purchase __________ Shares of Common Stock of eMagin Corporation

EMAGIN CORPORATION

Common Stock Purchase Warrant

EMAGIN CORPORATION, a Delaware corporation, hereby certifies that, for value received, ______________________ or registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., New York City time, on the Expiration Date (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein), [BEFORE ISSUANCE INSERT AMOUNT OF SHARES EQUAL TO 70% OF THE NUMBER OF SHARES INITIALLY ISSUABLE UPON CONVERSION OF THE NOTE BEING ISSUED TO THE HOLDER OF THIS WARRANT, DETERMINED WITHOUT REGARD TO ANY LIMITATION ON CONVERSION] paid and nonassessable shares of Common Stock at a purchase price per share equal to the Purchase Price. The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant.

1. Definitions.

(a) As used in this Warrant, the term “Holder” shall have the meaning assigned to such term in the first paragraph of this Warrant.

(b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Warrant.

(c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregate Purchase Price” means at any time an amount equal to the product obtained by multiplying (x) the Purchase Price times (y) the number of shares of Common Stock for which this Warrant may be exercised at such time, determined without regard to any limitations on exercise of this Warrant contained in Section 2(c).

“Aggregation Parties” shall have the meaning provided in Section 2(c).

“AMEX” means the American Stock Exchange, Inc.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

“Common Stock” includes the Company's Common Stock, par value $0.001 per share, (and any purchase rights issued with respect to the Common Stock in the future) as authorized on the date hereof, and any other securities into which or for which the Common Stock (and any such rights issued with respect to the Common Stock) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock.

“Common Stock Equivalents” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Company” shall include eMagin Corporation, a Delaware corporation, and any corporation that shall succeed to or assume the obligations of eMagin Corporation hereunder in accordance with the terms hereof.

“Computed Market Price” shall mean the arithmetic average of the daily VWAPs for each of the three Trading Days immediately preceding the applicable Measurement Date (such VWAPs being appropriately and equitably adjusted for any stock splits, stock dividends, recapitalizations and the like occurring or for which the record date occurs during such three Trading Days).

“Current Fair Market Value” means when used with respect to the Common Stock as of a specified date with respect to each share of Common Stock, the average of the closing prices of the Common Stock sold on all securities exchanges (including the NYSE, the AMEX, the Nasdaq and the Nasdaq Capital Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of regular trading on such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the Nasdaq System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by Pink Sheets, LLC, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Current Fair Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not an employee or director of the Company at the time of determination) in an arms'-length transaction for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors.

“Designated Person” means any of Mr. John Atherly, Mr. Gary Jones and Ms. Susan Jones.

“DTC” shall have the meaning provided in Section 2(c).

“Event of Default” shall have the meaning provided in the Notes.

“Excluded Shares” shall have the meaning provided in Section 2(c).

“Expiration Date” means July 21, 2011.

“FAST” shall have the meaning provided in Section 2(c).

“Issuance Date” means the date of original issuance of this Warrant or its predecessor instrument.

“Market Price” means with respect to any security on any day the closing bid price of such security on such day on the Nasdaq or the Nasdaq Capital Market or the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the Nasdaq Capital Market, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by the Pink Sheets, LLC, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors.

“Measurement Date” for any sale, transfer or disposition (but not including the cancellation or expiration) of Common Stock or Common Stock Equivalents by a Designated Person means the date that is three Trading Days after the earlier of (i) the date such Designated Person files a Form 4 with the SEC with respect to such sale, transfer or disposition and (ii) the date such Designated Person is required to file a Form 4 with the SEC with respect to such sale, transfer or disposition; provided, however, that if such Designated Person is not required, or is no longer required, to file a Form 4 with respect to such sale, transfer or disposition, the Measurement Date shall be the date that is five Trading Days after the date of such sale, transfer or disposition.

“Nasdaq” means the Nasdaq Global Market.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“Note” means any of the 6% Senior Secured Convertible Notes due 2007-2008 issued by the Company pursuant to the Note Purchase Agreement and the Other Note Purchase Agreements.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of July 21, 2006, by and between the Company and the original Holder of this Warrant.

“NYSE” means the New York Stock Exchange, Inc.

“Other Note Purchase Agreements” means the several Note Purchase Agreements by and between the Company and the several buyers named therein in the form of the Note Purchase Agreement pursuant to which certain of the Notes are being or will be issued.

“Other Securities” means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5.

“Other Warrants” shall mean the Common Stock Purchase Warrants (other than this Warrant) issued or issuable pursuant to the Other Note Purchase Agreements.

“Permitted Designated Person Sale” means a sale by John Atherly, occurring on or after January 1, 2007, of shares of Common Stock in an amount not to exceed 50,000 shares in the aggregate in any fiscal quarter of the Company (such number of shares subject to equitable adjustments for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issuance Date).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” means $0.36, subject to adjustment as provided in this Warrant.

“Registration Period” shall have the meaning provided in the Note Purchase Agreement.

“Registration Statement” shall have the meaning provided in the Note Purchase Agreement.

“Reorganization Event” means the occurrence of any one or more of the following events:

(i) any consolidation, merger or similar transaction of the Company or any Subsidiary with or into another entity (other than a merger or consolidation or similar transaction of a Subsidiary into the Company or a wholly-owned Subsidiary in which there is no change in the outstanding Common Stock); or the sale or transfer of all or substantially all of the assets of the Company and the Subsidiaries in a single transaction or a series of related transactions; or

(ii) the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive securities of any other Person (whether by means of a Tender Offer, liquidation, consolidation, merger, share exchange, combination, reclassification, recapitalization, or otherwise); or

(iii) the acquisition by a Person or group of Persons acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

“Restricted Ownership Percentage” shall have the meaning provided in Section 2(c).

“Restricted Securities” means securities that are not eligible for resale pursuant to Rule 144(k) under the 1933 Act (or any successor provision).

“Rule 144A” means Rule 144A as promulgated under the 1933 Act.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Company.

“Tender Offer” means a tender offer, exchange offer or other offer by the Company to repurchase outstanding shares of its capital stock.

“Trading Day” means a day on whichever of the national securities exchange, the Nasdaq, the Nasdaq Capital Market or other securities market which then constitutes the principal securities market for the Common Stock is open for general trading of securities.

“VWAP” of any security on any Trading Day means the volume-weighted average price of such security on such Trading Day on the Principal Market, as reported by Bloomberg Financial, L.P., based on a Trading Day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern Time, using the AQR Function, for such Trading Day; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to equitable adjustments from time to time on terms consistent with Section 6.3 of the Note and otherwise reasonably acceptable to the Holder for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), and (vii) similar events relating to the Common Stock, in each case which occur, or with respect to which the “ex” date occurs, during such period.

“Warrant” means this instrument as originally executed or if later amended or supplemented in accordance with its terms, then as so amended or supplemented.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of this Warrant.

2. Exercise of Warrant.

(a) Exercise. This Warrant may be exercised by the Holder in whole at any time or in part from time to time on or before the Expiration Date by (x) giving a subscription form in the form of Exhibit 1 to this Warrant (duly executed by the Holder) to the Company, (y) making payment, in cash or by certified or official bank check payable to the order of the Company, or by wire transfer of funds to the account of the Company, in any such case, in the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the subscription form by (b) the Purchase Price then in effect and (z) surrendering this Warrant to the Company within three Trading Days after such submission of a subscription form. An exercise of this Warrant shall be deemed to have occurred on the date when the Holder shall have so given the subscription form and made such payment. On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant or Warrants may still be exercised. The subscription form may be surrendered by telephone line facsimile transmission to such telephone number for the Company as shall have been specified in writing to the Holder by the Company; provided, however, that if the subscription form is given to the Company by telephone line facsimile transmission the Holder shall send an original of such subscription form to the Company within ten Business Days after such subscription form is so given to the Company; provided further, however, that any failure or delay on the part of the Holder in giving such original of any subscription form shall not affect the validity or the date on which such subscription form is so given by telephone line facsimile transmission.

(b) Net Exercise. Notwithstanding anything to the contrary contained in Section 2(a), if the Holder shall exercise this Warrant (1) during the period beginning one year after the Issuance Date and at a time when a Registration Statement covering the resale by the Holder of shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant is not effective or is not available for use by the Holder or (2) an Event of Default shall have occurred and be continuing, then in either such case in the preceding clause (1) or (2) the Holder may elect to exercise this Warrant, in whole at any time or in part from time to time, by receiving upon each such exercise a number of shares of Common Stock as determined below, upon submission of the subscription form annexed hereto (duly executed by the Holder) to the Company (followed by surrender of this Warrant to the Company within three Trading Days after such submission of a subscription form), in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y x (A - B)
A
where,

X =	the number of shares of Common Stock to be issued to the Holder
Y =	the number of shares of Common Stock as to which this Warrant is to be exercised

A =	the Current Fair Market Value of one share of Common Stock calculated as of the latest Trading Day immediately preceding the exercise of this Warrant

B =	the Purchase Price

(c) 9.9% Limitation.

(1) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon exercise pursuant to the terms hereof at any time shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Holder (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein (the “Excluded Shares”), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of the Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by the Holder for purposes of determining whether a group exists or for purposes of determining the Holder’s beneficial ownership (the “Aggregation Parties”), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by the Holder or such group of more than 9.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by the Holder as provided herein, the “Restricted Ownership Percentage”). The Holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 10%. If at any time the limits in this Section 2(c) make this Warrant unexercisable in whole or in part, the Company shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter but prior to the Expiration Date upon exercise of this Warrant as and when shares of Common Stock may be issued in compliance with such restrictions.

(2) For purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock at any time the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Company that is later than any such filing referred to in the preceding clause (1) or (3) any other notice by the Company or its transfer agent setting forth the number shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversion or exercise of Common Stock Equivalents by any Person, including the Holder, which are not reflected in the preceding clauses (1) through (3). Upon the written request of the Holder, the Company shall within three Business Days confirm in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including the Warrants, by the Holder or its Affiliates, in each such case subsequent to, the date as of which such number of outstanding shares of Common Stock was reported.

3. Delivery of Stock Certificates, etc., on Exercise. (a) As soon as practicable after the exercise of this Warrant and in any event within three Trading Days thereafter, upon the terms and subject to the conditions of this Warrant, the Company at its expense (including the payment by it of any applicable issue or stamp taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, in such denominations as may be requested by the Holder, which certificate or certificates shall be free of restrictive and trading legends (except to the extent permitted under Section 5(b) of the Note Purchase Agreement), plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Current Fair Market Value of one full share of Common Stock, together with any other stock or Other Securities or any property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 2 or otherwise.  In lieu of delivering physical certificates for the shares of Common Stock or (Other Securities) issuable upon any exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent electronically to transmit such shares of Common Stock (or Other Securities) issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) broker with DTC through its Deposit Withdrawal Agent Commission system (provided that the same time periods herein as for stock certificates shall apply). The Company shall pay any taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock (or Other Securities) or payment of cash upon exercise of this Warrant (other than income taxes imposed on the Holder). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant or payment of cash to any Person other than the Holder, and in case of such transfer or payment the Company shall not be required to deliver any certificate for shares of Common Stock (or Other Securities) upon such exercise or pay any cash until such tax or charge has been paid or it has been established to the Company's reasonable satisfaction that no such tax or charge is due.

(b) If in any case the Company shall fail to issue and deliver or cause to be delivered the shares of Common Stock to the Holder within five Trading Days of a particular exercise of this Warrant, in addition to any other liabilities the Company may have hereunder, under the Note Purchase Agreement and under applicable law, (A) the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure; (B) if as a result of such failure the Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by the Holder or the Holder's securities broker) or borrowing of shares of Common Stock by the Holder for purposes of settling any trade involving a sale of shares of Common Stock made by the Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to the Holder such shares of Common Stock), then, in addition to any amounts payable pursuant to Section 3(a), the Company shall upon demand of the Holder pay to the Holder an amount equal to the actual, direct, demonstrable out-of-pocket damages and liabilities suffered by the Holder by reason thereof which the Holder documents, and (C) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to the Holder of the shares of Common Stock issuable in connection with such exercise of the Holder's right, rescind such exercise and the subscription form relating thereto, in which case the Holder shall thereafter be entitled to exercise that portion of this Warrant as to which such exercise is so rescinded and to exercise its other rights and remedies with respect to such failure by the Company. Notwithstanding the foregoing the Company shall not be liable to the Holder under clauses (A) or (B) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company (it being understood that the action or failure to act of the Company's Transfer Agent shall not be deemed an event outside the control of the Company except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of such Transfer Agent or the bankruptcy, liquidation or reorganization of such Transfer Agent under any bankruptcy, insolvency or other similar law). The Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after the Holder exercises this Warrant if the Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Warrant or otherwise. In the case of the Company’s failure to issue and deliver or cause to be delivered the shares of Common Stock to the Holder within five Trading Days of a particular exercise of this Warrant, the amount payable by the Company pursuant to clause (B) of this Section 3(b) with respect to such exercise shall be reduced by the amount of payments previously paid by the Company to the Holder pursuant to Section 8(a)(4) of the Note Purchase Agreement with respect to such exercise.

4. Adjustment for Dividends in Other Stock, Property, etc.; Reclassification, etc. In case at any time or from time to time on or after the Issuance Date, all holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

(a) other or additional stock, rights, warrants or other securities or property (other than cash) by way of dividend, or

(b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

(c) other or additional stock, rights, warrants or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than (i) additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 6) and (ii) rights or warrants to subscribe for Common Stock at less than the Current Fair Market Value (adjustments in respect of which are provided in Section 7), then and in each such case the Holder, on the exercise hereof as provided in Section 2, shall be entitled to receive the amount of stock, rights, warrants and Other Securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 4) which the Holder would hold on the date of such exercise if on the date of such action specified in the preceding clauses (a) through (c) (or the record date therefor) the Holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date thereof to and including the date of such exercise, retained such shares and all such other or additional stock, rights, warrants and Other Securities and property (including cash in the case referred to in subdivisions (b) and (c) of this Section 4) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 5.

5. Exercise upon a Reorganization Event. In case of any Reorganization Event the Company shall, as a condition precedent to the consummation of the transactions constituting, or announced as, such Reorganization Event, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant (in lieu of the shares of Common Stock of the Company and Other Securities or property purchasable and receivable upon exercise of the rights represented hereby immediately prior to such Reorganization Event) to purchase the kind and amount of shares of stock and Other Securities and property (including cash) receivable upon such Reorganization Event by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such Reorganization Event. Any such provision shall include provisions for adjustments in respect of such shares of stock and Other Securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The provisions of this Section 5 shall apply to successive Reorganization Events.

6. Adjustment for Certain Extraordinary Events. If on or after the Issuance Date the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the Purchase Price in effect immediately prior to such event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 6. The Holder shall thereafter, on the exercise hereof as provided in Section 2, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would be issuable on such exercise immediately prior to such issuance, subdivision or combination, as the case may be, by a fraction of which (i) the numerator is the Purchase Price in effect immediately prior to such issuance and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

7. Issuance of Rights or Warrants to Common Stockholders at less than Current Fair Market Value. If the Company shall on or after the Issuance Date issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Fair Market Value on the record date fixed for the determination of stockholders entitled to receive such rights or warrants, then

(a) the Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect at the opening of business on the day after such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Fair Market Value, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase; and

(b) the number of shares of Common Stock which the Holder may thereafter purchase upon exercise of this Warrant at the opening of business on the day after such record date shall be increased to a number equal to the quotient obtained by dividing (x) the Aggregate Purchase Price in effect immediately prior to such adjustment in the Purchase Price pursuant to clause (a) of this Section 7 by (y) the Purchase Price in effect immediately after such adjustment in the Purchase Price pursuant to clause (a) of this Section 7.

Such adjustment shall become effective immediately after the opening of business on the day following the record date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Purchase Price shall be readjusted to the Purchase Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall be readjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to the number which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed and the number of shares of Common Stock for which this Warrant may thereafter be exercised shall again be adjusted (subject to proportionate adjustment for any intervening exercises of this Warrant) to be the number which would then be in effect if such record date had not been fixed. In determining whether any rights or warrants entitle the Holder to subscribe for or purchase shares of Common Stock at less than such Current Fair Market Value, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors. Notwithstanding the foregoing, if any of the adjustments to the Purchase Price as set forth in this Section 7 will require the Company to seek stockholder approval pursuant to Rule 713 of the AMEX and such stockholder approval has not yet been obtained, then the adjustment shall not take effect until such stockholder approval is obtained. The Company shall use its commercially reasonable best efforts to obtain, as promptly as practicable, but in no event later than 90 days thereafter, the stockholder approval that is necessary under the rules of the AMEX.

8. Adjustment in Connection Sales by a Designated Person. So long as any Note is outstanding, if at any time on or after the Issuance Date any Designated Person, directly or indirectly, sells, transfers or disposes of shares of Common Stock or Common Stock Equivalents other than a Permitted Designated Person Sale and on the Measurement Date for such sale, transfer or disposition the Purchase Price in effect on such Measurement Date is greater than the Computed Market Price on such Measurement Date, then, subject to the next succeeding sentence, the Purchase Price shall be reduced to such Computed Market Price, such adjustment to become effective immediately after the opening of business on the day following the Measurement Date. If a reduction of the Purchase Price to such Computed Market Price pursuant to the immediately preceding sentence would require the Company to seek stockholder approval of the transactions contemplated by the Note Purchase Agreement pursuant to Rule 713 of the AMEX and the Stockholder Approval has not yet been obtained, then the Purchase Price shall be reduced to a price equal to the Conversion Price (as defined in the Note) then in effect until such time as the Stockholder Approval is obtained at which time the Purchase Price shall be reduced to such Computed Market Price. The Company shall inform the Holder immediately by phone and electronic transmission upon becoming aware of any sale, transfer or disposition of any shares of Common Stock or Common Stock Equivalents by any Designated Person and will follow up with formal written notice to the Holder pursuant to Section 23.

9. Effect of Reclassification, Consolidation, Merger or Sale.

(a) If any of the following events occur, namely:

(i)  any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

(ii)  any consolidation, merger statutory exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

(iii)  any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(x)  this Warrant shall thereafter entitle the Holder to purchase the kind and amount of shares of stock and Other Securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon exercise of this Warrant (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to exercise this Warrant) immediately prior to such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, combination, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 8 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares),

(y) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Warrant and the Note Purchase Agreement and

(z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and Other Securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

Such written agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. If, in the case of any such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, the stock or other securities or other property or assets receivable thereupon by a holder of shares of Common Stock includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such reclassification, change, consolidation, merger, statutory exchange, combination, sale or conveyance, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b) The above provisions of this Section 9 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

(c) If this Section 9 applies to any event or occurrence, Section 5 shall not apply.

10. Tax Adjustments. The Company may make such reductions in the Purchase Price, in addition to those required by Sections 4, 5, 6, 7 and 8 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

11. Minimum Adjustment. (a) No adjustment in the Purchase Price (and no related adjustment in the number of shares of Common Stock which may thereafter be purchased upon exercise of this Warrant) shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All such calculations under this Warrant shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

(b) No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

12. Notice of Adjustments. Whenever the Purchase Price is adjusted as herein provided, the Company shall promptly, but in no event later than five Trading Days thereafter, give a notice to the Holder setting forth the Purchase Price and number of shares of Common Stock which may be purchased upon exercise of this Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment but which such statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

13. Further Assurances. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.

14. Notice to Holder Prior to Certain Actions. In case on or after the Issuance Date:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

(b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) the Board of Directors shall authorize any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

(d) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give the Holder, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Company gives such notice to the Holder or is required to give such notice to the Holder, the Holder shall be entitled to give a subscription form to exercise this Warrant in whole or in part that is contingent on the completion of such action.

15. Reservation of Stock, etc., Issuable on Exercise of Warrants. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of all other Common Stock Equivalents from time to time outstanding (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.

16. Transfer of Warrant. This Warrant shall inure to the benefit of the successors to and assigns of the Holder. This Warrant and all rights hereunder, in whole or in part, are registrable at the office or agency of the Company referred to below by the Holder in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed accompanied by an assignment form in the form attached to this Warrant, or other customary form, duly executed by the transferring Holder.

17. Register of Warrants. The Company shall maintain, at the principal office of the Company (or such other office as it may designate by notice to the Holder), a register in which the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Company shall be entitled to treat the Person in whose name this Warrant is so registered as the sole and absolute owner of this Warrant for all purposes.

18. Exchange of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 16, for one or more new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

19. Replacement of Warrant. On receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (a) in the case of loss, theft or destruction, of indemnity from the Holder reasonably satisfactory in form to the Company (and without the requirement to post any bond or other security), or (b) in the case of mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver to the Holder a new Warrant of like tenor without charge to the Holder.

20. Warrant Agent. The Company may, by written notice to the Holder, appoint the transfer agent and registrar for the Common Stock as the Company's agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 2, and the Company may, by written notice to the Holder, appoint an agent having an office in the United States of America for the purpose of exchanging this Warrant pursuant to Section 18, and replacing this Warrant pursuant to Section 19, or any of the foregoing, and thereafter any such exchange or replacement, as the case may be, shall be made at such office by such agent.

21. Remedies.  The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced (x) by a decree for the specific performance of any agreement contained herein, including, without limitation, a decree for issuance of the shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant or (y) by an injunction against a violation of any of the terms hereof or (z) otherwise.

22. No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Common Stock (or Other Securities) purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

23. Notices, etc. All notices and other communications from the Company to the Holder shall be in writing and delivered personally, by confirmed facsimile, by a nationally recognized overnight courier service or mailed by first class certified mail, postage prepaid, at such facsimile telephone number or address as may have been furnished to the Company in writing by the Holder or at such facsimile telephone number or the address shown for the Holder on the register of Warrants referred to in Section 17.

24. Transfer Restrictions. This Warrant has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Warrant may not be transferred prior to the end of the holding period applicable to sales hereof under Rule 144(k) unless (1) the transferee is an “accredited investor” (as defined in Regulation D under the 1933 Act) and (2) the Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that this Warrant may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Company that such transferee has requested and received from the Company all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Company concerning the foregoing and has had the opportunity to obtain and review the Registration Statement and the prospectus related thereto, each as amended or supplemented to the date of transfer to such transferee, and the reports and other information concerning the Company which at the time of such transfer have been filed by the Company with the SEC pursuant to the 1934 Act and which are incorporated by reference in such prospectus as of the date of such transfer. If such transfer is intended to assign the rights and obligations of the Holder under Section 5,8,9 and 10 of the Note Purchase Agreement, such transfer shall otherwise be made in compliance with the applicable provisions of the Note Purchase Agreement.

25. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales hereof under Rule 144(k) under the 1933 Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holder and the holder of any shares of Common Stock issued upon exercise of this Warrant which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of this Warrant from the Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of the Holder and it will take such further action as the Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell this Warrant without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of the Holder, the Company will deliver to the Holder a written statement as to whether it has complied with such requirements.

26. Legend. The provisions of Section 5(b) of the Note Purchase Agreement and the related definitions of capitalized terms used therein and defined in the Note Purchase Agreement are by this reference incorporated herein as if set forth in full at this place.

27. Amendment; Waiver. (a) This Warrant and any terms hereof may be changed, modified or amended only by an instrument in writing signed by the party against which enforcement of such change, modification or amendment is sought. Notwithstanding anything to the contrary contained herein, no amendment or waiver shall increase or eliminate the Restricted Ownership Percentage, whether permanently or temporarily, unless, in addition to complying with the other requirements of this Warrant, such amendment or waiver shall have been approved in accordance with the General Corporation Law of the State of Delaware and the Company's By-laws by holders of the outstanding shares of Common Stock entitled to vote at a meeting or by written consent in lieu of such meeting.

(b) Any term or condition of this Warrant may be waived by the Holder or Company at any time if the waiving party is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Warrant, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Warrant on any future occasion.

28. Miscellaneous. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of New York. The headings, captions and footers in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

29. Attorneys' Fees. In any litigation, arbitration or court proceeding between the Company and Holder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on its behalf by one of its officers thereunto duly authorized.

EMAGIN CORPORATION

Date: July 21, 2006	By:	/s/ Gary W. Jones
Name: Gary W. Jones
Title: Chief Executive Officer

ASSIGNMENT

For value                                 hereby sell(s), assign(s) and transfer(s) unto                                 (Please insert social security or other Taxpayer Identification Number of assignee:                                ) the attached original, executed Warrant to purchase                           share of Common Stock of eMagin Corporation, a Delaware corporation (the “Company”), and hereby irrevocably constitutes and appoints                                 attorney to transfer the Warrant on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Warrant within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the 1933 Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the 1933 Act), the undersigned confirms that such Warrant is being transferred:

[ ] To the Company or a Subsidiary; or

[ ] To an “accredited investor” (as defined in Regulation D under the 1933 Act) pursuant to and in compliance with the 1933 Act; or

[ ] Pursuant to and in compliance with Rule 144 under the 1933 Act;

and unless the box below is checked, the undersigned confirms that, to the knowledge of the undersigned, such Warrant is not being transferred to an “affiliate” (as defined in Rule 144 under the 1933 Act) of the Company.

[ ] The transferee is an affiliate of the Company.

Capitalized terms used in this Assignment and not defined in this Assignment shall have the respective meanings provided in the Warrant.

Dated: ____________________________________	NAME:____________________________________________

____________________________________________________________
Signature(s)

Exhibit 1

FORM OF SUBSCRIPTION

EMAGIN CORPORATION

(To be signed only on exercise of Warrant)

TO:	eMagin Corporation
10500 N.E. 8th Street, Suite 1400
Bellevue, WA 98004

Attention: Chief Financial Officer

Facsimile No.: (425) 749-3601

1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to                              shares (the “Exercise Shares”) of Common Stock, as defined in the Warrant, of eMagin Corporation, a Delaware corporation (the “Company”).

2. The undersigned Holder (check one):

❑    (a) elects to pay the Aggregate Purchase Price for such shares of Common Stock (i) in lawful money of the United States or by the enclosed certified or official bank check payable in United States dollars to the order of the Company in the amount of $                          , or (ii) by wire transfer of United States funds to the account of the Company in the amount of $                            , which transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company;

or

❑    (b) elects to receive shares of Common Stock having a value equal to the value of the Warrant calculated in accordance with Section 2(b) of the Warrant.

3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned or in such other name(s) as is specified below:

Name:_________________________________________________________________

Address_______________________________________________________________

Social Security or Tax Identification Number (if any):

____________________________________________________________

Dated:                                                        ________________________________________________________
(Signature must conform to name of Holder as  specified on the face of the Warrant)

________________________________________________________
(Address)